SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            FORT HOWARD CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                               [FORT HOWARD LOGO]
                                                                    July 2, 1997

Dear Fort Howard Corporation Stockholder,

     You are cordially invited to attend our special meeting of stockholders on Tuesday, August 12, 1997, at The Metropolitan Club, 66th Floor, Sears Tower, 233 South Wacker Drive, Chicago, Illinois, at 11:00 a.m., local time.

     At the special meeting, you will vote on a proposal to approve the "merger-of-equals" between Fort Howard and James River Corporation of Virginia. As a result of the proposed merger, you and the shareholders of James River will become the owners of a combined company, renamed Fort James Corporation. I will be the President and Chief Operating Officer of Fort James, and the directors and management will come from both companies.

     In the merger, each outstanding share of Fort Howard common stock will be converted into the right to receive 1.375 shares of James River common stock and the corresponding percentage of a related preferred share purchase right. Based on the capitalization of Fort Howard and James River as of the date of the merger agreement, Fort Howard stockholders would have received approximately 50% of the total voting power of the combined company if the merger had been consummated on that date. This document provides detailed information about the merger. I encourage you to read it thoroughly.

     Your Board of Directors believes that the merger with James River will create a preeminent worldwide consumer products company and will provide significant benefits to Fort Howard's stockholders, customers and employees. By combining Fort Howard's low-cost manufacturing capabilities and world-class technology with James River's strong marketing capabilities, brands and global reach, the combined company will be better positioned to capitalize on growth opportunities in the worldwide tissue industry. Fort James intends to reduce expenses and increase efficiency by combining complementary technologies, optimizing product manufacturing and logistics across combined systems, increasing purchasing efficiencies, eliminating redundant overhead costs, consolidating work forces where duplication exists and improving product quality and productivity. Fort James is expected to recognize cost savings of at least $150 million in 1998, increasing to more than $200 million per year over time.

     FORT HOWARD'S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO YOU AND IN YOUR BEST INTERESTS. THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AGREEMENT.

     Because of the significance of the merger, your participation in the special meeting, in person or by proxy, is especially important. We urge you to mark, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope to ensure that your shares of common stock will be represented at the special meeting.

     Thank you and we look forward to seeing you at the special meeting.

                                             Sincerely,

                                             /s/ MICHAEL T. RIORDAN

                                             Michael T. Riordan
                                             Chairman, President and
                                               Chief Executive Officer

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE MERGER DESCRIBED IN THIS JOINT PROXY STATEMENT-PROSPECTUS OR THE JAMES RIVER COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER, NOR HAVE THEY DETERMINED IF THIS JOINT PROXY STATEMENT-PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The Joint Proxy Statement-Prospectus is dated June 26, 1997 and is first being mailed to stockholders on or about July 2, 1997

                            FORT HOWARD CORPORATION
                              1919 SOUTH BROADWAY
                           GREEN BAY, WISCONSIN 54304

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Fort Howard Corporation:

     A Special Meeting of Stockholders of Fort Howard Corporation, a Delaware corporation ("Fort Howard"), will be held on Tuesday, August 12, 1997, at 11:00 a.m., local time, at The Metropolitan Club, 66th Floor, Sears Tower, 233 South Wacker Drive, Chicago, Illinois (the "Fort Howard Special Meeting"), to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 4, 1997, by and among Fort Howard, James River Corporation of Virginia, a Virginia corporation ("James River"), and James River Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of James River ("Merger Sub"), a copy of which is attached as Appendix A to the Joint Proxy Statement-Prospectus that accompanies this notice. The Merger Agreement provides for the merger of Merger Sub with and into Fort Howard (the "Merger"). If the Merger Agreement is adopted and the Merger is consummated, (i) each issued and outstanding share of Fort Howard common stock, par value $.01 per share ("Fort Howard Common Shares"), other than certain shares owned by Fort Howard and James River, will be converted into the right to receive 1.375 shares of James River common stock, par value $.10 per share ("James River Common Shares") and the corresponding percentage of a preferred share purchase right, and (ii) at the effective time of the Merger, James River's name will be changed to Fort James Corporation.

     Holders of record of Fort Howard Common Shares at the close of business on June 30, 1997 (the "Record Date") will be entitled to vote at the Fort Howard Special Meeting or any adjournments or postponements thereof. On the Record Date, there were 76,150,854 Fort Howard Common Shares outstanding (excluding treasury shares), each of which is entitled to one vote with respect to each matter to be voted on at the Fort Howard Special Meeting.

     THE BOARD OF DIRECTORS OF FORT HOWARD HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF FORT HOWARD, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO ADOPT THE MERGER AGREEMENT AT THE FORT HOWARD SPECIAL MEETING.

     The affirmative vote of a majority of the shares of Fort Howard Common Shares outstanding on the Fort Howard Special Meeting Record Date is required to adopt the Merger Agreement. Detailed information concerning the Merger Agreement and the Merger is contained in the attached Joint Proxy Statement-Prospectus which you are urged to read carefully.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE FORT HOWARD SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. A STOCKHOLDER WHO EXECUTES A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE CORPORATE SECRETARY OF FORT HOWARD, BY SUBSEQUENTLY FILING ANOTHER PROXY OR BY ATTENDING THE FORT HOWARD SPECIAL MEETING AND VOTING IN PERSON. STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WHEN RETURNING THEIR PROXIES. IF THE MERGER AGREEMENT IS ADOPTED AND THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE NOTIFIED AND FURNISHED INSTRUCTIONS ON HOW AND WHEN TO SURRENDER THEIR STOCK CERTIFICATES.

     THE BOARD OF DIRECTORS OF FORT HOWARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO ADOPT THE MERGER AGREEMENT AT THE FORT HOWARD SPECIAL MEETING.

                                             By Order of the Board of Directors

           Green Bay, Wisconsin
              July 2, 1997                   /s/ JAMES W. NELLEN II

                                             James W. Nellen II
                                             Vice President and Secretary

                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                   HOLDERS OF FORT HOWARD COMMON STOCK SHOULD
              NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
SUMMARY.................................................................................................        1

THE PROPOSED MERGER.....................................................................................       12
  Background of the Merger..............................................................................       12
  Reasons for the Merger; Recommendations of the Boards of Directors....................................       15
  Opinions of James River's Financial Advisors..........................................................       17
  Opinion of Fort Howard's Financial Advisor............................................................       22
  Agreements with Certain Fort Howard Stockholders......................................................       25
  Material Federal Income Tax Consequences..............................................................       26
  Accounting Treatment..................................................................................       27
  HSR Act and Other Regulatory Approvals................................................................       28
  No Appraisal Rights...................................................................................       29
  Cautionary Statement Concerning Forward-Looking Statements............................................       29
  Restrictions on Resales by Affiliates.................................................................       30
  Fort James Financing..................................................................................       30

MARKET PRICES AND DIVIDENDS.............................................................................       31

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION............................................       32

INTERESTS OF CERTAIN PERSONS IN THE MERGER..............................................................       42
  Interests of Certain Fort Howard Stockholders.........................................................       42
     The Stockholders Agreement.........................................................................       42
     The Registration Rights Agreement..................................................................       42
     Relationships with MS&Co. and its Affiliates.......................................................       43
  Outstanding Equity-Based Compensation Awards..........................................................       43
  Employment Agreement of James River Chairman and Chief Executive Officer..............................       43
  Employment Agreement of Fort Howard Chairman and Chief Executive Officer..............................       44
  Arrangements with Other Executive Officers............................................................       45
  Indemnification and Insurance.........................................................................       46

DIRECTORS AND MANAGEMENT OF FORT JAMES FOLLOWING THE MERGER.............................................       47
  Directors.............................................................................................       47
  Senior Executives of Fort James Following the Merger..................................................       47

DIRECTORS AND EXECUTIVE OFFICERS; EXECUTIVE COMPENSATION; STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
  OFFICERS AND PRINCIPAL SHAREHOLDERS...................................................................       48

THE FORT HOWARD SPECIAL MEETING.........................................................................       48
  General...............................................................................................       48
  Matters to be Considered and Acted Upon...............................................................       49
  Date, Place and Time..................................................................................       49
  Record Date...........................................................................................       49
  Votes Required for Approval...........................................................................       49
  Voting and Revocation of Proxies......................................................................       49
  Solicitation of Proxies...............................................................................       50

THE JAMES RIVER SPECIAL MEETING.........................................................................       50
  General...............................................................................................       50
  Matters to be Considered and Acted Upon...............................................................       50
  Date, Place and Time..................................................................................       52
  Record Date...........................................................................................       52
  Votes Required for Approval...........................................................................       52
  Voting and Revocation of Proxies......................................................................       52
  Solicitation of Proxies...............................................................................       53

                                                                                                             PAGE
                                                                                                             ----
THE MERGER AGREEMENT....................................................................................       53
  Terms of the Merger...................................................................................       53
  Effective Time........................................................................................       54
  Exchange of Shares....................................................................................       55
  Fort James Following the Merger.......................................................................       56
  Representations and Warranties........................................................................       56
  Certain Covenants.....................................................................................       56
  Conditions to the Merger..............................................................................       58
  Governmental Approvals................................................................................       59
  Limitation on Negotiations............................................................................       59
  Amendment; Waiver.....................................................................................       60
  Termination of the Merger Agreement; Termination Fees.................................................       60

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS OF FORT HOWARD AND JAMES RIVER............................       61
  Authorized Capital Stock..............................................................................       61
  Shareholder Voting Requirements.......................................................................       61
  Directors.............................................................................................       62
  Shareholder Proposals and Nominations.................................................................       62
  Amendment of Bylaws...................................................................................       63
  Business Combination Statutes.........................................................................       63
  Limitation on Director Liability......................................................................       63
  Indemnification.......................................................................................       64
  Rights Agreement......................................................................................       64

EXPERTS.................................................................................................       66

LEGAL MATTERS...........................................................................................       66

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS..............................................................       66

WHERE YOU CAN FIND MORE INFORMATION.....................................................................       68

INDEX OF DEFINED TERMS..................................................................................       70

Appendix A:  Agreement and Plan of Merger, dated as of May 4, 1997, by and among James River Corporation of Virginia, James River Delaware, Inc. and
             Fort Howard Corporation....................................................................      A-1

Appendix B:  Proposed Amendments to James River Corporation of Virginia Amended and Restated Articles of
             Incorporation..............................................................................      B-1

Appendix C:  Proposed Amendments to James River Corporation of Virginia Bylaws..........................      C-1

Appendix D:  Proposed Amendments to James River Corporation of Virginia 1996 Stock Incentive Plan.......      D-1

Appendix E:  Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated..............................      E-1

Appendix F:  Opinion of Salomon Brothers Inc............................................................      F-1

Appendix G:  Opinion of Morgan Stanley & Co. Incorporated...............................................      G-1

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE MERGER, AND FOR A MORE COMPLETE UNDERSTANDING OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, AS WELL AS THOSE ADDITIONAL DOCUMENTS TO WHICH WE REFER YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION." (PAGE 68).

Q: WHY IS FORT HOWARD MERGING WITH JAMES RIVER?

A: James River's and Fort Howard's Boards believe that the merger will create a preeminent worldwide consumer products company and will provide significant benefits to the two companies' shareholders, customers and employees. By combining Fort Howard's low-cost manufacturing capabilities and proprietary technology with James River's strong marketing capabilities, brands and global reach, Fort James Corporation (the new name of the combined company after the merger) will be better positioned to capitalize on growth opportunities in the worldwide tissue industry. Fort James intends to reduce expenses and increase efficiency by combining complementary technologies, optimizing product manufacturing and logistics across combined systems, increasing purchasing efficiencies, eliminating redundant overhead costs, consolidating work forces where duplication exists and improving product quality and productivity. Fort James is expected to recognize cost savings of at least $150 million in 1998, increasing to more than $200 million per year over time.

Q: WHAT WILL FORT HOWARD STOCKHOLDERS RECEIVE FOR THEIR FORT HOWARD SHARES?

A: Fort Howard stockholders will receive 1.375 James River common shares (including the corresponding percentage of a preferred share purchase right) in exchange for each of their Fort Howard common shares. This exchange ratio will not change, even if the market price of James River or Fort Howard shares increases or decreases between now and the date the merger is completed.

     James River will not issue fractional shares in the merger. As a result, the total number of James River common shares that you will receive in the merger if you are a Fort Howard stockholder will be rounded down to the nearest whole number, and you will receive a cash payment for the value of the remaining fraction of a James River common share based on the market value on a date close to the date the merger occurs.

     EXAMPLES:
     (BULLET) IF YOU CURRENTLY OWN 1,000 FORT HOWARD COMMON SHARES, THEN AFTER
              THE MERGER YOU WILL RECEIVE 1,375 JAMES RIVER COMMON SHARES.

     (BULLET) IF YOU CURRENTLY OWN 1 FORT HOWARD COMMON SHARE, THEN AFTER THE
              MERGER YOU WILL RECEIVE 1 JAMES RIVER COMMON SHARE AND A CHECK FOR THE MARKET VALUE OF THE .375 FRACTIONAL SHARE.

Q: WILL JAMES RIVER SHAREHOLDERS RECEIVE ANY SHARES AS A RESULT OF THE MERGER?

A: No. James River shareholders will continue to hold the James River shares they currently own. After the merger, these shares will represent an ownership interest in the combined businesses of James River and Fort Howard.

Q: WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, sign it and mail it in the enclosed return envelope as soon as possible so that your shares can be voted at the August 12, 1997 James River shareholder meeting (if you are a James River shareholder) or at the August 12, 1997 Fort Howard stockholder meeting (if you are a Fort Howard stockholder).

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares following the directions received by your broker. Your broker will not be able to vote your shares without instructions from you.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the applicable shareholder meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the appropriate Corporate Secretary (to James River at the address on page 53 if you are a James River shareholder, or to Fort Howard at the address on page 49 if you are a Fort Howard stockholder). Third, you can attend your shareholder meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q: SHOULD FORT HOWARD STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A: No. If you are a Fort Howard stockholder, after the merger is completed you will receive written instructions for exchanging your Fort Howard common shares for James River common shares (and your cash payment in lieu of any fraction of a James River common share).

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as soon as possible. In addition to shareholder approvals, we must also obtain certain regulatory approvals. We hope to complete the merger as soon as possible following the James River and Fort Howard shareholder meetings.

Q: WHAT HAPPENS TO MY DIVIDENDS?

A: We expect no changes in our dividend policies before the merger. After the merger, we expect Fort James' initial annualized dividend rate to be $.60 per Fort James common share, the same dividend rate that James River has paid since 1989.

WHO CAN HELP ANSWER QUESTIONS?

If you have more questions about the merger you should contact:

     JAMES RIVER SHAREHOLDERS
James River Corporation of Virginia
Investor Relations Department
120 Tredegar Street
Richmond, Virginia 23219
Telephone: (888) 649-4362 (toll free)
Fax:       (804) 649-4317

     FORT HOWARD STOCKHOLDERS
Fort Howard Corporation
Stockholder Relations
1919 South Broadway
Green Bay, Wisconsin 54304
Telephone: (800) 558-3564
           (414) 435-8821 ext. 2249
Fax:       (414) 498-3225

                                 THE COMPANIES

JAMES RIVER CORPORATION OF VIRGINIA

120 Tredegar Street
Richmond, Virginia 23219
Tel.: (804) 644-5411

     James River Corporation of Virginia ("James River") was founded in 1969 and is incorporated in the Commonwealth of Virginia. James River is a marketer and manufacturer of consumer products, including towel and tissue and disposable food and beverage service products, as well as packaging, including folding cartons and foodservice products. James River also manufactures and markets communications papers, including business papers and specialty papers. James River's principal brands include Quilted Northern bathroom tissue, Brawny paper towels, Vanity Fair napkins, Dixie cups and plates in North America, and Lotus bathroom tissue, towels and facial tissue in Europe. James River is one of the industry leaders in sales of tissue products within the United States and Europe. James River is also an industry leader in sales of disposable foodservice items. During its twenty-eight year history, James River has pursued a strategy of internal growth and acquisition which has allowed the Company to significantly expand its business and broaden its product lines.

FORT HOWARD CORPORATION

1919 South Broadway
Green Bay, Wisconsin 54304
Tel.: (414) 435-8821

     Founded in 1919, Fort Howard Corporation ("Fort Howard") is a leading manufacturer, converter and marketer of sanitary tissue products, including specialty dryform products, in the United States and the United Kingdom. Its principal products, which are sold in the commercial (away-from-home) and consumer (at-home) marketplace, include paper towels, bath tissue, table napkins, wipers and facial tissue manufactured from virtually 100% recycled fibers. Fort Howard is a leading supplier of tissue products for domestic commercial customers and has focused approximately 60% of its domestic capacity in this area. For domestic consumer applications, Fort Howard's principal brands include Mardi Gras printed napkins and paper towels, Soft'n Gentle bath and facial tissue, So-Dri paper towels, and Green Forest, a leading domestic line of environmentally positioned, recycled tissue paper products. Fort Howard also manufactures and distributes its products in the United Kingdom.

                      REASONS FOR THE MERGER (SEE PAGE 15)

     The James River Board and the Fort Howard Board believe that by combining Fort Howard's low cost manufacturing capabilities and proprietary technology with James River's strong marketing capabilities, brands and global reach, the combined company will be better positioned to capitalize on growth opportunities in the worldwide tissue industry than either company would be alone. The combined company, which will be renamed "Fort James Corporation" ("Fort James"), intends to reduce expenses and increase efficiency by combining complementary technologies, optimizing product manufacturing and logistics across combined systems, increasing purchasing efficiencies, eliminating redundant overhead costs, consolidating work forces where duplication exists and increasing product quality and productivity. Fort James is expected to recognize cost savings of at least $150 million in 1998, increasing to more than $200 million per year over time.

     While each company has an inherently strong growth base, we expect the combination to provide enhanced growth opportunities. A portion of the expected savings resulting from the merger will be reinvested in Fort James' brands in order to accelerate revenue growth. The combined company will have an improved geographic balance in North America, facilitating acceleration of Fort Howard's efforts with recycled tissue products in the western part of North America. The financial strength of the combined company should also permit more rapid expansion in selected European and other international markets.

     In approving the merger, the James River Board and the Fort Howard Board recognized that there are risks relating to the merger. In considering whether to approve the proposals submitted to them, the shareholders of James River and Fort Howard should consider that:

     (Bullet) the exchange ratio of 1.375 James River common shares for each
              Fort Howard common share will not be adjusted in the event of any increase or decrease in the price of either company's shares;
                                       3

     (Bullet) there is a risk that the operations of James River and Fort Howard will not be integrated successfully or in a timely manner and that the desired level of cost savings and efficiencies will not be achieved (see "THE PROPOSED MERGER -- Reasons for the Merger; Recommendations of the Boards of Directors");

     (Bullet) Fort James will have an increased leverage ratio and less shareholders' equity than James River on a stand-alone basis (see "THE PROPOSED MERGER -- Reasons for the Merger; Recommendations of the Boards of Directors" and "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION");

     (Bullet) the amount of the restructuring charge to be taken by James River in connection with the merger is not estimable at this time; such charge will reduce net income for the period in which it is taken and will also reduce shareholders' equity (see "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION"); and

     (Bullet) the consummation of the merger is conditioned upon the receipt of approvals from certain governmental entities that could seek, among other things, divestiture of certain product lines or assets by the combined company (see "THE PROPOSED MERGER -- HSR Act and Other Regulatory Approvals").

     Our Boards of Directors believe that the merger is in the best interests of their respective company's shareholders and that the strong management team drawn from both companies will work quickly to achieve the targeted cost savings, realize growth opportunities and continue to reduce debt.

                 RECOMMENDATIONS TO SHAREHOLDERS (SEE PAGE 16)

     FORT HOWARD: Fort Howard's Board has unanimously approved the merger and the merger agreement. The Fort Howard Board unanimously recommends that Fort Howard stockholders vote FOR the proposal to approve the merger agreement, under which a wholly owned subsidiary of James River will be merged with Fort Howard.

     JAMES RIVER: James River's Board has unanimously approved the merger and the merger agreement. The James River Board unanimously recommends that James River shareholders vote FOR the proposals submitted for James River shareholder approval in connection with the merger.

                            THE MERGER (SEE PAGE 12)

     The merger agreement, which is the legal document that governs the merger, is attached as Appendix A to this Joint Proxy Statement-Prospectus. We encourage you to read the merger agreement carefully.

AGREEMENTS WITH CERTAIN FORT HOWARD STOCKHOLDERS (SEE PAGE 25)

     Several Fort Howard stockholders have entered into separate agreements with James River under which they have agreed to vote all of the Fort Howard common shares beneficially owned by them on the record date for the Fort Howard special meeting in favor of the merger and the merger agreement.

     As of the record date for the Fort Howard special meeting, these supporting stockholders beneficially owned 20,055,299 Fort Howard common shares that are subject to the support agreements, or approximately 26% of the Fort Howard common shares entitled to vote at the meeting. At least a majority of the votes entitled to be cast at the Fort Howard special meeting is required to approve the merger agreement.

CONDITIONS TO THE MERGER (SEE PAGE 58)

     The completion of the merger depends upon the satisfaction of a number of conditions, including:

     (Bullet) the continued accuracy of each party's representations and warranties;

     (Bullet) the performance by each party of its obligations under the merger agreement;

     (Bullet) Fort Howard stockholder approval of the merger agreement;

     (Bullet) James River shareholder approval of the issuance of James River common shares in the merger, the proposed amendments to James River's articles of incorporation and bylaws, and a proposal to amend James River's stock incentive plan;

     (Bullet) clearance under certain antitrust laws;

     (Bullet) receipt of legal opinions as to the tax-free nature of the merger;
              and

     (Bullet) receipt of opinions from James River's and Fort Howard's independent accountants that the merger will qualify for pooling of interests accounting treatment.
                                       4

     Some of the conditions to the merger may be waived by the appropriate party. Conditions that cannot be waived include the required Fort Howard and James River shareholder approvals and clearance under certain antitrust laws.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 60)

     We can agree to terminate the merger agreement without completing the merger, and either of us can unilaterally terminate the merger agreement under various circumstances, including if (1) the merger is not completed by December 31, 1997 (which date may be extended under specified circumstances for up to sixty days), for instance because the conditions summarized above are not met,
(2) the required Fort Howard and James River shareholder approvals are not received or (3) a court or other governmental authority prohibits the merger.

TERMINATION FEES (SEE PAGE 60)

     Fort Howard has agreed to pay James River a $95 million termination fee if Fort Howard terminates the merger agreement because the merger has not occurred by December 31, 1997, or because the Fort Howard stockholders failed to approve the merger agreement, and if (1) prior to the Fort Howard stockholder vote, a third party had proposed to enter into a "competing transaction" with Fort Howard and (2) within one year of terminating the merger agreement, Fort Howard enters into a merger agreement or similar agreement with a third party (for the sale of Fort Howard or a majority of its assets or voting securities or a merger resulting in the Fort Howard stockholders owning less than 60% of the surviving entity's voting securities) or a third party acquires more than 50% of the Fort Howard voting securities.

     James River has agreed to pay Fort Howard a $95 million termination fee if James River terminates the merger agreement under similar circumstances relating to James River.

DIRECTORS AND MANAGEMENT OF FORT JAMES FOLLOWING THE MERGER (SEE PAGE 47)

     Upon completion of the merger, the Fort James Board will include the eleven individuals currently serving on James River's Board of Directors. In addition, Fort Howard's current Chairman and Chief Executive Officer, two individuals designated by Morgan Stanley Group Inc. who are currently directors on Fort Howard's Board and an outside director of Fort Howard will join the Fort James Board.

     James River's Chairman and Chief Executive Officer will hold the same positions with Fort James following the merger, and Fort Howard's Chairman and Chief Executive Officer will become Fort James' President and Chief Operating Officer. The remainder of the senior management team of Fort James will be made up of individuals who currently hold senior executive positions in James River or Fort Howard.

FINANCING (SEE PAGE 30)

     In connection with the merger, James River will arrange a new $2.5 billion bank credit facility to replace certain existing James River and Fort Howard bank credit facilities. See "THE PROPOSED MERGER -- Fort James Financing."

REGULATORY APPROVALS (SEE PAGE 28)

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prohibits James River and Fort Howard from completing the merger until we have furnished certain information to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission, and a required waiting period has expired or been terminated. On May 9, 1997, James River and Fort Howard filed Premerger Notification and Report Forms with these agencies. On June 6, 1997, James River and Fort Howard received a request for additional information and other documentary material from the Antitrust Division. James River and Fort Howard intend to submit their responses to the second request in early July.

     The merger is also subject to the competition laws of the United Kingdom, which has pre-closing notification and review procedures. On June 3, 1997, the parties filed a notification with the U.K. Office of Fair Trading. On May 30, 1997, James River and Fort Howard sought confirmation from the Irish Minister for Enterprise and Employment that the merger is not subject to certain approvals by Irish authorities.

SHAREHOLDER MEETINGS AND APPROVALS (SEE PAGES 48 AND 50)

     FORT HOWARD. The special meeting of Fort Howard stockholders called in connection with the merger will be held at 11:00 a.m., local time, on Tuesday, August 12, 1997, at The Metropolitan Club, 66th Floor, Sears Tower, 233 South Wacker Drive, Chicago, Illinois (the "Fort Howard Special Meeting"). The record date for determining the holders of Fort Howard common shares who are entitled to vote at the Fort Howard Special Meeting is the
                                       5
close of business on June 30, 1997. At the Fort Howard Special Meeting, stockholders will be asked to consider and vote upon a proposal to approve the merger agreement.

     JAMES RIVER. The special meeting of James River shareholders called in connection with the merger will be held at 11:00 a.m., local time, on Tuesday, August 12, 1997, at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois (the "James River Special Meeting"). The record date for determining the holders of James River common shares and depositary shares representing interests in James River's Series P 9% Convertible Preferred Stock who are entitled to vote at the James River Special Meeting is the close of business on June 30, 1997. At the James River Special Meeting, shareholders will be asked to consider and vote upon four proposals:

     (Bullet) to approve the issuance of James River common shares in the merger;

     (Bullet) to amend James River's articles of incorporation to increase to 500 million the total number of common shares that James River is authorized to issue and to change James River's corporate name to "Fort James Corporation" upon completion of the merger;

     (Bullet) to amend James River's bylaws to increase the number of directors on the James River Board to fifteen; and

     (Bullet) to amend James River's stock incentive plan, subject to the merger being completed, so that an additional eight million common shares are available for issuance under the plan and to provide for performance-based awards under such plan.

     Each proposal will be voted upon separately by shareholders; however, the merger will not be completed and the other actions contemplated in the proposals will not be effected unless all of the proposals are approved by the required vote of James River shareholders.

SECURITY OWNERSHIP OF MANAGEMENT AND THEIR AFFILIATES

     As of June 18, 1997, the directors and executive officers of James River and their affiliates beneficially owned approximately 1.8% of the outstanding voting shares of James River entitled to vote at the James River Special Meeting. The proposed amendments to James River's articles of incorporation must be approved by the holders of a majority of the votes entitled to be cast at the James River Special Meeting. The issuance of shares in the merger with Fort Howard, and the proposed amendments to the James River bylaws and James River's stock incentive plan must be approved by a majority of the votes cast at the James River Special Meeting.

     As of June 24, 1997, the directors and executive officers of Fort Howard beneficially owned approximately 1.9% of the outstanding voting shares of Fort Howard entitled to vote at the Fort Howard Special Meeting. In addition, certain supporting stockholders beneficially own approximately 26% of the outstanding voting shares of Fort Howard entitled to vote at the Fort Howard Special Meeting, and have agreed to vote these shares in favor of the merger and the merger agreement. The proposal to approve the merger agreement must be approved by the holders of a majority of the votes entitled to be cast at the Fort Howard Special Meeting.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGES 17 AND 22)

     In deciding to approve the merger, among the factors that the James River Board considered were the opinions of its financial advisors, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc, that as of May 4, 1997, the exchange ratio of 1.375 shares of common stock, par value $.10 per share ("James River Common Shares"), of James River for each share of common stock, par value $.01 per share ("Fort Howard Common Shares"), of Fort Howard (the "Exchange Ratio") was fair, from a financial point of view, to James River. The full texts of Merrill Lynch's written opinion and Salomon Brothers' written opinion, each dated May 4, 1997, describe the bases on which these firms rendered their opinions and are attached to this document as Appendices E and F, respectively. We encourage you to read these opinions in their entirety and to consider them carefully.

     Similarly, in deciding to approve the merger, one of the factors that the Fort Howard Board considered was the opinion of its financial advisor, Morgan Stanley & Co. Incorporated, that the Exchange Ratio was fair, from a financial point of view, to the holders of Fort Howard common shares. The full text of Morgan Stanley and Co. Incorporated's written opinion, dated May 4, 1997, describes the basis on which Morgan Stanley and Co. Incorporated's rendered its opinion and is attached to this document as Appendix G. We encourage you to read Morgan Stanley and Co. Incorporated's opinion in its entirety and to consider it carefully.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 26)

     The merger is expected to be tax free to James River and Fort Howard for federal income tax purposes. The merger is also expected to be tax free for Fort Howard stockholders who exchange Fort Howard common shares
                                       6
for James River common shares (except for taxes on the cash that they receive in lieu of a fractional James River common share).

     Our receipt of opinions from our legal counsel that the merger will be tax free to Fort Howard and James River is a condition to completion of the merger.

INTERESTS OF OFFICERS, DIRECTORS AND CERTAIN FORT HOWARD STOCKHOLDERS (SEE PAGE
42)

     The officers and directors of James River and Fort Howard, as well as certain stockholders of Fort Howard, may have interests in the merger that are different from, or in addition to, the interests of shareholders generally. For example, two directors of Fort Howard are also officers of Morgan Stanley, which acted as Fort Howard's financial advisor in connection with the merger. In addition, these two individuals and a third director of Fort Howard who is also a Morgan Stanley employee are officers of the general partners of certain Morgan Stanley investment funds which owned Fort Howard common shares on the date of the merger agreement. These individuals will receive personal compensation based on the success of the funds' investments in Fort Howard, and two of them will be directors of Fort James after the merger.

     James River has entered into a new employment agreement with its Chairman and Chief Executive Officer and an employment agreement with Fort Howard's Chairman and Chief Executive Officer. Both new agreements will become effective when the merger is completed and will replace these executives' current employment agreements at that time. James River has also entered into similar employment agreements with certain other senior executives of James River and Fort Howard.

NO APPRAISAL RIGHTS (SEE PAGE 29)

     Holders of Fort Howard common shares are not entitled to appraisal rights in connection with the merger.

MARKETS AND MARKET PRICES (SEE PAGE 31)

     The James River common shares are currently listed on the New York Stock Exchange. Fort Howard's common shares are traded on the NASDAQ National Market. An application will be made to list the James River common shares to be issued in the merger on the New York Stock Exchange. After the merger, shares of the combined company will be traded on the New York Stock Exchange under the symbol "FJ".

     On May 2, 1997, the last trading date prior to the public announcement of the proposed merger, James River common shares on the New York Stock Exchange closed at $30 7/8, and Fort Howard common shares on the NASDAQ National Market closed at $36 1/2. On June 25, 1997, James River common shares on the New York Stock Exchange closed at $37 and Fort Howard common shares on the NASDAQ National Market closed at $49 3/8.
                                       7

                  SELECTED HISTORICAL FINANCIAL AND OTHER DATA

JAMES RIVER

     The following table sets forth selected historical consolidated financial and other data for James River as of, and for each of the five 52- or 53- week fiscal years ending on, the last Sunday in December in the period ended December 29, 1996, and as of, and for the 13-week periods ended, March 30, 1997, and March 31, 1996. Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in James River's Annual Report on Form 10-K for the year ended December 29, 1996, and the unaudited consolidated interim financial statements contained in James River's Quarterly Report on Form 10-Q for the 13-week period ended March 30, 1997, including the notes thereto, incorporated by reference into this document. See "WHERE YOU CAN FIND MORE INFORMATION."

                   JAMES RIVER AND CONSOLIDATED SUBSIDIARIES
                  SELECTED HISTORICAL FINANCIAL AND OTHER DATA
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                            FIRST QUARTER                               FISCAL YEAR (A)
                                        ---------------------     ------------------------------------------------------------
                                          1997       1996(A)      1996(B)      1995(C)      1994(D)        1993         1992
                                        --------     --------     --------     --------     --------     --------     --------
STATEMENT OF OPERATIONS DATA:
  Net sales...........................  $1,381.9     $1,555.4     $5,971.9     $7,141.2     $5,706.4     $4,867.7     $4,937.9
  Income (loss) from operations.......     112.5         76.4(e)     432.9(e)     423.3(e)     147.0(e)     114.0        (62.4)(e)
  Income (loss) before extraordinary
    item and accounting changes.......      47.5         20.5        157.3        126.4        (13.0)         (.3)      (122.1)
  Net income (loss)...................      47.5         20.5        157.3        126.4        (13.0)         (.3)      (427.3)(f)
PER SHARE DATA:
  Income (loss) before extraordinary
    item and accounting changes.......  $    .38     $    .07(e)  $   1.15(e)  $    .81(e)  $   (.72)(e) $   (.40)    $  (1.82)(e)
  Net income (loss)...................       .38          .07         1.15          .81         (.72)        (.40)       (5.55)(f)
  Cash dividends......................       .15          .15          .60          .60          .60          .60          .60
  Book value..........................     17.40        17.48        18.19        17.84        17.40        18.55        20.34
BALANCE SHEET DATA:
  Total assets........................  $6,361.8     $7,070.9     $6,541.5     $7,258.9     $7,924.3     $5,851.3     $6,336.3
  Long-term debt......................   1,848.7      2,413.9      1,853.9      2,503.0      2,668.0      1,942.8      2,153.9
  Common shareholders' equity.........   1,502.3      1,485.3      1,568.0      1,513.9      1,421.3      1,514.1      1,659.3
OTHER DATA:
  EBITDA (g)..........................  $  222.2     $  189.9     $  885.7     $  949.2     $  591.0     $  522.0     $  326.8
  Capital spending....................      60.4         81.7        426.1        441.2        351.7        331.1        469.7
  Depreciation and amortization.......     102.2        108.6        435.8        487.0        414.0        365.8        364.5

---------------

(a) Certain amounts have been reclassified to conform to the 1997 presentation.

(b) In 1996, James River completed the sale of its Flexible Packaging group which had annual net sales of approximately $450 million.

(c) In 1995, James River completed the spin-off of Crown Vantage Inc. which had annual net sales of approximately $1 billion.

(d) In 1994, James River increased its ownership interest in its European Consumer Products Business from 43% to 86%. The European Consumer Products Business, which had annual net sales of approximately $1.6 billion in 1995, was consolidated beginning in July 1994; prior to that time, it was accounted for using the equity method of accounting.

(e) Includes pretax restructure, severance and other charges of $10.7 million in 1996, including $23.4 million in the first quarter, $51.9 million in 1995, $9.6 million in 1994, and $111.7 million in 1992. The after tax impact of these charges on earnings per share was $.15 in 1996, including $.16 in the first quarter, $.38 in 1995, $.08 in 1994, and $.87 in 1992.

(f) Includes a net after tax charge of $273.8 million ($3.35 per share) for the cumulative effect of adopting the required standards of accounting for postretirement health care and life insurance benefits and for income taxes. Also includes an extraordinary loss of $31.4 million after taxes ($.38 per share) related to the early retirement of debt.

(g) EBITDA is defined as earnings before extraordinary item, cumulative effect of accounting changes, interest, income taxes, depreciation and amortization. James River believes that EBITDA is a measure commonly used by analysts and investors. Accordingly, this information has been disclosed herein to permit a more complete analysis of operating performance. EBITDA should not be considered in isolation or as a substitute for net income or other consolidated statement of operations or cash flow data prepared in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA does not take into account debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary uses.
                                       8

FORT HOWARD

     The following table sets forth selected historical consolidated financial and other data for Fort Howard as of, and for each of the five years in the period ended, December 31, 1996, and as of, and for the three-month periods ended, March 31, 1997 and 1996. Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in Fort Howard's Annual Report on Form 10-K for the year ended December 31, 1996, and the unaudited consolidated interim financial statements contained in Fort Howard's Quarterly Report on Form 10-Q for the three months ended March 31, 1997, including the notes thereto, incorporated by reference into this document. See "WHERE YOU CAN FIND MORE INFORMATION."

                   FORT HOWARD AND CONSOLIDATED SUBSIDIARIES
                  SELECTED HISTORICAL FINANCIAL AND OTHER DATA
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                      FIRST QUARTER                                     FISCAL YEAR
                                  ---------------------      -----------------------------------------------------------------
                                    1997         1996          1996            1995           1994         1993         1992
                                  --------     --------      --------        --------       --------     --------     --------
STATEMENT OF OPERATIONS DATA:
  Net sales.....................  $  400.8     $  385.7      $1,580.8        $1,620.9       $1,274.4     $1,187.4     $1,151.4
  Income (loss) from
    operations..................     138.3        114.2         476.4           360.1          276.8     (1,716.6)(a)    270.7
  Income (loss) before
    extraordinary item and
    accounting changes..........      49.7         26.9         170.7(b)         33.5          (42.1)    (2,040.1)       (69.4)
  Net income (loss).............      48.4(c)      26.9         162.6(c)         14.7(c)       (70.3)(c) (2,052.1)(c)    (80.0)(d)
PER SHARE DATA:
  Income (loss) before
    extraordinary item and
    accounting changes..........  $    .67     $    .43      $   2.44(b)(e)  $    .57(e)    $  (1.11)    $ (53.54)(a) $  (1.82)
  Net income (loss).............       .65(c)       .43          2.32(c)(e)       .25(c)(e)    (1.85)(c)   (53.85)(c)    (2.10)(d)
  Book value....................    (18.80)      (28.59)       (19.56)(e)      (29.01)(e)     (56.39)      (54.61)        (.76)
BALANCE SHEET DATA:
  Total assets..................  $1,581.0     $1,621.8      $1,615.4        $1,652.4       $1,680.9     $1,649.8     $3,574.6
  Long-term debt................   2,441.5      2,877.6       2,451.4(e)      2,903.3(e)     3,189.6      3,109.8      2,953.0
  Common shareholders'
    deficit.....................  (1,403.5)    (1,812.3)     (1,454.8)(e)    (1,838.4)(e)   (2,148.4)    (2,080.9)       (29.1)
OTHER DATA:
  EBITDA (f)....................  $  163.4     $  138.7      $  575.1        $  460.7       $  372.4     $  397.5     $  406.6
  Capital spending..............      14.9          8.9          73.4            47.3           83.6        165.5        232.8
  Depreciation and
    amortization................      25.9         25.1         101.6            98.9           95.7        130.7(g)     138.0(g)

---------------

(a) Includes a charge of $1.98 billion related to the write-off of goodwill.

(b) Includes a credit of $36 million for the reversal of previously accrued income taxes related to 1988 financing transactions.

(c) Includes after tax extraordinary losses related to the early retirement of debt.

(d) Includes an after tax charge of $10.6 million for the cumulative effect of adopting the required standards of accounting for postretirement health care and life insurance benefits.

(e) In 1996 and 1995, Fort Howard issued 10 million and 25 million shares of common stock, respectively. Net proceeds of the offerings of $194 million in 1996 and $284 million in 1995 were used to reduce debt.

(f) EBITDA is defined as earnings before goodwill write-off, extraordinary item, cumulative effect of accounting changes, interest, income taxes, depreciation and amortization. Fort Howard believes that EBITDA is a measure commonly used by analysts and investors. Accordingly, this information has been disclosed herein to permit a more complete analysis of operating performance. EBITDA should not be considered in isolation or as a substitute for net income or other consolidated statement of operations or cash flow data prepared in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA does not take into account debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary uses.

(g) Includes $43 million and $57 million of goodwill amortization in 1993 and 1992, respectively.
                                       9

         SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL AND OTHER DATA

     The following table sets forth selected unaudited pro forma combined financial and other data (the "Selected Pro Forma Data") for James River as of, and for each of the five 52- or 53- week fiscal years ended on, the last Sunday in December in the period ended December 29, 1996, and as of, and for the 13-week periods ended, March 30, 1997, and March 31, 1996. The Selected Pro Forma Data are presented to reflect the estimated impact on the historical consolidated financial statements of James River of the merger, which will be accounted for as a pooling of interests, and the issuance of approximately 102.6 million James River Common Shares. The statement of operations data assume that the merger had been consummated as of the beginning of each period presented and the balance sheet data assume that the merger had been consummated on March 30, 1997. See "THE PROPOSED MERGER -- Accounting Treatment."

     The Selected Pro Forma Data have been derived from or prepared consistently with the unaudited pro forma condensed combined financial statements included elsewhere in this document. The Selected Pro Forma Data are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have occurred or that will occur upon consummation of the merger. The following Selected Pro Forma Data should be read in conjunction with the historical and unaudited pro forma condensed combined financial statements and notes thereto incorporated by reference into this document. See "WHERE YOU CAN FIND MORE INFORMATION" and "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."
                                       10

                   JAMES RIVER AND CONSOLIDATED SUBSIDIARIES
         SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL AND OTHER DATA
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                             FIRST                               FISCAL YEAR
                                            QUARTER       ---------------------------------------------------------
                                              1997          1996        1995        1994        1993        1992
                                          ------------    --------    --------    --------    --------    ---------
STATEMENT OF OPERATIONS DATA:
  Net sales............................     $1,817.8      $7,707.1    $8,887.9    $7,103.7    $6,166.6    $ 6,194.7
  Income (loss) from operations........        250.8         909.3       783.4       423.8    (1,602.6)       208.3
  Income (loss) before
     extraordinary item and
     accounting changes................         97.2         328.0       159.9       (55.1)   (2,040.4)      (191.5)
  Net income (loss)....................         95.9         319.9       141.1       (83.3)   (2,052.4)      (507.3)
PER SHARE DATA:
  Income (loss) before extraordinary
     item and accounting changes.......     $    .43      $   1.40    $    .53    $   (.54)   $ (11.03)   $   (1.16)
  Net income (loss)....................          .42          1.36         .43        (.69)     (11.09)       (2.84)
  Cash dividends (a)...................          .15           .60         .60         .60         .60          .60
  Book value...........................          .26           .60
BALANCE SHEET DATA:
  Total assets.........................     $7,942.8      $8,156.9    $8,911.3    $9,605.2    $7,501.1    $ 9,910.9
  Long-term debt.......................      4,290.2       4,305.3     5,406.3     5,857.6     5,052.6      5,106.9
  Common shareholders' equity..........         48.8         113.2      (324.5)     (727.1)     (566.8)     1,630.2
OTHER DATA:
  EBITDA (b)...........................     $  385.6      $1,460.8    $1,409.9    $  963.4    $  919.5    $   733.4
  Capital spending.....................         75.3         499.5       488.5       435.3       496.6        702.5
  Depreciation and amortization........        128.1         537.4       585.9       509.7       496.5        502.5
FORT HOWARD EQUIVALENT
  PER SHARE DATA(c):
  Income (loss) before extraordinary
     item and accounting changes.......     $    .59      $   1.93    $    .73    $   (.74)   $ (15.17)   $   (1.60)
  Net income (loss)....................          .58          1.87         .59        (.95)     (15.25)       (3.91)
  Cash dividends.......................          .21           .83         .83         .83         .83          .83
  Book value...........................          .36           .83

---------------

(a) The pro forma combined cash dividends per common share are assumed to be the same as the cash dividends per common share paid by James River on a historical basis. Fort Howard has not paid dividends since 1988. James River presently intends to maintain its current dividend after the merger. However, there can be no assurance that its dividend will remain unchanged, and James River reserves the right to increase or decrease its dividend as may be required by law or contract or as may be determined by the James River Board of Directors in its discretion.

(b) EBITDA is defined as earnings before goodwill write-off, extraordinary item, cumulative effect of accounting changes, interest, income taxes, depreciation and amortization. James River believes that EBITDA is a measure commonly used by analysts and investors. Accordingly, this information has been disclosed herein to permit a more complete analysis of operating performance. EBITDA should not be considered in isolation or as a substitute for net income or other consolidated statement of operations or cash flow data prepared in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA does not take into account debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary uses.

(c) Fort Howard Equivalent Per Share Data represent the unaudited pro forma combined per share data multiplied by the Exchange Ratio of 1.375 James River Common Shares for each Fort Howard Common Share.
                                       11

                              THE PROPOSED MERGER

BACKGROUND OF THE MERGER

     Since 1995, when a new management team led by Miles L. Marsh, Chairman and Chief Executive Officer of James River, was installed, James River has engaged in a restructuring program designed to improve the company's focus on its core businesses. The program's four principal goals have been to reduce costs, intensify marketing and new product development to further strengthen brands, redirect underperforming businesses to enhance performance and divest non-strategic businesses. In December 1996, having made significant progress toward these goals, management and the Board of Directors of James River (the "James River Board") began to focus on strategic growth opportunities. As part of that effort, James River management reviewed publicly available information concerning Fort Howard and other strategic alternatives. In January 1997, James River engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Salomon Brothers Inc ("Salomon Brothers") as financial advisors. Management briefed the James River Board with respect to its preliminary views concerning Fort Howard at a regularly scheduled meeting on February 20, 1997. Based upon such information and management's knowledge of the industry, James River perceived that a merger with Fort Howard would be an opportunity for accelerating strategic growth.

     Fort Howard, which was founded in 1919, is a leading manufacturer, converter and marketer of tissue products in the United States and the United Kingdom. In October 1988, The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF"), Morgan Stanley Group Inc. (from and after June 1, 1997, Morgan Stanley, Dean Witter, Discover & Co., the successor by merger to Morgan Stanley Group Inc.) ("Morgan Stanley") and certain other investors acquired Fort Howard. In March and April of 1995, Fort Howard completed an initial public offering as part of a recapitalization plan implemented to repay or redeem a substantial portion of its indebtedness in order to reduce the level and overall cost of its debt, extend certain debt maturities, increase stockholders' equity and enhance Fort Howard's access to capital markets. In May 1996, Fort Howard issued additional Fort Howard Common Shares. As of May 4, 1997, Morgan Stanley and certain of its affiliates including MSLEF, Fort Howard Equity Investors II, L.P. and Fort Howard Equity Investors, L.P. (together, the "Morgan Stanley Group") beneficially held 19,354,905 Fort Howard Common Shares, representing approximately 26% of the then outstanding Fort Howard Common Shares.

     Prior to 1997, senior management of Fort Howard and the Board of Directors of Fort Howard (the "Fort Howard Board") periodically reviewed Fort Howard's general strategic alternatives in light of existing conditions and developments in the tissue products business. At a meeting on December 9, 1996, the Fort Howard Board determined that it was in the best interest of the Fort Howard stockholders to evaluate options for maximizing stockholder value. The Fort Howard Board approved the engagement of Morgan Stanley & Co. Incorporated ("MS&Co.") as financial advisor to Fort Howard to identify and evaluate the various actions Fort Howard could take to maximize stockholder value, including internal growth through expansion into new products or markets, acquisitions of other businesses or divestitures of selected assets, restructuring of Fort Howard's major businesses into separate entities, entering into strategic alliances, joint ventures or other strategic business combination transactions, and capital transactions, such as public offerings, stock repurchases, recapitalizations or debt restructurings.

     MS&Co. analyzed and reviewed potential strategic alternatives for maximizing stockholder value, and at a meeting of the Fort Howard Board on February 28, 1997, MS&Co. presented to the Fort Howard Board MS&Co.'s analysis of the available strategic alternatives as well as its valuation analysis of Fort Howard. The Fort Howard Board directed MS&Co. to explore further the strategic alternatives discussed in MS&Co.'s analysis and directed James L. Burke, Dudley J. Godfrey and David I. Margolis, as directors unaffiliated with MS&Co., to negotiate the terms of an engagement letter between Fort Howard and MS&Co. with respect to any possible transaction that could occur as a result of the Fort Howard Board's review of strategic alternatives.

     In mid-March, MS&Co. contacted eight companies in the consumer products and paper industries to determine whether any of them were interested in exploring, on a preliminary basis, a possible combination with Fort Howard. Certain publicly available information concerning Fort Howard was sent to each of these companies and proposed confidentiality agreements were sent to three of these companies, including James River.

     On March 14, 1997, Mr. Marsh and Michael T. Riordan, the Chairman, President and Chief Executive Officer of Fort Howard, met to discuss the possibility of a business combination between James River and Fort

Howard. At that meeting, Mr. Marsh outlined the concept of a strategic "merger of equals" between the companies, with ongoing board representation and management from each company. Mr. Riordan expressed a willingness to explore such a transaction.

     On March 24, 1997, James River and Fort Howard executed mutual confidentiality agreements under which certain confidential business, financial and accounting information was exchanged between the two companies. On March 25 and 26, 1997, teams from each of James River and Fort Howard began a preliminary evaluation of the potential benefits of a merger between the two companies. The teams included members of management from each company. Financial advisors for each company were also present. At those meetings, each company's management presented information concerning their company's businesses and financial performance. Messrs. Marsh and Riordan continued their preliminary discussions concerning a possible business combination between the two companies.

     Also during the week of March 24, 1997, Fort Howard entered into confidentiality agreements with two other interested companies, one of which is referred to herein as "Company X." Each of these companies was provided with certain publicly available information concerning Fort Howard as well as certain confidential business and financial information. Each interested company was also given the opportunity to meet with the senior management of Fort Howard as part of such party's review of Fort Howard.

     On March 27, 1997, the James River Board held a telephonic meeting at which management updated the James River Board on the status of the discussions with Fort Howard.

     The mutual due diligence process between James River and Fort Howard continued during late March and early April 1997. Members of the management teams, financial advisors and counsel continued to discuss the ways in which a possible business combination could be structured.

     On April 7, 1997, at a meeting in Chicago, Illinois, the management of Fort Howard made a presentation concerning the Fort Howard businesses to the management and financial advisors of Company X.

     On April 7, 1997, MS&Co. and James River entered into a supplemental confidentiality agreement to allow MS&Co. to receive additional non-public information and business plans of James River. On April 8, members of senior management of James River, including Ernst A. Haberli, William A. Paterson and Joseph W. McGarr, made a presentation to representatives of MS&Co., including Francis J. Oelerich, T. Sands Thompson, Frank V. Sica and Robert H. Niehaus, concerning James River's strategic plans.

     During the weeks of April 7 and 14, 1997, telephonically and at a meeting on April 15, 1997, Messrs. Marsh and Riordan continued their discussions concerning the possibility of a strategic merger of Fort Howard and James River. Each concluded on a preliminary basis that substantial synergies could result from the combination of the two companies, taking advantage of James River's brands and marketing skills and Fort Howard's exceptional, low-cost manufacturing base, as well as the complementary product offerings of the two companies. The potential for increased market base overseas, particularly in Europe, was also considered.

     On April 13, 1997, Fort Howard's counsel provided a draft merger agreement to each of the interested companies, including James River and Company X.

     Messrs. Riordan and Marsh discussed the possible business combination of Fort Howard and James River telephonically several times during the week of April 21, 1997, exploring in detail how the businesses, assets and employees of the companies would fit together in a possible combination.

     On April 24, 1997, Company X submitted a preliminary indication of interest with respect to a business combination with Fort Howard.

     Mr. Marsh reviewed the status of the Fort Howard discussions with the James River Board at a regularly scheduled meeting on April 24, 1997.

     During the week of April 28, 1997, MS&Co. informed each of the interested companies, including James River and Company X, that the Fort Howard Board would meet on May 2, 1997, to consider its strategic alternatives and requested that each interested company confirm its proposal for a business combination or other strategic transaction with Fort Howard.

     On April 30, 1997, the Fort Howard Board ratified and approved the terms of the engagement letter pursuant to which MS&Co. was retained as financial advisor to Fort Howard in connection with a possible strategic transaction.

     Discussions continued among James River and Fort Howard representatives and advisors. On April 29 and April 30, 1997, the companies' management teams and advisors met again to refine their analyses of the benefits of a proposed merger. On April 29, 1997, the James River Board held a telephonic meeting at which the status of the discussions was reviewed.

     On April 30, at a meeting among James River's and Fort Howard's financial and legal advisors, the James River representatives outlined the key terms of James River's proposal for a business combination with Fort Howard. The terms included a proposed exchange ratio, transaction structure, governance arrangements, proposed employee benefit and organizational plans, headquarters locations, corporate name, arrangements to secure the vote of certain Fort Howard stockholders and post-transaction registration rights. Following that meeting, members of the management teams from each company joined the group and Mr. Marsh made a detailed presentation concerning James River's business rationale for a strategic merger of the two companies.

     The financial advisors for James River and Fort Howard continued to discuss James River's proposal over the course of the next two days.

     At a meeting of the Fort Howard Board on May 2, 1997, MS&Co. reviewed its financial analysis of Fort Howard and the companies that MS&Co. had initially approached on behalf of Fort Howard, including an analysis of the financial terms of the indication of interest from Company X and the James River proposal. Senior management of Fort Howard and MS&Co. made presentations to the Fort Howard Board regarding the business of James River, the current state of the tissue industry, the strategic rationale for the proposed merger, other strategic alternatives and the proposed terms and conditions of the James River proposal. Fort Howard's legal advisors also reviewed certain legal matters, including a further detailed review of the terms of the James River proposal and discussed the Fort Howard Board's fiduciary duties and other relevant aspects of applicable law. Mr. Niehaus, a director of Fort Howard and an officer of MS&Co., reviewed the terms of the restrictions on share transfers and voting arrangements that the Morgan Stanley Group and certain other large stockholders of Fort Howard would agree to in connection with any such transaction. The Fort Howard Board directed the company's legal and financial advisors to pursue further a strategic merger with James River.

     In the evening on May 2, 1997, following the meeting of the Fort Howard Board, representatives of MS&Co. met with representatives of Merrill Lynch and Salomon Brothers, James River's financial advisors, to discuss the principal business terms of the proposed merger agreement, including the exchange ratio.

     The James River Board held a telephonic meeting in the evening on May 2, 1997. On May 3, the James River Board held a meeting to review in detail the terms of, and documents relating to, the proposed merger. The James River Board received presentations from James River's management, legal counsel and financial advisors concerning the terms of the proposed merger agreement, including the exchange ratio, the business and prospects of James River and the potential combination of James River and Fort Howard. The James River Board also received the oral opinions of Merrill Lynch and Salomon Brothers (subsequently confirmed in writing) that, as of such date, the Exchange Ratio was fair from a financial point of view. See "-- Opinions of James River's Financial Advisors." After considering such reports and opinions, the James River Board unanimously determined that the merger, upon the terms and conditions discussed at the meeting and set forth in the merger agreement, was fair to, and is in the best interests of, the shareholders of James River, unanimously adopted the merger agreement and unanimously resolved to recommend that the holders of James River voting shares vote to approve the issuance of James River Common Shares in the merger and the other matters submitted for approval in connection with the merger at the James River Special Meeting. Following those meetings, James River's financial advisors had further negotiations with Fort Howard's financial advisors concerning the proposed exchange ratio and the other terms of the proposed merger agreement and related agreements.

     On May 4, 1997, the Fort Howard Board met to review the proposed transaction. At the meeting, MS&Co. reviewed the financial terms of the proposed merger agreement with James River and updated the Fort Howard Board on recent contacts with other interested companies, including Company X. Fort Howard's legal advisors reviewed certain legal matters, including a detailed review of the terms and conditions of the proposed merger agreement and stockholder agreements and discussed the Fort Howard Board's fiduciary duties and other relevant aspects of applicable law. Following the presentations, the Fort Howard Board received the oral opinion of MS&Co. (subsequently confirmed in writing) that, as of that date, the Exchange Ratio was fair, from a financial point of view, to the holders of Fort Howard Common Shares. See " -- Opinion of Fort Howard's Financial Advisor." After considering such reports from Fort Howard's senior management and its legal and financial advisors and after receiving and considering MS&Co.'s oral opinion, the Fort Howard Board unanimously determined that the merger, upon the terms and conditions set forth in the merger agreement, was fair to, and in the best interests of, the stockholders of Fort Howard, unanimously adopted the merger agreement and unanimously resolved to recommend that the holders of outstanding Fort Howard Common Shares vote for approval of the merger agreement.

     Later that day, James River and Fort Howard executed the Agreement and Plan of Merger, dated as of May 4, 1997, by and among James River, James River Delaware, Inc., a wholly owned subsidiary of James River ("Merger Sub"), and Fort Howard (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into Fort Howard (the "Merger"). In addition, James River and certain Fort Howard stockholders executed the agreements regarding the restrictions on share transfers and voting arrangements. James River and Fort Howard announced the proposed Merger on May 5, 1997.

     Prior to the discussions leading to the execution of the Merger Agreement, Fort Howard and James River had no material contracts, arrangements, understandings or relationships with each other and had not engaged in any material negotiations or transactions.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     The James River Board and the Fort Howard Board believe that the Merger will create a preeminent worldwide consumer products company that will provide significant benefits to their respective shareholders, customers and employees that might not otherwise be available. Fort James, with the combined complementary strengths of two significant companies in the worldwide tissue industry, will be better positioned to capitalize on growth opportunities in the tissue industry both domestically and internationally than either company would be alone. The Merger is expected to allow Fort James to derive significant immediate cost savings and to realize improved efficiencies.

     The James River Board and the Fort Howard Board believe the Merger will provide the following benefits:

     (Bullet) COMBINING COMPLEMENTARY STRENGTHS
      The Merger will combine two strong companies which have complementary strengths. Fort Howard has demonstrated leadership in commercial products and produces primarily recycled fiber-based products. One of the lowest cost producers in the tissue industry, Fort Howard has strong manufacturing skills, a proprietary deinking technology and facilities and distribution focussed primarily on the mid-western and eastern regions of the United States. James River, a leader in consumer products, produces primarily virgin fiber-based products, has strong marketing skills and demonstrated strength in new product development, and has facilities and distribution focussed primarily on the western and eastern regions of the United States and in Europe.

     James River and Fort Howard believe that the combination of Fort Howard's low-cost manufacturing capabilities and proprietary technology with James River's strong marketing capabilities, brands, product innovation and global reach will result in a stronger competitive position for the combined company.

     (Bullet) SIGNIFICANT GROWTH IN EARNINGS AND STRONG CASH FLOW
      James River expects that, excluding special transaction and integration charges, the Merger will be accretive to 1998 earnings by approximately 10%. Fort James intends to reduce expenses and increase efficiency by combining complementary technologies, optimizing product manufacturing and logistics across combined systems, increasing purchasing efficiencies, eliminating redundant overhead costs, consolidating work forces where duplication exists and improving product quality and productivity. Fort James is expected to recognize cost savings of at least $150 million in 1998, increasing to more than $200 million per year over time.

     To cover the cost of implementing these plans, Fort James expects to take a restructuring charge after the Merger is completed. The aggregate amount of the charge, which will reduce net income for the period in which it is taken and will also reduce shareholders' equity, is not estimable at this time. The portion of the charge relating to transaction costs has been estimated at $50 million to $60 million.

     In addition to the cost savings resulting from the combination of James River and Fort Howard operations, Fort James plans to continue the cost reduction program begun by James River in 1995. This program is expected to deliver enhanced savings as it matures.

     While Fort James will have an increased leverage ratio and less shareholders' equity than James River on a stand-alone basis, the combined companies had operating cash flow in excess of $1 billion on a pro forma basis for 1996. Both James River and Fort Howard have made significant progress in reducing debt, and Fort James will continue to use a large portion of excess cash flow for that purpose.

     (Bullet) POTENTIAL FOR REVENUE GROWTH
      While each company has an inherently strong growth base, James River and Fort Howard expect the combination to provide enhanced growth opportunities. A portion of the expected savings resulting from the Merger will be reinvested in Fort James' brands in order to increase sales and accelerate revenue growth. Fort James' ability to offer a full line of commercial products is also expected to have a positive impact on revenues. The combined company will have improved geographic coverage in North America, enhancing Fort Howard's efforts to distribute recycled tissue products in the western part of North America. The financial strength of the combined company is also expected to permit more rapid expansion in selected European and other international markets. Finally, more effective usage of the companies' existing manufacturing capacity should result in additional revenue growth.

     (Bullet) STRONG MANAGEMENT TEAM
      A strong management team drawn from both companies will manage Fort James. Mr. Marsh will serve as Chairman and Chief Executive Officer, while Mr. Riordan will be President and Chief Operating Officer. The remaining senior management will include key James River and Fort Howard executives. A new executive headquarters for Fort James senior management will be established in the Chicago, Illinois area. James River and Fort Howard believe there has been a high level of mutual respect in the discussions among the senior management teams and that the combined company's management will work quickly to achieve the targeted cost savings and realize growth opportunities.

     At special meetings of the James River Board held on May 2 and 3, 1997, the James River Board received presentations concerning, and reviewed the terms of, the Merger Agreement with members of James River's management and its legal and financial advisors. The James River Board also received presentations from James River's management and representatives of Merrill Lynch and Salomon Brothers concerning the business and prospects of James River, the potential combination of James River and Fort Howard and the fairness of the proposed Exchange Ratio. At the meeting on May 3, 1997, the James River Board unanimously determined that the Merger, upon the terms and conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the shareholders of James River. Accordingly, the James River Board has unanimously adopted the Merger Agreement and unanimously recommends that the holders of James River Voting Shares (as defined herein) vote for approval of the matters submitted for approval in connection with the Merger at the James River Special Meeting.

     At special meetings of the Fort Howard Board held on May 2 and 4, 1997, the Fort Howard Board received presentations concerning, and reviewed the terms of, the Merger Agreement with members of Fort Howard's management and its legal counsel and financial advisors and also received presentations from Fort Howard's management and representatives of MS&Co. concerning the business and prospects of Fort Howard and the potential combination of Fort Howard and James River. At the meeting on May 4, 1997, the Fort Howard Board unanimously determined that the Merger, upon the terms and conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the stockholders of Fort Howard. Accordingly, the Fort Howard Board has unanimously adopted the Merger Agreement and unanimously recommends that the holders of outstanding Fort Howard Common Shares vote for approval of the Merger Agreement at the Fort Howard Special Meeting. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Interests of Certain Fort Howard Stockholders."

     In reaching their conclusions, the James River Board and the Fort Howard Board each independently considered, among other things, (1) information concerning the financial performance and condition, business operations, capital levels, asset quality and prospects of each company, and its projected future financial performance as a separate entity and on a combined basis; (2) current industry, economic and market conditions and trends; (3) the importance of significant scale and scope and financial resources to a company's ability to compete effectively as a global consumer products company; (4) the Merger's structure as a tax-free merger of equals; (5) the possibility that achieving cost savings, operating efficiencies and synergies as a result of consummating the Merger at this time might not be available to the same degree to either company on its own; (6) the terms of the Merger Agreement including the limited conditions to closing of the Merger, the ability of each of James River and Fort Howard to consider alternative business combination proposals and the termination fee of $95 million payable by either company in certain circumstances (see "THE MERGER AGREEMENT -- Conditions to the Merger" and " -- Termination of the Merger Agreement; Termination Fees"); (7) the current and historical market prices of the common shares of each company; (8) the opinions of their respective financial advisors described below as to the fairness, from a financial point of view, of the Exchange Ratio (which was determined through arms'-length negotiations between the companies); (9) Fort Howard's and James River's respective businesses, assets, product mixes, manufacturing facilities, liabilities, managements, strategic objectives, competitive positions and prospects; (10) the challenges of combining the businesses of two major corporations the size of James River and Fort Howard and the attendant risk of diverting management resources from other strategic opportunities and from operational matters for an extended period of time; (11) the Merger's structure as a pooling of interests transaction in accordance with U.S. generally accepted accounting principles ("GAAP"); and (12) the impact of the Merger on the customers and employees of each company. In reaching their decisions to approve the Merger and to recommend the matters submitted for approval in connection with the Merger to shareholders, neither the James River Board nor the Fort Howard Board assigned any relative or specific weights to the various factors considered, and individual directors may have given differing weights to different factors.

     The Fort Howard Board also considered its review of other strategic alternatives, including possible business combinations with other companies and the indications of interest received from other interested parties. See
" -- Background of the Merger." Based upon the Fort Howard Board's review of other strategic alternatives, such indications of interest and the advantages that could be achieved from Fort Howard's combination with James River, the Fort Howard Board did not believe that a transaction (whether in the form of a business combination or otherwise) with any of the other interested companies could reasonably be expected to offer advantages comparable to those presented by a business combination with James River.

OPINIONS OF JAMES RIVER'S FINANCIAL ADVISORS

     Merrill Lynch and Salomon Brothers have acted as financial advisors to James River in connection with the proposed Merger. On May 3, 1997, each of Merrill Lynch and Salomon Brothers rendered its oral opinion, confirmed in writing on May 4, 1997 (such written opinions dated May 4, 1997, the "Merrill Lynch Opinion" and the "Salomon Opinion," respectively), to the James River Board to the effect that, as of such dates, and based upon the assumptions made, matters considered and limits of the reviews undertaken by Merrill Lynch and Salomon Brothers, respectively, set forth in each such opinion, the Exchange Ratio was fair, from a financial point of view, to James River.

     COPIES OF THE MERRILL LYNCH OPINION AND THE SALOMON OPINION, WHICH SET FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEWS UNDERTAKEN BY MERRILL LYNCH AND SALOMON BROTHERS, RESPECTIVELY, ARE ATTACHED AS APPENDICES E AND F, RESPECTIVELY, TO THIS JOINT PROXY STATEMENT-PROSPECTUS. THE MERRILL LYNCH OPINION AND THE SALOMON OPINION WERE FOR THE USE AND BENEFIT OF THE JAMES RIVER BOARD. THE MERRILL LYNCH OPINION AND THE SALOMON OPINION WERE LIMITED TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO JAMES RIVER OF THE EXCHANGE RATIO, AND DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY JAMES RIVER TO ENGAGE IN THE MERGER. THE MERRILL LYNCH OPINION AND THE SALOMON OPINION DO NOT CONSTITUTE RECOMMENDATIONS TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE PROPOSED MERGER. NO LIMITATIONS WERE IMPOSED BY THE JAMES RIVER BOARD UPON MERRILL LYNCH OR SALOMON BROTHERS WITH RESPECT TO THE INVESTIGATION MADE OR THE PROCEDURES FOLLOWED BY IT IN RENDERING THE MERRILL LYNCH OPINION OR THE SALOMON OPINION, RESPECTIVELY. THE SUMMARIES OF THE MERRILL LYNCH OPINION AND THE SALOMON OPINION SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXTS OF SUCH OPINIONS. HOLDERS OF JAMES RIVER VOTING SHARES ARE URGED TO, AND SHOULD, READ EACH OF THE OPINIONS CAREFULLY AND IN ITS ENTIRETY.

     In arriving at the Merrill Lynch Opinion and the Salomon Opinion, respectively, Merrill Lynch and Salomon Brothers, among other things (1) reviewed certain publicly available business and financial information relating to James River and Fort Howard which they deemed to be relevant; (2) reviewed certain information furnished to them by James River and Fort Howard, including financial forecasts and projections, relating to the business, earnings, cash flow, assets, liabilities and prospects of James River and Fort Howard, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies"); (3) conducted discussions with members of senior management and representatives of James River and Fort Howard concerning the matters described in clauses (1) and (2) above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies; (4) reviewed the market prices and valuation multiples for the James River Common Shares and the Fort Howard Common Shares and compared them with those of certain publicly traded companies which they deemed to be relevant and with those relating to certain other transactions which Merrill Lynch and Salomon Brothers deemed to be relevant; (5) reviewed certain publicly available and other information concerning the trading of, and the trading market for, the James River Common Shares and the Fort Howard Common Shares; (6) reviewed the results of operations of James River and Fort Howard and compared them with those of certain publicly traded companies which they deemed to be relevant; (7) compared the proposed financial terms of the Merger with the financial terms of certain other transactions which they deemed to be relevant; (8) reviewed the potential pro forma impact of the Merger; (9) reviewed a draft dated May 4, 1997, of the Merger Agreement, including the exhibits thereto; and (10) reviewed and considered such other financial studies and analyses and took into account such other matters as Merrill Lynch and Salomon Brothers deemed relevant, including their respective assessments of general economic, market and monetary conditions.

     In preparing the Merrill Lynch Opinion and the Salomon Opinion, Merrill Lynch and Salomon Brothers, respectively, assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to them, discussed with or reviewed by or for them, or publicly available, and assumed no responsibility for independently verifying such information. Neither Merrill Lynch nor Salomon Brothers undertook an independent evaluation or appraisal of any of the assets or liabilities of James River or Fort Howard or was furnished with any such evaluation or appraisal. In addition, neither Merrill Lynch nor Salomon Brothers assumed any obligation to conduct any physical inspection of the properties or facilities of James River or Fort Howard. Merrill Lynch and Salomon Brothers each assumed that the financial forecasts and projections and the information regarding the Expected Synergies furnished to, discussed with or reviewed by them were reasonably prepared and reflected the best currently available estimates and judgment of James River's management or Fort Howard's management, as the case may be, as to the expected future financial performance of James River or Fort Howard, as the case may be, and reflected the best current estimate of the Expected Synergies. Merrill Lynch and Salomon Brothers expressed no view as to the accuracy of such information or the assumptions on which it was based. Merrill Lynch and Salomon Brothers further assumed that the Merger will be accounted for as a pooling of interests under GAAP and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch and Salomon Brothers also assumed that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof, in each case to the extent material to Merrill Lynch's and Salomon Brothers' respective analyses. Merrill Lynch and Salomon Brothers also assumed that the final form of the Merger Agreement, including the exhibits thereto, as and when executed, would be substantially similar to the drafts thereof reviewed by them dated May 4, 1997.

     The Merrill Lynch Opinion and the Salomon Opinion were necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to them as of, May 4, 1997, and Merrill Lynch and Salomon Brothers assumed no responsibility to update or revise their opinions based upon circumstances or events occurring after May 4, 1997. Merrill Lynch and Salomon Brothers assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits to James River of the Merger.

     Neither Merrill Lynch nor Salomon Brothers expressed any opinion in the Merrill Lynch Opinion or the Salomon Opinion, respectively, as to the prices at which the James River Common Shares would trade following the announcement or consummation of the Merger, which prices may vary depending upon, among other factors, changes in interest rates, currency exchange rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

     The following is a summary of certain financial and comparative analyses performed by Merrill Lynch and Salomon Brothers in arriving at the Merrill Lynch Opinion and the Salomon Opinion, respectively.

     FINANCIAL OVERVIEW AND TRADING ANALYSIS. Merrill Lynch and Salomon Brothers reviewed historical financial information of each of James River and Fort Howard for the 1994, 1995 and 1996 fiscal years, and certain "base case" and "upside case" estimates of projected financial information for each of James River and Fort Howard provided to Merrill Lynch and Salomon Brothers.

     Merrill Lynch and Salomon Brothers reviewed the daily closing market price per share and trading volume of the James River Common Shares and the Fort Howard Common Shares for the period beginning March 10, 1995 (the date Fort Howard became a publicly traded company) and ending April 30, 1997.

     COMPARABLE PUBLIC COMPANY TRADING ANALYSIS. Merrill Lynch and Salomon Brothers performed an analysis of the implied transaction price for Fort Howard (based on the 1.375 Exchange Ratio and the pre-announcement price per James River Common Share of $30.88) as a multiple of five different measures of historical and projected financial performance (including the "base case" and "upside case projections"). Merrill Lynch and Salomon Brothers also analyzed the market prices (as of May 2, 1997) as multiples of the same measures of financial performance for a group of public companies that Merrill Lynch and Salomon Brothers deemed to be comparable. The companies included Chesapeake Corporation, James River, Kimberly-Clark Corporation and Procter & Gamble Company (collectively, the "Fort Howard Comparables"). To calculate the trading multiples for the Fort Howard Comparables, Merrill Lynch and Salomon Brothers used publicly available information concerning historical and projected financial performance for the Fort Howard Comparables, including published historical information, earnings estimates by First Call Research Network ("First Call") and estimates of earnings before interest, income taxes, depreciation and amortization ("EBITDA") based on analyst research reports.

     Merrill Lynch and Salomon Brothers then compared the trading multiples for the Fort Howard Comparables to the implied transaction multiples for Fort Howard. The market values of the Fort Howard Comparables as multiples of (1) estimated 1997 earnings per share ("EPS") of the Fort Howard Comparables ranged from 16.8x to 35.1x, with a median of 18.9x, as compared to an implied transaction multiple of 16.3x for Fort Howard and (2) estimated 1998 EPS of the Fort Howard Comparables ranged from 12.5x to 23.3x, with a median of 16.6x, as compared to an implied transaction multiple of 14.6x for Fort Howard. The market capitalizations (defined as market value plus preferred stock interest, debt and minority interest, less cash and marketable securities) of the Fort Howard Comparables as multiples of (1) latest twelve months ("LTM") EBITDA of the Fort Howard Comparables ranged from 6.2x to 14.1x, with a median of 7.6x, as compared to an implied transaction multiple of 9.7x for Fort Howard, (2) estimated 1997 EBITDA of the Fort Howard Comparables ranged from 6.1x to 11.3x, with a median of 7.3x, as compared to an implied transaction multiple of 8.8x for Fort Howard, and (3) LTM earnings before interest and income taxes ("EBIT") of the Fort Howard Comparables ranged from 12.0x to 18.0x, with a median of 14.5x, as compared to an implied transaction multiple of 11.7x for Fort Howard.

     SELECTED ACQUISITION TRANSACTIONS ANALYSIS. Using publicly available information, Merrill Lynch and Salomon Brothers reviewed six transactions that have closed or are currently pending involving the acquisition of tissue and paper based consumer products companies (the "Selected Acquisition Transactions"). The Selected Acquisition Transactions and the date each such transaction was announced are as follows: Tambrands Inc./Procter & Gamble Company (April 9, 1997); Industries San Cristobal/Kimberly-Clark de Mexico S.A. de C.V. (October 9, 1995); Scott Paper Co./Kimberly Clark Corporation (June 23,
1995) (the "Scott Paper Acquisition"); Papierwerke Waldhof -- Aschaffenburg AG (Germany)/Svenska Cellulosa AB (Sweden) (January 15, 1995); Bowater PLC/Carter Holt Harvey Limited (November 4, 1994); and Jamont Holding NV/James River (April 24, 1994). For each of the Selected Acquisition Transactions (with several data points unavailable), Merrill Lynch and Salomon Brothers determined the "Transaction Value" (defined as the market value of equity at the transaction price plus the debt assumed) as a multiple of (1) LTM EBITDA, and observed a range of 7.8x to 12.9x as compared to an implied transaction multiple of 9.7x for Fort Howard and (2) LTM EBIT, and observed a range of 10.4x to 27.1x, as compared to an implied transaction multiple of 11.7x for Fort Howard. Merrill Lynch and Salomon Brothers also noted that, for the Scott Paper Transaction, the Transaction Value as a multiple of (1) LTM EBITDA was 10.7x and (2) LTM EBIT was 15.0x.

     PRO FORMA CONTRIBUTION ANALYSIS. Merrill Lynch and Salomon Brothers analyzed the relative pro forma contributions made by each of James River and Fort Howard to a combined entity. Under these analyses, net income, excluding non-recurring and extraordinary charges, was analyzed both including and excluding the impact of stabilized pre-tax Expected Synergies of $150 million in 1997 and 1998. These analyses indicated that Fort Howard would contribute between (1) 45.3% and 57.7% of combined net income in 1997 and 1998, respectively, using the "base case" projections, and (2) 44.2% and 57.0% of combined net income in 1997 and 1998, respectively, using the "upside case" projections.

     Merrill Lynch and Salomon Brothers contrasted these contributions to projected combined net income with the resulting pro forma relative equity ownership of the shareholders of Fort Howard in the combined company of 48.6%, (based upon the Exchange Ratio and assuming the conversion of all of James River's convertible preferred securities).

     DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch and Salomon Brothers performed a discounted cash flow ("DCF") analysis of Fort Howard using the "base case" and "upside case" projections for Fort Howard for the fiscal years ending December 31, 1997 through December 31, 2001. The DCF analysis is a method of estimating the present value of the stand-alone unlevered cash flows that Fort Howard would be expected to generate if Fort Howard performed in accordance with certain projections. The DCF value was calculated assuming discount rates ranging from 9% to 11% and was comprised of the sum of the net present values of (1) the projected unlevered free cash flows for Fort Howard for the years 1997 through 2001 plus (2) terminal value in the year 2001 based upon multiples of projected EBITDA in such year ranging from 8.0x to 9.5x. The DCF value was calculated both including and excluding the value of the Expected Synergies, where the value of the Expected Synergies was calculated assuming discount rates ranging from 9% to 11% and was comprised of the sum of the net present value of (1) the annual amounts of Expected Synergies plus (2) a terminal value of the Expected Synergies in the year 2001 based upon a terminal multiple of 7.0x.

     Utilizing the DCF method, Merrill Lynch and Salomon Brothers calculated a valuation range for Fort Howard Common Shares (1) using the "base case" projections of $32.00 to $41.00 per share (excluding Expected Synergies) or up to $55.00 per share (including Expected Synergies), and (2) using the "upside case" projections, of $46.00 to $56.00 per share (excluding Expected Synergies) or up to $70.00 per share (including Expected Synergies).

     Merrill Lynch and Salomon Brothers also analyzed the relative DCF contribution to a combined entity of James River and Fort Howard using the "base case" projections and the "upside case" projections for each company (and excluding Expected Synergies in each case). For Fort Howard, the DCF was calculated as described under " -- Discounted Cash Flow Analysis." For James River, the DCF was calculated assuming discount rates ranging from 9% to 11% and was comprised of the sum of the net present values of (1) the projected unlevered free cash flow for the years 1997 through 2001 plus (2) the year 2001 terminal value based upon multiples of projected EBITDA for such year ranging from 6.0x to 7.0x. The results of that analysis are described under " -- Exchange Ratio Analysis."

     EXCHANGE RATIO ANALYSIS. Using the four types of analysis described above, and assuming the pre-announcement price per James River Common Share of $30.88, Merrill Lynch and Salomon Brothers derived four ranges of exchange ratios for a transaction involving the issuance of James River Common Shares for Fort Howard Common Shares and compared these exchange ratio ranges with the proposed Exchange Ratio of 1.375. The ranges summarized below are based on both the "base case" and "upside case" projections. As a result, the low end of the ranges presented represents the low end of the "base case" and the high end of the ranges presented represents the high end of the "upside case".

     The range of implied exchange ratios based on the analysis described under " -- Comparable Public Company Trading Analysis" was from 1.00 to 1.46 James River Common Shares for each Fort Howard Common Share. The range of implied exchange ratios based on the analysis described under " -- Selected Acquisition Transactions Analysis" was from 1.20 to 1.46 James River Common Shares for each Fort Howard Common Share. The range of implied exchange ratios based on the analysis described under " -- Pro Forma Contribution Analysis" was from 1.12 to
1.93 James River Common Shares for each Fort Howard Common Share. Finally, the range of implied exchange ratios based on the analysis described under " -- Discounted Cash Flow Analysis," including 50% and 100% of the Expected Synergies, was from 1.24 to 1.53 James River Common Shares for each Fort Howard Common Share.

     PRO FORMA FINANCIAL ANALYSIS. Merrill Lynch and Salomon Brothers reviewed the pro forma synergies and cost savings projected by the managements of James River and Fort Howard and the one-time integration expenditures and charges projected by the managements of James River and Fort Howard. Merrill Lynch and Salomon Brothers also analyzed the impact of the Merger for James River shareholders on the pro forma fully diluted projected EPS for 1997, 1998 and 1999. Based upon the projections prepared by the respective managements, the analysis indicated that, for the James River shareholders, excluding one-time integration charges, the Merger would be accretive to earnings in 1997, 1998 and 1999.

     The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch and Salomon Brothers. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or summary description. Merrill Lynch and Salomon Brothers believe that their analyses must be considered as a whole and that selecting portions of their analyses and of the factors considered by them, without considering all such factors and analyses, could create a misleading view of the processes underlying the Merrill Lynch Opinion and the Salomon Opinion. Merrill Lynch and Salomon Brothers did not assign relative weights to any of their analyses in preparing their opinions. The matters considered by Merrill Lynch and Salomon Brothers in their analyses were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond James River's or Fort Howard's control and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Merrill Lynch and Salomon Brothers are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty. No public company utilized as a comparison is identical to James River or Fort Howard, and none of the Selected Acquisition Transactions or other business combinations utilized as a comparison is identical to the proposed Merger. Accordingly, an analysis of publicly traded comparable companies or comparable business combinations is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved and other factors that could affect the public trading value of the companies or company to which they are being compared.

     Pursuant to separate letter agreements with Merrill Lynch and Salomon Brothers dated January 10, 1997, and January 20, 1997, respectively, James River has agreed to pay each of Merrill Lynch and Salomon Brothers (1) a retainer fee of $60,000 per month, payable on execution of their respective letter agreements and monthly thereafter, and (2) an additional fee of $9,000,000, payable upon the closing of the proposed Merger, against which the fee described in clause
(1) will be credited. In addition, James River has agreed to reimburse each of Merrill Lynch and Salomon Brothers for any fees paid by Merrill Lynch and Salomon Brothers, respectively, for the retention of third-party advisors, consultants or counsel at the specific written request of James River and to indemnify Merrill Lynch and Salomon Brothers and certain related parties from and against certain liabilities, including liabilities under the federal securities laws, arising out of their respective engagements.

     James River retained Merrill Lynch based upon its experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Salomon Brothers is an internationally recognized investment banking firm that regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and for corporate, estate and other purposes. James River retained Salomon Brothers as a financial advisor because of its reputation, expertise in the valuation of companies and substantial experience in transactions such as the proposed Merger.

     Merrill Lynch and Salomon Brothers have, in the past, provided financial advisory and financing services to James River and Fort Howard and/or their affiliates and may continue to do so and have received fees for the rendering of such services. In addition, in the ordinary course of their businesses, Merrill Lynch and Salomon Brothers may actively trade the James River Common Shares and other securities of James River, as well as the Fort Howard Common Shares and other securities of Fort Howard, for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF FORT HOWARD'S FINANCIAL ADVISOR

     In April 1997, Fort Howard retained MS&Co. to act as its financial advisor in connection with the potential combination with James River. At the May 4, 1997 meeting of the Fort Howard Board, MS&Co. rendered to the Fort Howard Board an oral opinion that, as of such date and based upon and subject to the various considerations set forth in its opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of Fort Howard Common Shares. MS&Co. subsequently confirmed its oral opinion by delivering to the Fort Howard Board its written opinion dated as of May 4, 1997.

     THE FULL TEXT OF THE WRITTEN OPINION OF MS&CO. DATED MAY 4, 1997, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE SCOPE OF REVIEW BY MS&CO. IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX G TO THIS JOINT PROXY STATEMENT-PROSPECTUS. MS&CO.'S OPINION IS DIRECTED TO THE FORT HOWARD BOARD AND THE FAIRNESS OF THE EXCHANGE RATIO TO THE HOLDERS OF FORT HOWARD COMMON SHARES FROM A FINANCIAL POINT OF VIEW. THE MS&CO. OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION AS TO HOW THE STOCKHOLDERS OF FORT HOWARD SHOULD VOTE AT THE FORT HOWARD SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MS&CO. SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF FORT HOWARD COMMON SHARES ARE URGED TO, AND SHOULD, READ MS&CO.'S OPINION CAREFULLY AND IN ITS ENTIRETY.

     In rendering its opinion, MS&Co., among other things, (1) reviewed certain publicly available financial statements and other information concerning Fort Howard and James River; (2) reviewed certain internal financial statements and other financial and operating data concerning Fort Howard and James River prepared by the managements of Fort Howard and James River, respectively; (3) analyzed certain financial projections of Fort Howard and James River prepared by their respective managements; (4) discussed the past and current operations and financial condition and the prospects of Fort Howard and James River with senior executives of Fort Howard and James River, respectively; (5) analyzed the pro forma impact of the Merger on the combined company's earnings per share, consolidated capitalization and financial ratios; (6) reviewed the reported prices and trading activity for the Fort Howard Common Shares and the James River Common Shares; (7) compared the financial performance of Fort Howard and James River and the prices and trading activity of the Fort Howard Common Shares and the James River Common Shares with that of certain other comparable publicly traded companies and their securities; (8) discussed the strategic objectives of the Merger and the plan for the combined company, including estimates of potential synergies and other benefits, with senior executives of Fort Howard and James River; (9) reviewed the financial terms, to the extent publicly available, of certain comparable precedent merger transactions; (10) participated in discussions and negotiations among representatives of Fort Howard and James River and their financial and legal advisors; (11) reviewed the Merger Agreement and certain related documents; and (12) performed such analyses and considered such other factors as MS&Co. deemed appropriate.

     In rendering its May 4, 1997 opinion, MS&Co. assumed and relied, without independent verification, upon the accuracy and completeness of the information supplied or otherwise made available to MS&Co. by Fort Howard and James River for the purposes of its opinion. MS&Co. assumed that the financial projections, including synergies and other benefits expected to be derived from the Merger, were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Fort Howard and James River. MS&Co. did not make any independent valuation or appraisal of the assets or liabilities of either Fort Howard or James River, nor was MS&Co. furnished with any such appraisals. In addition, MS&Co. assumed the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. MS&Co.'s opinion is necessarily based on economic, market and other conditions as they existed on, and the information made available to it as of, May 4, 1997.

     The following is a summary of certain analyses performed by MS&Co. in connection with its May 4, 1997 opinion.

     FORT HOWARD COMMON SHARE PERFORMANCE. MS&Co.'s analysis of the Fort Howard Common Share performance consisted of an historical analysis of closing prices and trading volumes from March 10, 1995, to May 1, 1997. During this period, based on closing prices on the NASDAQ National Market, the Fort Howard Common Shares achieved a high of $36.00 per share and a low of $12.19 per share. The Fort Howard Common Shares closed at $36.00 per share on May 1, 1997.

     JAMES RIVER COMMON SHARE PERFORMANCE. MS&Co.'s analysis of the James River Common Share performance consisted of an analysis of closing prices and trading volumes from March 10, 1995 to May 1, 1997. During this period, based on closing prices on the New York Stock Exchange ("NYSE"), James River Common Shares achieved a high of $36.50 and a low of $24.25 per share. James River Common Shares closed at $30.00 per share on May 1, 1997.

     COMPARABLE COMPANY ANALYSIS. MS&Co. performed an analysis (referred to as a "comparable public company trading analysis") examining Fort Howard's performance relative to a group of publicly traded peers. MS&Co. compared certain publicly available financial and operating data, projections of future financial performance and market statistics (based upon closing stock prices on May 1, 1997) of Chesapeake Corporation, James River, Kimberly-Clark Corporation, Georgia-Pacific Corporation, International Paper Company, Union Camp Corporation and Weyerhaeuser Company (collectively, the "Selected Comparable Companies"). Historical financial information used in connection with the ratios provided below with respect to the Selected Comparable Companies was as of the date of the most recent financial statements publicly available for each company. MS&Co. compared (1) the closing stock prices as a multiple of estimated 1997 and 1998 EPS based on estimates by Institutional Brokers Estimates System ("IBES") and First Call and (2) the aggregate value (consisting of market capitalization plus total debt less cash and marketable securities) as a multiple of estimated 1997 EBITDA (based on estimates from analysts' research, The Value Line Investment Survey ("Value Line"), MS&Co. research and management of Fort Howard) and EBIT (based on estimates from analysts' research, Value Line, MS&Co. research and management of Fort Howard).

     For the Selected Comparable Companies, such analysis indicated (1) a median price to estimated 1997 EPS multiple of 18.5x, (2) a median price to estimated 1998 EPS multiple of 15.9x, (3) a median aggregate value to estimated 1997 EBITDA multiple of 6.2x and (4) a median aggregate value to estimated 1997 EBIT multiple of 10.4x. Using the financial information and forecasts provided by management of James River and Fort Howard, MS&Co. derived an implied equity value range per Fort Howard Common Share upon application of the financial multiples from the Selected Comparable Companies. This analysis indicated that the implied equity value of Fort Howard ranged from $32.00 to $40.00 per fully diluted Fort Howard Common Share.

     No company utilized as a comparison in the comparable companies analysis is identical to Fort Howard. In evaluating the Selected Comparable Companies, MS&Co. made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Fort Howard, such as the impact of competition on Fort Howard and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Fort Howard or the industry, or in the financial markets in general.

     COMPARABLE TRANSACTION ANALYSIS. Using publicly available information, MS&Co. performed an analysis of selected business combination transactions (collectively, the "Fort Howard Comparable Transactions") from 1982 to 1996. For each transaction, MS&Co. calculated (1) the aggregate value of the consideration paid in the transaction as a multiple of EBITDA and EBIT for the preceding twelve months and (2) the equity value as a multiple of earnings for the preceding twelve months. Such analysis indicated that the aggregate value of the consideration paid in the transaction as a multiple of EBITDA and EBIT for the preceding twelve months and the equity value as a multiple of earnings for the preceding twelve months, respectively, ranged from (a) 8.0x to 9.5x, (b) 10.0x to 12.0x and (c) 16.0x to 18.0x. Using the financial information and forecasts provided by management of Fort Howard and James River, MS&Co. derived an implied equity value range for Fort Howard upon application of the financial multiples from the Fort Howard Comparable Transactions. This analysis indicated that the implied equity value of Fort Howard ranged from $33.50 to $43.00 per fully diluted Fort Howard Common Share.

     No transaction utilized as a comparison in the comparable transaction analysis is identical to the Merger. In evaluating the precedent transactions, MS&Co. made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Fort Howard, such as the impact of competition on Fort Howard and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Fort Howard or the industry, or in the financial markets in general.

     DISCOUNTED CASH FLOW ANALYSIS. MS&Co. performed a discounted cash flow analysis of Fort Howard for the fiscal years ended 1997 through 2006 to estimate the present value of the stand-alone unlevered free cash flows that Fort Howard would be expected to generate if Fort Howard performed in accordance with certain financial forecasts. The discounted cash flow analysis for Fort Howard was based upon certain discussions with management of Fort Howard as well as upon certain financial forecasts prepared by management of Fort Howard. Unlevered free cash flows of Fort Howard were calculated as net income plus depreciation and amortization, deferred tax, minority interest, other noncash expenses and after-tax net interest expense, less investment in working capital, capital expenditures and other noncash income. MS&Co. calculated terminal values for Fort Howard by applying a range of EBITDA multiples of 6.0x to 8.0x, EBIT multiples of 7.0x to 9.0x and perpetual growth rates of 1.0% to 3.0% representing estimated long-term growth rates of free cash flow to the free cash flow in fiscal year 2006. The unlevered free cash flow amounts and terminal values were then discounted to the present using a range of discount rates from 10.0% to 11.0%. The discount rate ranges were selected based upon an analysis of the weighted average cost of capital of Fort Howard. Using the financial information and forecasts provided by management of Fort Howard, MS&Co. derived an implied equity value range for Fort Howard. This analysis, which does not consider any benefits derived from combining Fort Howard and James River, indicated that the implied equity value of Fort Howard ranged from $33.50 to $42.00 per fully diluted Fort Howard Common Share.

     HISTORICAL MARKET PRICE RATIO ANALYSIS. MS&Co. analyzed the historical ratios between the market prices per Fort Howard Common Share and per James River Common Share ("Historical Exchange Ratios"). The Historical Exchange Ratios were analyzed from March 10, 1995 to May 1, 1997. During this period, the Historical Exchange Ratios ranged from 120.0% to 40.3%. On May 1, 1997, the ratio of the market price for Fort Howard Common Shares to the market price for James River Common Shares was 120.0%.

     PRO FORMA ANALYSIS OF THE MERGER. MS&Co. analyzed certain pro forma effects of the Merger based upon the Exchange Ratio, including the impact of the Merger on the EPS of Fort James in fiscal years 1997 through 1999. Such analysis was based on First Call earnings estimates and base synergy projections provided by the management of James River and Fort Howard for the fiscal years ended 1997 though 1999. MS&Co. observed that, if the Merger were treated as a pooling of interests for accounting purposes, and if the estimated synergies were realized, the issuance of the James River Common Shares in the Merger would have an accretive effect on pro forma EPS excluding one-time integration charges of Fort James of approximately 7.3% in fiscal year 1997 and 11.2% in fiscal year 1998.

     SUMMARY CONTRIBUTION ANALYSIS. MS&Co. analyzed and compared the respective historical and projected contribution by Fort Howard and James River to the total revenues, EBITDA and EBIT of Fort James in 1996, 1997 and 1998. The analysis indicated that in 1996, 1997 and 1998, Fort Howard would contribute 21.7%, 22.1% and 21.9%, respectively, to combined revenues, 41.1%, 43.2% and 40.4%, respectively, to combined EBITDA and 53.3%, 52.7% and 47.1%, respectively, to combined EBIT.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, MS&Co. considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portions of MS&Co.'s analyses, without considering all analyses, would create an incomplete view of the process underlying MS&Co.'s opinion. In addition, MS&Co. may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for any particular analysis described above should not be taken to be MS&Co.'s view of the actual value of Fort Howard.

     In performing its analyses, MS&Co. made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Fort Howard or James River. The analyses performed by MS&Co. are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of MS&Co.'s analysis of the fairness of the Exchange Ratio from a financial point of view to the holders of Fort Howard Common Shares and were provided to the Fort Howard Board in connection with the delivery of the MS&Co. written opinion. The analyses do not purport to be appraisals or to reflect the prices at which Fort Howard Common Shares might actually be sold. In addition, as described above, the MS&Co. opinion and presentation to the Fort Howard Board were among the many factors taken into consideration by the Fort Howard Board in making its determination to approve the Merger.

     Fort Howard retained MS&Co. based upon its experience and expertise. MS&Co. is an internationally recognized investment banking and financial advisory firm. MS&Co., as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwriting, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. MS&Co. is a full-service securities firm engaged in trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of its trading and brokerage activities, MS&Co. or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the account of customers, in securities of Fort Howard or James River. In the past, MS&Co. and its affiliates have provided financial advisory and financial services to Fort Howard and James River and have received customary fees for the rendering of these services. As of May 4, 1997, certain affiliates of MS&Co. beneficially held approximately 26% of the then outstanding Fort Howard Common Shares. As of the date of this Joint Proxy Statement-Prospectus, certain affiliates of MS&Co. beneficially hold approximately 9.2% of the equity of Fort Howard on a fully diluted basis. MS&Co. expects that such affiliates will be significant stockholders of Fort James. In addition, three employees of MS&Co. are directors of Fort Howard, two of whom will become directors of Fort James. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER" and "DIRECTORS AND MANAGEMENT OF FORT JAMES FOLLOWING THE MERGER."

     FINANCIAL ADVISOR FEES. Pursuant to a letter agreement dated as of April 30, 1997, Fort Howard has agreed to pay MS&Co. (1) an advisory fee estimated to be between $250,000 and $500,000 and (2) upon consummation of the Merger, a transaction fee estimated to be approximately $18 million. In addition to the foregoing compensation, Fort Howard has agreed to reimburse MS&Co. for its expenses, including reasonable fees and expenses of its counsel, and to indemnify MS&Co. for liabilities and expenses arising out of the engagement and the transactions in connection therewith, including liabilities under federal securities laws.

AGREEMENTS WITH CERTAIN FORT HOWARD STOCKHOLDERS

     Concurrently with the execution of the Merger Agreement, the Morgan Stanley Group, Leeway and Co., as nominee for the Long-Term Investment Trust of AT&T Investment Management Organization ("Leeway"), and Mellon Bank, N.A., as Trustee for First Plaza Group Trust ("First Plaza" and, together with the Morgan Stanley Group and Leeway, the "Supporting Stockholders") entered into separate agreements with James River (the "Stockholder Support Agreements") under which each Supporting Stockholder agreed, among other things, to vote all of the Fort Howard Common Shares that are beneficially owned by it (limited, in the case of Leeway, to shares over which the AT&T Investment Management Organization exercises investment discretion) as of the record date for the Fort Howard Special Meeting in favor of the Merger and the Merger Agreement.

     The Stockholder Support Agreements limit the ability of the Supporting Stockholders to sell, transfer or otherwise dispose of any of the Fort Howard Common Shares held by them as of May 4, 1997, or any interests, including voting rights, in such shares, except that each Supporting Stockholder may transfer its shares under certain circumstances. These exceptions include a transfer (1) with the consent of James River, (2) for those members of the Morgan Stanley Group that are limited partnerships, in a pro rata distribution or transfer to the partners of such limited partnership or otherwise in accordance with its agreement of limited partnership (which distribution occurred at the close of business on May 5, 1997) or, with respect to Leeway and First Plaza, pursuant to the MSLEF Agreement of Limited Partnership, (3) to a party that agrees to be bound by the terms of the transferor's Stockholder Support Agreement, (4) to Fort Howard in connection with the exercise of certain stock options and (5) with respect to Leeway only, in a transfer to a successor trust or the trust for a successor plan in connection with or following the reorganization of the pension plans or trusts of AT&T Corp. and Lucent Technologies Inc.

     As of May 5, 1997, after the distribution by members of the Morgan Stanley Group described in clause (2) in the preceding paragraph, the Morgan Stanley Group held 6,910,834 Fort Howard Common Shares; Leeway held 4,672,114 Fort Howard Common Shares over which the AT&T Investment Management Organization exercised investment discretion as of that date; and First Plaza held 8,472,351 Fort Howard Common Shares. The number of shares owned by Leeway which are subject to the restrictions contained in Leeway's Stockholder Support Agreement is subject to reduction upon the agreement of James River and Fort Howard that the transfer of such shares by Leeway would not jeopardize pooling of interests accounting treatment of the Merger.

     On the record date for the Fort Howard Special Meeting, the Supporting Stockholders owned, in the aggregate, 20,055,299 Fort Howard Common Shares which are subject to the voting agreements contained in the

Stockholder Support Agreements and which, pursuant to such agreements, will be voted to approve the Merger and the Merger Agreement at the Fort Howard Special Meeting. These shares represent approximately 26% of the shares entitled to vote at the Fort Howard Special Meeting.

     The Stockholder Support Agreements also prohibit the Supporting Stockholders from initiating, soliciting or encouraging any discussions, inquiries or proposals with any third party that constitute or would reasonably be expected to lead to a Competing Transaction (as defined herein) or providing any information or assistance to any third party relating to a Competing Transaction or negotiating with a third party regarding such a transaction except that, with regard to the Morgan Stanley Group, its Stockholder Support Agreement would not prohibit any member or affiliate of the Morgan Stanley Group that is an officer, director or representative of Fort Howard from exercising his or her fiduciary duties in accordance with the terms of the Merger Agreement. See "THE MERGER AGREEMENT -- Limitation on Negotiations."

     Each Stockholder Support Agreement terminates at the option of any party thereto after the earlier of the termination of the Merger Agreement in accordance with its terms or the day following the closing of the Merger, or in the case of Leeway, if earlier, after March 31, 1998.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     GENERAL. The following discussion describes the material federal income tax consequences of the Merger. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date of this Joint Proxy Statement-Prospectus, and is subject to any changes in these or other laws occurring after such date. The discussion does not address the effects of any state, local or foreign tax laws.

     The tax consequences of the Merger to an individual shareholder may vary depending upon such shareholder's particular situation, and certain shareholders (particularly any shareholder which, at the effective time of the Merger (the "Effective Time"), is not a U.S. Person, is a tax-exempt entity, securities dealer, broker-dealer, insurance company or financial institution or is an individual who acquired his or her Fort Howard Common Shares pursuant to an employee stock option or otherwise as compensation) may be subject to special rules not discussed below. For these purposes, a U.S. Person is (1) a citizen or resident of the United States for U.S. federal income tax purposes, (2) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate, the income of which is subject to U.S. federal income tax regardless of the source or (4) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. fiduciaries have the authority to control all its substantial decisions.

     EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN ANY APPLICABLE TAX LAWS.

     The obligations of the parties to consummate the Merger are conditioned on James River's receipt of an opinion of Wachtell, Lipton, Rosen & Katz, counsel to James River, and Fort Howard's receipt of an opinion of Shearman & Sterling, counsel to Fort Howard, that (1) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, (2) no gain or loss will be recognized by James River, Merger Sub or Fort Howard as a result of the Merger and (3) no gain or loss will be recognized by the stockholders of Fort Howard who exchange their Fort Howard Common Shares solely for James River Common Shares as a result of the Merger (except with respect to cash received in lieu of a fractional share interest). Shareholders should be aware that an opinion of counsel is not binding on the Internal Revenue Service ("IRS") or the courts. Shareholders should also be aware that the opinions of Wachtell, Lipton, Rosen & Katz and Shearman & Sterling will be based on current law and on certain representations regarding factual matters and certain covenants as to future actions made by James River and Fort Howard. If these representations are incorrect in certain material respects or the covenants are not complied with, the conclusions reached by counsel in its opinion might be jeopardized.

     Assuming that the Merger will qualify as a reorganization within Section 368(a) of the Code, the Merger will have the federal income tax consequences discussed below.

     TAX IMPLICATIONS TO FORT HOWARD STOCKHOLDERS. Except to the extent Fort Howard stockholders receive cash in lieu of a fractional share interest, Fort Howard stockholders who exchange Fort Howard Common Shares in the Merger for James River Common Shares will not recognize gain or loss for federal income tax purposes upon the receipt of James River Common Shares in exchange for their Fort Howard Common Shares. The aggregate tax basis of James River Common Shares received as a result of the Merger will be the same as the stockholder's aggregate tax basis in the Fort Howard Common Shares surrendered in the exchange, reduced by the portion of the stockholder's tax basis properly allocated to the fractional share interest, if any, for which the stockholder receives cash. The holding period of the James River Common Shares received by Fort Howard stockholders as a result of the Merger will include the period during which the stockholder held the Fort Howard Common Shares exchanged in the Merger, provided that the Fort Howard Common Shares so exchanged were held as capital assets at the Effective Time. A Fort Howard stockholder that receives cash in lieu of a fractional share interest in James River Common Shares in the Merger will be treated as having received the fractional share interest in James River Common Shares in the Merger and as having received the cash in redemption of the fractional share interest. The cash payment will be treated as a distribution in payment of the fractional interest deemed redeemed under Code
Section 302, with the result that the Fort Howard stockholder should generally recognize gain or loss on the deemed redemption in an amount equal to the difference between the amount of cash received and the stockholder's adjusted tax basis allocable to such fractional share. Such gain or loss will be capital gain or loss if such stockholder's Fort Howard Common Shares are held as a capital asset at the Effective Time. The capital gain or loss so recognized generally will be long-term capital gain or loss if the holding period for the fractional share interest exceeds one year.

     TAX IMPLICATIONS TO JAMES RIVER, MERGER SUB AND FORT HOWARD. James River, Merger Sub and Fort Howard will not recognize any gain or loss for federal income tax purposes as a result of the Merger.

     BACKUP WITHHOLDING. Under the U.S. backup withholding rules, a holder of Fort Howard Common Shares may be subject to backup withholding at the rate of 31%, unless the stockholder (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (2) provides a correct taxpayer identification number, certifies that such stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules will be credited against the stockholder's federal income tax liability. James River may require holders of Fort Howard Common Shares to establish an exemption from backup withholding or to make arrangements which are satisfactory to James River to provide for the payment of backup withholding. A stockholder that does not provide James River with its current taxpayer identification number may be subject to penalties imposed by the IRS.

ACCOUNTING TREATMENT

     James River and Fort Howard anticipate that the Merger will be accounted for using the pooling of interests method of accounting. Under this method of accounting, holders of Fort Howard Common Shares will be deemed to have combined their existing voting common stock interest with that of holders of James River Common Shares by exchanging their shares for James River Common Shares. Accordingly, the book value of the assets, liabilities and stockholders' equity of Fort Howard, as reported on its consolidated balance sheet, will be carried over to the consolidated balance sheet of James River and no goodwill will be created. Results of operations of James River will include the results of both James River and Fort Howard for the entire fiscal year in which the Merger occurs; however, expenses incurred to effect the Merger must be treated by the combined company as current charges against income in the period in which the Merger occurs.

     James River has received the opinion of Coopers and Lybrand, L.L.P., its independent accountants, and Fort Howard has received the opinion of Arthur Andersen LLP, its independent accountants, each opinion dated the date of this Joint Proxy Statement-Prospectus, that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with the Merger Agreement.

     The unaudited pro forma financial information contained in this Joint Proxy Statement-Prospectus has been prepared using the pooling of interests accounting method to account for the Merger. See "SUMMARY -- Selected Historical Financial and Other Data" and " -- Selected Unaudited Pro Forma Combined Financial and Other Data," and "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

HSR ACT AND OTHER REGULATORY APPROVALS

     U.S. ANTITRUST FILING. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder, certain transactions, including the Merger, may not be consummated unless certain waiting period requirements have expired or been terminated. On May 9, 1997, James River and Fort Howard filed their Premerger Notification and Report Forms pursuant to the HSR Act with the United States Department of Justice (the "DOJ") and the United States Federal Trade Commission (the "FTC"). Under the HSR Act, the Merger may not be consummated until thirty days (unless early termination of this waiting period is granted) after the initial filing or, if the FTC or DOJ issues a Request for Additional Information and Other Documentary Material (a "second request"), twenty days after James River and Fort Howard have substantially complied with such a second request. On June 6, 1997, James River and Fort Howard each received a second request from the DOJ. James River and Fort Howard intend to submit their responses to the second request in early July. Twenty days following such substantial compliance, the Merger may be consummated unless the DOJ or FTC seeks to prevent consummation of the Merger by obtaining an injunction from a court, or the parties agree to delay expiration of the waiting period.

     The FTC and DOJ frequently scrutinize the legality under the antitrust laws of transactions such as the proposed Merger. At any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws with respect to the Merger, including seeking to enjoin the consummation of the Merger, to rescind the Merger or to require the divestiture of substantial assets of James River or Fort Howard. While the companies believe that the Merger is legal under the antitrust laws, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

     Under the Merger Agreement, James River and Fort Howard have agreed to use their best efforts to obtain any governmental clearance required for the Merger and to contest any action or order that seeks to restrict or prevents consummation of the Merger. The FTC, the DOJ or other governmental entities could seek, among other things, divestiture of certain product lines or assets by the combined company. Pursuant to the Merger Agreement, neither party is required to take any such action if it would materially adversely affect the financial condition or results of operations of James River and Fort Howard.

     On May 13, 1997, the State of Florida filed a civil complaint in the Northern District of Florida against ten manufacturers of commercial sanitary paper products, including James River and Fort Howard, alleging a conspiracy to fix prices starting at least as early as 1993. In addition, on May 13, 1997, a private class action suit was filed in the Northern District of Florida against the same defendants, also alleging a conspiracy to fix prices. Similar class action suits have been filed in federal district courts in at least four states and in two superior courts in the State of California. The defendants have filed a motion in the California state court proceedings to remove the cases to federal court. The defendants in the private class action suits have filed a motion to transfer and consolidate the suits with the multidistrict litigation panel. While the parties do not believe these suits should affect the Merger, there can be no assurance that the suits will not affect the Merger.

     EUROPEAN COMPETITION FILINGS. The Merger is subject to the competition laws of certain European countries, which provide for pre-closing notification and review of mergers, acquisitions and similar concentrative transactions when certain statutorily defined criteria are met.

     Certain mergers involving United Kingdom operations or assets that are not subject to the EC Merger Regulation are subject to administrative review by the Office of Fair Trading ("OFT") under the Fair Trading Act of 1973, as amended (the "1973 Act"). While not mandatory, it is sometimes advisable to prenotify the OFT of a merger under either the statutory clearance or informal clearance procedures specified in the 1973 Act. James River and Fort Howard have decided to utilize the informal clearance procedure with respect to the Merger. Under the informal prenotification procedure, the OFT will consider the notification and consult with the relevant parties, and where deemed appropriate, the Director General of the United Kingdom (the "Director General") will submit his advice to the Secretary of State of the United Kingdom (the "Secretary of State"). The Secretary of State thereafter will announce whether or not she has decided to refer a merger to the Monopolies and Mergers Commission ("MMC") for investigation. If the MMC recommends that a merger not be allowed to proceed, then the Secretary of State, acting on the advice of the Director General, has the power to seek to block the merger or to permit the merger to proceed, subject to appropriate conditions. On June 3, 1997, the parties filed a notification with the OFT. Absent a decision by the Secretary of State to seek to block the Merger, James River and Fort Howard intend to proceed with the Merger if all other conditions to the Merger are met.

     In Ireland, mergers satisfying the criteria specified in the Mergers, Take-Overs and Monopolies (Control) Act of 1978, as amended (the "Mergers Act") must be notified, in writing, to the Minister for Enterprise and Employment (the "Minister"). On May 30, 1997, James River and Fort Howard sought confirmation from the Minister that the Merger is not subject to the Mergers Act.

     The parties may determine to make certain other European premerger filings. The parties do not believe that any of these filings would affect the timing of the Merger.

     If the approval of the Merger by the competition authorities of one or more European countries is subject to compliance with certain conditions, there can be no assurance that the parties will be able to satisfy or comply with such conditions or be able to cause their respective subsidiaries to satisfy or comply with any such conditions or that compliance or non-compliance will not have adverse consequences for Fort James after consummation of the Merger. The parties believe that the proposed Merger is compatible with the competition laws of the European countries to which it is subject. Nevertheless, there can be no assurance that a challenge to the proposed transaction on the grounds that the proposed Merger is not compatible with such competition laws will not be made or, if a challenge is made, what the result will be.

NO APPRAISAL RIGHTS

     Holders of Fort Howard Common Shares are not entitled to appraisal rights which would give them the right to obtain the payment of cash in exchange for their Fort Howard Common Shares as a result of the Merger.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     James River and Fort Howard have made forward-looking statements in this document and the documents incorporated by reference herein that are subject to risks and uncertainties. These statements are based on management's beliefs and assumptions, based on information currently available to management. Forward-looking statements include the information concerning possible or assumed future results of operations of James River and Fort Howard set forth
(1) under "SUMMARY," "THE PROPOSED MERGER -- Background of the Merger,"
" -- Reasons for the Merger; Recommendations of the Boards of Directors,"
" -- Opinions of James River's Financial Advisors" and " -- Opinion of Fort Howard's Financial Advisor," and "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION," (2) under "Business" and "Management's Discussion and Analysis" in each company's Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference into this document and (3) in this document and the documents incorporated herein by reference preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of James River, Fort Howard and Fort James may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond James River's and Fort Howard's ability to control or predict. Shareholders are cautioned not to put undue reliance on any forward-looking statements. In addition, James River and Fort Howard do not have any intention or obligation to update forward-looking statements after they distribute this Joint Proxy Statement-Prospectus, even if new information, future events or other circumstances have made them incorrect or misleading. For those statements, James River and Fort Howard claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     Shareholders of James River and Fort Howard should understand that the following important factors, in addition to those discussed elsewhere in the documents which are incorporated by reference into this Joint Proxy Statement-Prospectus, could affect the future results of Fort James and could cause results to differ materially from those expressed in such forward-looking statements: (1) the effect of economic conditions; (2) the ability of James River and Fort Howard to successfully integrate their operations; (3) the impact of competitive products and pricing; (4) product development; (5) changes in laws and regulations, including changes in accounting standards and environmental regulations affecting the paper and pulp industry; (6) customer demand; (7) changes in raw material, energy and other costs; and (8) opportunities that may be presented to and pursued by Fort James.

RESTRICTIONS ON RESALES BY AFFILIATES

     The James River Common Shares to be issued to Fort Howard stockholders in the Merger will have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Upon issuance, these shares may be traded freely and without restriction by those shareholders not deemed to be affiliates of Fort Howard as that term is defined under the Securities Act. An "affiliate" of Fort Howard, as defined by the rules promulgated under the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Fort Howard. Any subsequent transfer by an affiliate of Fort Howard must be one permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 promulgated under the Securities Act, in the case of such persons who become affiliates of Fort James) or as otherwise permitted under the Securities Act. These restrictions are expected to apply to the directors, executive officers and holders of 10% or more of the Fort Howard Common Shares (as well as to certain other related individuals or entities).

     Securities and Exchange Commission ("SEC") guidelines regarding qualifying for pooling of interests method of accounting also limit sales of shares of the acquiring company and acquired company by affiliates of either company in a business combination such as the Merger. These guidelines indicate that the pooling of interests method of accounting will generally not be challenged on the basis of sales by such affiliates if these persons do not dispose of any of the shares of the corporation they own or any shares of the corporation they receive in connection with a merger during the period beginning thirty days prior to the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published (the "Pooling Restriction Period").

     The obligations of each of James River and Fort Howard to consummate the Merger are conditioned upon the other party's having caused each of its affiliates to deliver to James River or Fort Howard, as applicable, a written agreement that such person will not dispose of (1) any James River Common Shares in violation of the Securities Act or the rules and regulations promulgated thereunder or (2) any James River Common Shares or Fort Howard Common Shares during the Pooling Restriction Period.

     James River has agreed in the Merger Agreement to publish financial results covering the first full month of post-Merger combined operations within 90 days after the Effective Time.

FORT JAMES FINANCING

     In connection with the Merger, James River is arranging a new $2.5 billion bank credit facility (the "New Credit Facility") to replace certain of the existing James River and Fort Howard bank credit facilities. The proceeds of borrowings under the New Credit Facility will be used for general corporate purposes by Fort James following the Merger, including to refinance certain outstanding debt.

     The New Credit Facility will provide for a five-year senior unsecured revolving credit facility under which borrowings can be made up to a maximum of $2.5 billion outstanding at any time.

     Two borrowing options will be available under the New Credit Facility, a competitive advance facility and a revolving credit facility. The competitive advance facility will be provided on an uncommitted basis through an auction mechanism. The revolving credit facility will be provided on a committed basis. Up to $500 million of the New Credit Facility will be available in the form of revolving credit loans denominated in certain offshore currencies.

     The interest rate applicable to borrowings under the New Credit Facility will be, at Fort James' option, indexed to (1) the Base Rate (as defined in the New Credit Facility), or (2) the adjusted London Interbank Offering Rate, plus an applicable spread over such rate during the period of the New Credit Facility. The New Credit Facility will also provide for a facility fee on the $2.5 billion commitment. Such spread and fee will change moderately should Fort James' debt ratings change. There will also be an annual administration fee.

     The New Credit Facility will contain certain restrictive covenants applicable to Fort James that will limit its ability to create liens and will limit the ability of its subsidiaries to incur debt and create liens. The New Credit Facility will also contain covenants that restrict the ability of Fort James to merge or consolidate, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets, unless, among other conditions, in the case of a merger or consolidation, Fort James is the surviving entity or the surviving entity assumes all of Fort James' obligations under the New Credit Facility. The covenants under the New Credit Facility will also require Fort James to limit debt such that a specified ratio of total debt to EBITDA is not exceeded.

                          MARKET PRICES AND DIVIDENDS

     The James River Common Shares are currently listed on the NYSE under the symbol "JR." The Fort Howard Common Shares are traded on the NASDAQ National Market under the symbol "FORT." An application will be made to list the James River Common Shares to be issued in the Merger on the NYSE. In the Merger, James River will be renamed "Fort James Corporation." After the Merger, the shares of common stock of Fort James ("Fort James Common Shares") will be traded on the NYSE under the symbol "FJ."

     James River's Series P 9% Cumulative Convertible Preferred Stock (the "Series P Preferred Stock"), which is publicly traded, is held in the form of depositary shares (the "Series P Depositary Shares"), with each Series P Depositary Share representing a one one-hundredth interest in a share of Series P Preferred Stock. The James River Common Shares and Series P Depositary Shares together make up the voting securities of James River (the "James River Voting Shares").

     On June 30, 1997, there were 10,767 holders of record of James River Common Shares and 86,777,473 James River Common Shares were outstanding. As of that date, there were 32 holders of record of Series P Depositary Shares and 16,545,330 Series P Depositary Shares were outstanding. On June 30, 1997, there were approximately 860 holders of record of Fort Howard Common Shares and 76,150,854 Fort Howard Common Shares were outstanding.

     On May 2, 1997, the last full trading day prior to the public announcement of the signing of the Merger Agreement, the closing price of the James River Common Shares on the NYSE Composite Transaction Tape was $30 7/8, and the closing price of the Fort Howard Common Shares on the NASDAQ National Market was $36 1/2. On June 25, 1997, the most recent practicable date prior to the printing of this Joint Proxy Statement-Prospectus, the closing price of the James River Common Shares on the NYSE Composite Transaction Tape was $37 and the closing price of the Fort Howard Common Shares on the NASDAQ National Market was $49 3/8.

     The following table sets forth the range of high and low sales prices of James River Common Shares as reported on the NYSE Composite Transaction Tape and the high and low bid information for the Fort Howard Common Shares as reported on the NASDAQ National Market, and the dividends declared on the James River Common Shares, for the quarterly periods indicated, which correspond to the companies' respective quarterly fiscal periods for financial reporting purposes. Fort Howard did not declare any dividends during such periods.

                                                           JAMES RIVER                               FORT HOWARD
                                                          COMMON SHARES                             COMMON SHARES
                                                ---------------------------------            ---------------------------
                                                       MARKET PRICE            CASH                   BID PRICE
                                                ---------------------------    DIVIDEND      ---------------------------
                                                   HIGH             LOW        DECLARED         HIGH             LOW
                                                -----------     -----------    --------      -----------     -----------
1995
  First Quarter                                 $ 25  5/8       $ 20            $.15         $ 12 7/8        $ 12
  Second Quarter                                  28  5/8         23 1/4         .15           15              12
  Third Quarter                                   37  3/8         25 3/8         .15           16 1/4          13 3/8
  Fourth Quarter                                  33  3/4         22 1/4         .15           23 1/4          14 3/8
1996
  First Quarter                                   28  1/8         22 3/8         .15           25 1/2          19
  Second Quarter                                  27  3/8         24 3/4         .15           23 1/4          19 1/2
  Third Quarter                                   27  1/4         24 5/8         .15           26              19 1/4
  Fourth Quarter                                  34  1/4         27 5/8         .15           29 1/2          23 1/2
1997
  First Quarter                                   36  1/4         29 1/4         .15           35 1/4          26 5/8
  Second Quarter (through June 25, 1997)          38  7/8         27 1/4         .15           51 1/8          27 1/2

     No assurances can be given as to the market prices of James River Common Shares or Fort Howard Common Shares at, or, in the case of James River Common Shares, after, the Effective Time. SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR JAMES RIVER COMMON SHARES AND FORT HOWARD COMMON SHARES.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information (the "Unaudited Pro Forma Information") gives effect to the Merger under the pooling of interests method of accounting. The Unaudited Pro Forma Information is presented to reflect the estimated impact of the Merger and the issuance of
1.375 James River Common Shares for each Fort Howard Common Share issued and outstanding. As of March 31, 1997, there were approximately 74.6 million Fort Howard Common Shares issued and outstanding. See "THE PROPOSED
MERGER -- Accounting Treatment."

     The Unaudited Pro Forma Information is presented as if the Merger had been consummated as of the beginning of each period presented for the unaudited pro forma condensed combined statements of operations and as of March 30, 1997, for the unaudited pro forma condensed combined balance sheet. James River financial statements are prepared on a 52- or 53-week basis for year end reporting. Fort Howard is on a calendar year end basis of reporting. For ease of reference, all column headings used in the Unaudited Pro Forma Information refer to the period-end date of James River.

     The Unaudited Pro Forma Information gives effect to the reclassifications and adjustments set forth in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements and does not reflect anticipated cost savings and other synergies anticipated as a result of the Merger. For a discussion of anticipated cost savings and other synergies, see "THE PROPOSED MERGER -- Reasons for the Merger; Recommendations of the Boards of Directors." The Unaudited Pro Forma Information is not necessarily indicative of the operating results and financial position that might have been achieved had the Merger been consummated on the dates or as of the beginning of each period indicated, nor is it necessarily indicative of operating results and financial position which may occur in the future.

     The Unaudited Pro Forma Information should be read in conjunction with the historical consolidated financial statements of James River and Fort Howard as contained in their respective Annual Reports on Form 10-K and the unaudited consolidated interim financial statements contained in their respective Quarterly Reports on Form 10-Q for the three months ended March 30, 1997, and March 31, 1997. See "WHERE YOU CAN FIND MORE INFORMATION."

                   JAMES RIVER AND CONSOLIDATED SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                         FIRST QUARTER ENDED MARCH 30, 1997
                                                            ------------------------------------------------------------
                                                                                              PRO FORMA        PRO FORMA
                                                            JAMES RIVER    FORT HOWARD       ADJUSTMENTS       COMBINED
                                                            -----------    -----------    -----------------    ---------
                                                                                              (NOTE 2)

Net sales................................................    $ 1,381.9      $   400.8          $   9.8(a)      $1,817.8
                                                                                                  25.3(b)
Cost of goods sold.......................................      1,019.2          229.0             25.3(b)       1,278.1
                                                                                                   4.6(c)
Selling and administrative expenses......................        250.2           33.5              9.8(a)         288.9
                                                                                                  (4.6)(c)
                                                            -----------    -----------         -------         ---------
Income (loss) from operations............................        112.5          138.3               --            250.8
Interest expense.........................................         37.9           57.9                              95.8
Other income (expense), net..............................          7.8            (.8)                              7.0
                                                            -----------    -----------         -------         ---------
Income (loss) before income taxes, minority interests,
  and extraordinary item.................................         82.4           79.6               --            162.0
Income tax expense (benefit).............................         34.6           29.9                              64.5
                                                            -----------    -----------         -------         ---------
Income (loss) before minority interests and extraordinary
  item...................................................         47.8           49.7               --             97.5
Minority interests.......................................          (.3)                                             (.3)
                                                            -----------    -----------         -------         ---------
Income (loss) before extraordinary item..................    $    47.5      $    49.7          $    --         $   97.2
                                                            -----------    -----------         -------         ---------
                                                            -----------    -----------         -------         ---------
Preferred dividend requirements..........................        (14.6)                                           (14.6)
                                                            -----------    -----------         -------         ---------
Income (loss) before extraordinary item applicable to
  common shares..........................................    $    32.9      $    49.7          $    --         $   82.6
                                                            -----------    -----------         -------         ---------
                                                            -----------    -----------         -------         ---------
Income (loss) per share before extraordinary item........    $     .38                                         $    .43
                                                            -----------                                        ---------
                                                            -----------                                        ---------
Weighted average number of common shares and common share
  equivalents............................................         87.2                           106.4(d)         193.6
                                                            -----------                        -------         ---------
                                                            -----------                        -------         ---------

   The accompanying notes are an integral part of this pro forma information.

                   JAMES RIVER AND CONSOLIDATED SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                         FIRST QUARTER ENDED MARCH 31, 1996
                                                            ------------------------------------------------------------
                                                                                              PRO FORMA        PRO FORMA
                                                            JAMES RIVER    FORT HOWARD       ADJUSTMENTS       COMBINED
                                                            -----------    -----------    -----------------    ---------
                                                                                              (NOTE 2)

Net sales................................................    $ 1,555.4      $   385.7          $  16.5(a)      $1,981.0
                                                                                                  23.4(b)
Cost of goods sold.......................................      1,182.0          238.3             23.4(b)       1,448.1
                                                                                                   4.4(c)
Selling and administrative expenses......................        273.6           33.2             16.5(a)         318.9
                                                                                                  (4.4)(c)
Severance and other items................................         23.4                                             23.4
                                                            -----------    -----------         -------         ---------
Income (loss) from operations............................         76.4          114.2               --            190.6
Interest expense.........................................         45.4           70.8                             116.2
Other income (expense), net..............................          4.0            (.5)                              3.5
                                                            -----------    -----------         -------         ---------
Income (loss) before income taxes, minority interests,
  and extraordinary item.................................         35.0           42.9               --             77.9
Income tax expense (benefit).............................         15.4           16.0                              31.4
                                                            -----------    -----------         -------         ---------
Income (loss) before minority interests and extraordinary
  item...................................................         19.6           26.9               --             46.5
Minority interests.......................................           .9                                               .9
                                                            -----------    -----------         -------         ---------
Income (loss) before extraordinary item..................    $    20.5      $    26.9          $    --         $   47.4
                                                            -----------    -----------         -------         ---------
                                                            -----------    -----------         -------         ---------
Preferred dividend requirements..........................        (14.7)                                           (14.7)
                                                            -----------    -----------         -------         ---------
Income (loss) before extraordinary item applicable to
  common shares..........................................    $     5.8      $    26.9          $    --         $   32.7
                                                            -----------    -----------         -------         ---------
                                                            -----------    -----------         -------         ---------
Income (loss) per share before extraordinary item........    $     .07                                         $    .17
                                                            -----------                                        ---------
                                                            -----------                                        ---------
Weighted average number of common shares and common share
  equivalents............................................         85.5                           106.4(d)         191.9
                                                            -----------                        -------         ---------
                                                            -----------                        -------         ---------

   The accompanying notes are an integral part of this pro forma information.

                   JAMES RIVER AND CONSOLIDATED SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                       FOR THE YEAR ENDED DECEMBER 29, 1996
                                                           ------------------------------------------------------------
                                                                                             PRO FORMA        PRO FORMA
                                                           JAMES RIVER    FORT HOWARD       ADJUSTMENTS       COMBINED
                                                           -----------    -----------    -----------------    ---------
                                                                                             (NOTE 2)

Net sales................................................   $ 5,971.9      $ 1,580.8          $  54.1(a)      $7,707.1
                                                                                                100.3(b)
Cost of goods sold.......................................     4,483.1          962.3            100.3(b)       5,564.2
                                                                                                 18.5(c)
Selling and administrative expenses......................     1,045.2          142.1             54.1(a)       1,222.9
                                                                                                (18.5)(c)
Severance and other items................................        10.7                                             10.7
                                                           -----------    -----------         -------         ---------
Income (loss) from operations............................       432.9          476.4               --            909.3
Interest expense.........................................       165.4          259.0                             424.4
Other income (expense), net..............................        21.6           (2.9)                             18.7
                                                           -----------    -----------         -------         ---------
Income (loss) before income taxes, minority interests,
  and extraordinary item.................................       289.1          214.5               --            503.6
Income tax expense (benefit).............................       127.2           43.8                             171.0
                                                           -----------    -----------         -------         ---------
Income (loss) before minority interests and extraordinary
  item...................................................       161.9          170.7               --            332.6
Minority interests.......................................        (4.6)                                            (4.6)
                                                           -----------    -----------         -------         ---------
Income (loss) before extraordinary item..................   $   157.3      $   170.7          $    --         $  328.0
                                                           -----------    -----------         -------         ---------
                                                           -----------    -----------         -------         ---------
Preferred dividend requirements..........................       (58.5)                                           (58.5)
                                                           -----------    -----------         -------         ---------
Income (loss) before extraordinary item applicable to
  common shares..........................................   $    98.8      $   170.7          $    --         $  269.5
                                                           -----------    -----------         -------         ---------
                                                           -----------    -----------         -------         ---------
Income (loss) per share before extraordinary item........   $    1.15                                         $   1.40
                                                           -----------                                        ---------
                                                           -----------                                        ---------
Weighted average number of common shares and common share
  equivalents............................................        86.0                           106.4(d)         192.4
                                                           -----------                        -------         ---------
                                                           -----------                        -------         ---------

   The accompanying notes are an integral part of this pro forma information.

                   JAMES RIVER AND CONSOLIDATED SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                        FOR THE YEAR ENDED DECEMBER 31, 1995
                                                            ------------------------------------------------------------
                                                                                              PRO FORMA        PRO FORMA
                                                            JAMES RIVER    FORT HOWARD       ADJUSTMENTS       COMBINED
                                                            -----------    -----------    -----------------    ---------
                                                                                              (NOTE 2)

Net sales................................................    $ 7,141.2      $ 1,620.9          $  32.9(a)      $8,887.9
                                                                                                  92.9(b)
Cost of goods sold.......................................      5,585.5        1,139.4             92.9(b)       6,835.2
                                                                                                  17.4(c)
Selling and administrative expenses......................      1,080.5          121.4             32.9(a)       1,217.4
                                                                                                 (17.4)(c)
Severance and other items................................         51.9                                             51.9
                                                            -----------    -----------        --------         ---------
Income (loss) from operations............................        423.3          360.1               --            783.4
Interest expense.........................................        226.4          309.9                             536.3
Other income (expense), net..............................         40.3            1.7                              42.0
                                                            -----------    -----------        --------         ---------
Income (loss) before income taxes, minority interests,
  and extraordinary item.................................        237.2           51.9               --            289.1
Income tax expense (benefit).............................        109.4           18.4                             127.8
                                                            -----------    -----------        --------         ---------
Income (loss) before minority interests and extraordinary
  item...................................................        127.8           33.5               --            161.3
Minority interests.......................................         (1.4)                                            (1.4)
                                                            -----------    -----------        --------         ---------
Income (loss) before extraordinary item..................    $   126.4      $    33.5          $    --         $  159.9
                                                            -----------    -----------        --------         ---------
                                                            -----------    -----------        --------         ---------
Preferred dividend requirements..........................        (58.5)                                           (58.5)
                                                            -----------    -----------        --------         ---------
Income (loss) before extraordinary item applicable to
  common shares..........................................    $    67.9      $    33.5          $    --         $  101.4
                                                            -----------    -----------        --------         ---------
                                                            -----------    -----------        --------         ---------
Income (loss) per share before extraordinary item........    $     .81                                         $    .53
                                                            -----------                                        ---------
                                                            -----------                                        ---------
Weighted average number of common shares and common share
  equivalents............................................         84.1                           106.4(d)         190.5
                                                            -----------                       --------         ---------
                                                            -----------                       --------         ---------

   The accompanying notes are an integral part of this pro forma information.

                   JAMES RIVER AND CONSOLIDATED SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                        FOR THE YEAR ENDED DECEMBER 25, 1994
                                                               ------------------------------------------------------
                                                                                              PRO FORMA     PRO FORMA
                                                               JAMES RIVER    FORT HOWARD    ADJUSTMENTS    COMBINED
                                                               -----------    -----------    -----------    ---------
                                                                                              (NOTE 2)

Net sales...................................................    $ 5,706.4      $ 1,274.4       $  33.9(a)   $7,103.7
                                                                                                  89.0(b)
Cost of goods sold..........................................      4,734.1          887.3          89.0(b)    5,727.1
                                                                                                  16.7(c)
Selling and administrative expenses.........................        815.7          110.3          33.9(a)      943.2
                                                                                                 (16.7)(c)
Severance and other items...................................          9.6                                        9.6
                                                               -----------    -----------    -----------    ---------
Income (loss) from operations...............................        147.0          276.8            --         423.8
Interest expense............................................        185.6          337.7                       523.3
Other income (expense), net.................................         28.9            (.1)                       28.8
                                                               -----------    -----------    -----------    ---------
Income (loss) before income taxes, minority interests, and
  extraordinary item........................................         (9.7)         (61.0)           --         (70.7)
Income tax expense (benefit)................................          4.4          (18.9)                      (14.5)
                                                               -----------    -----------    -----------    ---------
Income (loss) before minority interests and
  extraordinary item........................................        (14.1)         (42.1)           --         (56.2)
Minority interests..........................................          1.1                                        1.1
                                                               -----------    -----------    -----------    ---------
Income (loss) before extraordinary item.....................    $   (13.0)     $   (42.1)      $    --      $  (55.1)
                                                               -----------    -----------    -----------    ---------
                                                               -----------    -----------    -----------    ---------
Preferred dividend requirements.............................        (45.8)                                     (45.8)
                                                               -----------    -----------    -----------    ---------
Income (loss) before extraordinary item applicable to common
  shares....................................................    $   (58.8)     $   (42.1)      $    --      $ (100.9)
                                                               -----------    -----------    -----------    ---------
                                                               -----------    -----------    -----------    ---------
Income (loss) per share before extraordinary item...........    $    (.72)                                  $   (.54)
                                                               -----------                                  ---------
                                                               -----------                                  ---------
Weighted average number of common shares and common share
  equivalents...............................................         81.7                        106.4(d)      188.1
                                                               -----------                   -----------    ---------
                                                               -----------                   -----------    ---------

   The accompanying notes are an integral part of this pro forma information.

                   JAMES RIVER AND CONSOLIDATED SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                        FOR THE YEAR ENDED DECEMBER 26, 1993
                                                            ------------------------------------------------------------
                                                                                              PRO FORMA        PRO FORMA
                                                            JAMES RIVER    FORT HOWARD       ADJUSTMENTS       COMBINED
                                                            -----------    -----------    -----------------    ---------
                                                                                              (NOTE 2)

Net sales................................................    $ 4,867.7      $ 1,187.4          $  21.0(a)      $ 6,166.6
                                                                                                  90.5(b)
Cost of goods sold.......................................      4,076.1          826.6             90.5(b)        5,008.5
                                                                                                  15.3(c)
Selling and administrative expenses......................        677.6           97.0             21.0(a)          780.3
                                                                                                 (15.3)(c)
Goodwill write-off.......................................                     1,980.4                            1,980.4
                                                            -----------    -----------         -------         ---------
Income (loss) from operations............................        114.0       (1,716.6)              --          (1,602.6)
Interest expense.........................................        137.6          342.8                              480.4
Other income (expense), net..............................         40.3            3.0                               43.3
                                                            -----------    -----------         -------         ---------
Income (loss) before income taxes, minority interests,
  and extraordinary item.................................         16.7       (2,056.4)              --          (2,039.7)
Income tax expense (benefit).............................         18.9          (16.3)                               2.6
                                                            -----------    -----------         -------         ---------
Income (loss) before minority interests and
  extraordinary item.....................................         (2.2)      (2,040.1)              --          (2,042.3)
Minority interests.......................................          1.9                                               1.9
                                                            -----------    -----------         -------         ---------
Income (loss) before extraordinary item..................    $     (.3)     $(2,040.1)         $    --         $(2,040.4)
                                                            -----------    -----------         -------         ---------
                                                            -----------    -----------         -------         ---------
Preferred dividend requirements..........................        (32.8)                                            (32.8)
                                                            -----------    -----------         -------         ---------
Income (loss) before extraordinary item applicable to
  common shares..........................................    $   (33.1)     $(2,040.1)         $    --         $(2,073.2)
                                                            -----------    -----------         -------         ---------
                                                            -----------    -----------         -------         ---------
Income (loss) per share before extraordinary item........    $    (.40)                                        $  (11.03)
                                                            -----------                                        ---------
                                                            -----------                                        ---------
Weighted average number of common shares and common share
  equivalents............................................         81.6                           106.4(d)          188.0
                                                            -----------                        -------         ---------
                                                            -----------                        -------         ---------

   The accompanying notes are an integral part of this pro forma information.

                   JAMES RIVER AND CONSOLIDATED SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                        FOR THE YEAR ENDED DECEMBER 27, 1992
                                                            ------------------------------------------------------------
                                                                                              PRO FORMA        PRO FORMA
                                                            JAMES RIVER    FORT HOWARD       ADJUSTMENTS       COMBINED
                                                            -----------    -----------    -----------------    ---------
                                                                                              (NOTE 2)

Net sales................................................    $ 4,937.9      $ 1,151.4          $  22.2(a)      $6,194.7
                                                                                                  83.2(b)
Cost of goods sold.......................................      4,186.4          783.1             83.2(b)       5,064.9
                                                                                                  12.2(c)
Selling and administrative expenses......................        702.2           97.6             22.2(a)         809.8
                                                                                                 (12.2)(c)
Severance and other items................................        111.7                                            111.7
                                                            -----------    -----------         -------         ---------
Income (loss) from operations............................        (62.4)         270.7               --            208.3
Interest expense.........................................        149.1          338.4                             487.5
Other income (expense), net..............................         23.4           (2.1)                             21.3
                                                            -----------    -----------         -------         ---------
Income (loss) before income taxes, minority interests,
  extraordinary item, and cumulative effect of accounting
  changes................................................       (188.1)         (69.8)              --           (257.9)
Income tax expense (benefit).............................        (64.7)           (.4)                            (65.1)
                                                            -----------    -----------         -------         ---------
Income (loss) before minority interests, extraordinary
  item and cumulative effect of accounting changes.......       (123.4)         (69.4)              --           (192.8)
Minority interests.......................................          1.3                                              1.3
                                                            -----------    -----------         -------         ---------
Income (loss) before extraordinary item and cumulative
  effect of accounting changes...........................    $  (122.1)     $   (69.4)         $    --         $ (191.5)
                                                            -----------    -----------         -------         ---------
                                                            -----------    -----------         -------         ---------
Preferred dividend requirements..........................        (26.5)                                           (26.5)
                                                            -----------    -----------         -------         ---------
Income (loss) before extraordinary item and cumulative
  effect of accounting changes applicable to common
  shares.................................................    $  (148.6)     $   (69.4)         $    --         $ (218.0)
                                                            -----------    -----------         -------         ---------
                                                            -----------    -----------         -------         ---------
Income (loss) per share before extraordinary item and
  cumulative effect of accounting changes................    $   (1.82)                                        $  (1.16)
                                                            -----------                                        ---------
                                                            -----------                                        ---------
Weighted average number of common shares and common share
  equivalents............................................         81.8                           106.4(d)         188.2
                                                            -----------                        -------         ---------
                                                            -----------                        -------         ---------

   The accompanying notes are an integral part of this pro forma information.

                   JAMES RIVER AND CONSOLIDATED SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 (IN MILLIONS)

                                                                                   MARCH 30, 1997
                                                            ------------------------------------------------------------
                                                                                              PRO FORMA        PRO FORMA
                                                            JAMES RIVER    FORT HOWARD       ADJUSTMENTS       COMBINED
                                                            -----------    -----------    -----------------    ---------
                                                                                              (NOTE 2)
ASSETS
Current assets:
     Cash and cash equivalents...........................    $    58.1      $      .7                          $   58.8
     Accounts receivable.................................        691.6           70.8                             762.4
     Inventories.........................................        662.4          149.3                             811.7
     Deferred income taxes...............................         80.0           54.0                             134.0
     Other current assets................................         33.3           10.1                              43.4
                                                            -----------    -----------                         ---------
       Total current assets..............................      1,525.4          284.9                           1,810.3

Property, plant and equipment............................      5,800.8        2,062.8                           7,863.6
Less accumulated depreciation............................      2,173.9          831.3                           3,005.2
                                                            -----------    -----------                         ---------
     Net property, plant and equipment...................      3,626.9        1,231.5                           4,858.4

Investments in affiliates................................        159.5                                            159.5
Other assets.............................................        368.3           64.6                             432.9
Goodwill.................................................        681.7                                            681.7
                                                            -----------    -----------                         ---------
     Total assets........................................    $ 6,361.8      $ 1,581.0                          $7,942.8
                                                            -----------    -----------                         ---------
                                                            -----------    -----------                         ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable....................................    $   478.4      $   118.7                          $  597.1
     Accrued liabilities.................................        563.5          111.3          $  50.0(e)         724.8
     Long-term debt, current portion.....................        116.3           11.4                             127.7
                                                            -----------    -----------         -------         ---------
       Total current liabilities.........................      1,158.2          241.4             50.0          1,449.6

Long-term debt...........................................      1,848.7        2,441.5                           4,290.2
Accrued postretirement benefits other than pensions......        457.3           17.7                             475.0
Other long-term liabilities..............................        202.5           31.4                             233.9
Deferred income taxes....................................        454.4          252.5                             706.9

Shareholders' equity:
     Preferred stock.....................................        738.4                                            738.4
     Common shareholders' equity (deficit)...............      1,502.3       (1,403.5)           (50.0) (e)        48.8
                                                            -----------    -----------         -------         ---------
       Total shareholders' equity (deficit)..............      2,240.7       (1,403.5)           (50.0)           787.2
                                                            -----------    -----------         -------         ---------
     Total liabilities and shareholders' equity..........    $ 6,361.8      $ 1,581.0          $    --         $7,942.8
                                                            -----------    -----------         -------         ---------
                                                            -----------    -----------         -------         ---------

   The accompanying notes are an integral part of this pro forma information.

                            JAMES RIVER CORPORATION

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

                              FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The unaudited pro forma condensed combined financial statements reflect the Merger under the pooling of interests method of accounting. The unaudited pro forma condensed combined statements of operations for each of the five years in the period ended December 29, 1996, and the three-month periods ended March 30, 1997 and March 31, 1996, give effect to the Merger as though it had occurred as of the beginning of each period presented. The unaudited pro forma condensed combined balance sheet as of March 30, 1997, assumes that the Merger had been consummated on that date.

     The unaudited pro forma condensed combined statements of operations exclude
(1) the positive effects of potential cost savings which may be achieved upon combining the resources of the companies, (2) non-recurring transaction costs of approximately $50 million to $60 million, including investment banking, legal and accounting fees and (3) potential interest cost savings as a result of anticipated debt refinancing and a continuation of the combining companies' overall debt reduction programs. Further, James River expects to restructure the combined operations, resulting in additional nonrecurring charges in 1997. The range of amounts of such charges cannot be reasonably estimated until an analysis of the newly combined operations is completed and a detailed restructuring plan is developed.

     Certain amounts in the James River historical financial statements have been reclassified to conform to the 1997 presentation.

2. PRO FORMA ADJUSTMENTS

     (a) Represents reclassifications of certain Fort Howard trade promotions and allowances from net sales to selling and administrative expenses to conform to James River's accounting classification.

     (b) Represents reclassifications of Fort Howard customer freight costs from net sales to cost of goods sold to conform to James River's accounting classification.

     (c) Represents reclassifications of Fort Howard shipping expenses from selling and administrative expenses to cost of goods sold to conform to James River's accounting classification.

     (d) Represents an adjustment to reflect the combined weighted average number of common shares and common share equivalents of James River and Fort Howard, reflecting the assumed issuance of approximately 102.6 million James River Common Shares in exchange for approximately 74.6 million Fort Howard Common Shares outstanding as of March 31, 1997, utilizing the Exchange Ratio of
1.375 James River Common Shares for each Fort Howard Common Share. The effect of incremental shares to reflect the impact of Fort Howard's stock option plans as of March 31, 1997 was also included because the effect is dilutive on a pro forma basis. The actual number of shares to be issued and options to be assumed pursuant to the Merger will be based upon the actual number of Fort Howard Common Shares and options issued and outstanding immediately prior to the Effective Time.

     (e) Reflects an accrual for the minimum of the estimated range of $50 million to $60 million for transaction costs related to the Merger.

3. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The unaudited pro forma condensed combined financial statements assume that the Merger qualifies as a tax-free reorganization for federal income tax purposes.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the James River Board, James River shareholders should be aware that, as described below, certain members of James River's management and the James River Board may have interests in the Merger that are different from, or in addition to, the interests of James River shareholders generally and which may create potential conflicts of interest. The James River Board was aware of the interests of its directors and officers when it approved the Merger and the Merger Agreement.

     In considering the recommendation of the Fort Howard Board with respect to the Merger, stockholders of Fort Howard should be aware that, as described below, certain members of Fort Howard's management and the Fort Howard Board may have interests in the Merger that are different from, or in addition to, the interests of stockholders of Fort Howard generally, and which may create potential conflicts of interest. Certain members of management of MS&Co., which has acted as financial advisor and has delivered an opinion to the Fort Howard Board in connection with the Merger (see "THE PROPOSED MERGER -- Opinion of Fort Howard's Financial Advisor"), are also members of the Fort Howard Board and also have interests in the Merger that are different from, or in addition to, the interests of stockholders of Fort Howard. Such interests relate to or arise from, among other things, the terms of the Merger Agreement providing for (1) the Board of Directors of Fort James (the "Fort James Board") initially to consist of fifteen members, four of whom have been designated by Fort Howard, with two of such members designated by Fort Howard being officers of MS&Co., (2) the division of certain senior management positions of Fort James among the existing senior management of each of the companies, (3) certain severance and change of control arrangements and (4) the indemnification of existing directors and officers of Fort Howard. All such additional interests are described below, to the extent material, and except as described below or under "DIRECTORS AND MANAGEMENT OF FORT JAMES FOLLOWING THE MERGER," such persons have, to the knowledge of Fort Howard, no material interest in the Merger apart from those of Fort Howard stockholders generally. The Fort Howard Board was aware of, and considered the interests of, its directors and officers when it approved the Merger Agreement and the Merger.

INTERESTS OF CERTAIN FORT HOWARD STOCKHOLDERS

     THE STOCKHOLDERS AGREEMENT. Pursuant to the Merger Agreement, Morgan Stanley and certain of its subsidiaries (collectively, the "Director Nominating Stockholders") will enter into a stockholders agreement with James River (the "Stockholders Agreement") as of the Effective Time that provides for the appointment of four individuals specified in the Merger Agreement as members of the Fort James Board immediately following the Effective Time and grants the Director Nominating Stockholders the right to nominate for election at subsequent annual or special meetings up to two members thereafter. Under the Stockholders Agreement, so long as the Director Nominating Stockholders and their affiliates (other than MS&Co.) continue to own at least five million Fort James Common Shares issued to them in the Merger (including as a result of certain specified transfers to such stockholders), Morgan Stanley will be entitled to nominate two individuals for election as Fort James directors. Further, until such time as the Director Nominating Stockholders and their affiliates (other than MS&Co.) no longer hold two million Fort James Common Shares issued to them in the Merger (including as a result of certain specified transfers), Morgan Stanley will be entitled to nominate one director. The five million and two million share thresholds described above will be appropriately adjusted in the event of any stock dividend, stock split, reclassification or similar change with respect to the Fort James Common Shares.

     THE REGISTRATION RIGHTS AGREEMENT. Also pursuant to the Merger Agreement, at the Effective Time Morgan Stanley, AT&T Investment Management Co. ("AT&T") and First Plaza Group Trust ("FPGT") will enter into an agreement with James River (the "Registration Rights Agreement") that grants to MS&Co., AT&T and FPGT, along with certain of their transferees and successors (collectively, the "Holders") certain rights to demand registration of Fort James Common Shares received in the Merger or thereafter issued in respect of such shares (collectively, the "Registrable Securities").

     Under the Registration Rights Agreement and subject to certain limitations, a Holder is entitled to require that Fort James register the Holder's Registrable Securities during the first three years following the Effective Time. The Holders are limited to three such demand registrations. Any such registration must include at least $25 million in aggregate fair market value of Registrable Securities or such lesser amount that includes all of the Registrable Securities owned by the Holders.

     In addition, if within the first three years following the Effective Time, Fort James proposes to file a registration statement under the Securities Act with respect to any offering of, or including, Fort James Common Shares for its own account (except for certain registrations relating to shares issued in business combinations or pursuant to employee benefit plans) or for the account of any shareholders of Fort James other than the Holders, then Fort James will provide the Holders an opportunity to register their Registrable Securities on the same terms and conditions. This provision is customarily referred to as a "piggyback" registration right.

     In connection with any demand registration or piggyback registration, Fort James will be responsible for all expenses incurred in connection with such registration, except that each Holder will pay any underwriting discounts or commissions that may be payable in connection with the sale of its Registrable Securities. In addition, Fort James will indemnify each Holder and its affiliates against certain liabilities, including liabilities under the Securities Act, or will contribute to payments the Holders may be required to make in respect thereof. The Registration Rights Agreement terminates, except with respect to rights to indemnification, upon the earlier to occur of the sale of all of the Registrable Securities by the Holders and the mutual consent of the parties, and in any event, the rights of Holders to demand registrations or participate in piggyback registrations are effective only for three years following the Effective Time.

     RELATIONSHIPS WITH MS&CO. AND ITS AFFILIATES. Messrs. Niehaus and Sica, who are currently directors of Fort Howard, are officers of MS&Co., which acted as financial advisor to Fort Howard in connection with the Merger. Messrs. Niehaus and Sica are also officers and directors of the general partners of MSLEF, Fort Howard Equity Investors, L.P. and Fort Howard Equity Investors II, L.P., investment fund partnerships (collectively, the "Funds") affiliated with Morgan Stanley and MS&Co. As of May 5, 1997, the Morgan Stanley Group beneficially held 6,910,834 Fort Howard Common Shares comprising approximately 9.2% of the then-outstanding Fort Howard Common Shares. The general partners of the Funds received a carried interest, or profit participation, from the Funds based on the rate of return on the investment in Fort Howard on May 5, 1997, when such investment was distributed to the Funds' limited partners. Messrs. Niehaus and Sica and Donald P. Brennan, a director of Fort Howard who also is an employee of MS&Co., will receive personal compensation based on the success of the Funds' investments in Fort Howard.

     As of the date of this Joint Proxy Statement-Prospectus, the Morgan Stanley Group beneficially holds approximately 9.2% of the Fort Howard Common Shares. The Morgan Stanley Group has agreed to certain restrictions on share transfers and to vote its shares in favor of the Merger and the Merger Agreement. See "THE PROPOSED MERGER -- Agreements with Certain Fort Howard Stockholders."

OUTSTANDING EQUITY-BASED COMPENSATION AWARDS

     As of June 23, 1997, directors and executive officers of Fort Howard owned an aggregate of 12,000 shares of restricted stock of Fort Howard and 8,000 stock equivalents relating to Fort Howard Common Shares and options to purchase an aggregate of 3,122,336 Fort Howard Common Shares. As of March 31, 1997, an aggregate of 12,000 shares of restricted stock, 8,000 stock equivalents and 1,223,400 options were unvested. As of the Effective Time, all such unvested shares of restricted stock, stock equivalents and options will become fully vested as a result of the Merger.

EMPLOYMENT AGREEMENT OF JAMES RIVER CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     On May 4, 1997, James River entered into a new employment agreement with Mr. Marsh, James River's Chairman and Chief Executive Officer (as amended and restated, the "Marsh Employment Agreement"), which will become effective and replace and supersede his current employment agreement upon the consummation of the Merger. Under the Marsh Employment Agreement, Mr. Marsh will serve as Chairman and Chief Executive Officer of Fort James for a three-year period commencing at the Effective Time (the "Employment Period") which term would be extended automatically for an additional three years unless either Fort James or Mr. Marsh gives written notice of termination by a specified date. If the Merger is consummated, Mr. Marsh will receive during the Employment Period an annual base salary and will be entitled to an annual bonus opportunity of not less than his annual base salary and annual bonus immediately prior to the Merger. Under his new employment agreement, Mr. Marsh will receive a grant under the James River 1996 Stock Incentive Plan (the "James River Incentive Plan") of shares of restricted common stock (the "Restricted Stock") having a fair market value of $2,760,000 which will vest over a three-year period. Mr. Marsh will receive an additional grant under the James River Incentive Plan of performance shares ("Performance Shares") having a fair market value of $2,760,000 which will vest in accordance with the terms of such plan. Mr. Marsh will be eligible to participate in Fort James' savings and retirement plans and programs to the extent those plans and programs are applicable generally to his executive peer group within Fort James as well as a supplemental retirement plan, and he and his family will be eligible for welfare and other benefit plans to the same extent.

     Under the Marsh Employment Agreement, if Mr. Marsh's employment were to be terminated other than for "Cause" (defined as a material breach by Mr. Marsh of the Marsh Employment Agreement or intentional gross misconduct which is damaging in a material way to Fort James), death or disability, or if Mr. Marsh terminates his employment for "Good Reason" (defined as a material, uncured breach by Fort James of the Marsh Employment Agreement), or if Fort James failed to renew Mr. Marsh's Employment Agreement for the additional three-year term and Mr. Marsh thereafter terminates his employment (a "Nonrenewal Termination"), Fort James would be obligated to pay Mr. Marsh a lump sum cash payment in an amount equal to the sum of (1) accrued unpaid salary plus a prorated annual bonus based on the highest of his prior three years' annual bonuses (the "Minimum Bonus") plus any previously deferred compensation and other nonqualified plan balances (collectively, "Accrued Obligations") not yet paid plus (2) three times, or two times in the event of a Nonrenewal Termination, the combined amount of Mr. Marsh's then-annual base salary and Minimum Bonus. In addition, under these termination conditions, the Restricted Stock and any other unvested or unexercisable stock-based awards granted prior to the Employment Period ("Prior Stock Awards") would immediately vest and/or become exercisable, he would receive a supplemental retirement/pension payment based on additional amounts he would have received under certain retirement plans had he remained employed for three additional years, or two additional years in the case of a Nonrenewal Termination, and Mr. Marsh and his family would be entitled to continued coverage under Fort James' benefit plans for a minimum of three years, or two years in the case of a Nonrenewal Termination.

     Upon termination of Mr. Marsh's employment for Cause, or if he terminates without Good Reason, Mr. Marsh would be entitled to his then unpaid Accrued Obligations (excluding the prorated Minimum Bonus) and certain other benefits. Upon death or termination due to disability, Mr. Marsh (or his estate) would be entitled to any unpaid Accrued Obligations and certain other benefits, and the Restricted Stock and any Prior Stock Awards would vest and/or become exercisable.

     The Marsh Employment Agreement further provides that Mr. Marsh will be made whole on an after-tax basis with respect to certain excise taxes which may be imposed upon payments under the agreement.

     As described above, the Marsh Employment Agreement will, at the Effective Time, replace and supersede Mr. Marsh's current employment agreement with James River. Mr. Marsh's current employment agreement contains, among other things, a "change of control" provision which would entitle him to receive three years of salary, bonus and other benefits upon a change of control (as defined in the agreement).

EMPLOYMENT AGREEMENT OF FORT HOWARD CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     On May 4, 1997, James River entered into an employment agreement with Mr. Riordan, Fort Howard's Chairman, President and Chief Executive Officer (as amended and restated, the "Riordan Employment Agreement"), which will become effective and replace and supersede his current employment agreement with Fort Howard upon the consummation of the Merger. Under the Riordan Employment Agreement, Mr. Riordan will serve as a director on the Fort James Board and will hold the position of President and Chief Operating Officer of Fort James during the Employment Period, which term would be extended automatically for an additional three years unless either Fort James or Mr. Riordan gives written notice of termination by a specified date. During the first two years of the Employment Period, Mr. Riordan will perform his duties both from Fort Howard's existing headquarters and from Fort James' new executive headquarters to be established in the Chicago, Illinois area. If the Merger is consummated, Mr. Riordan will receive during the Employment Period an annual base salary of not less than $700,000 and Mr. Riordan will receive a 1997 annual bonus under Fort Howard's Management Incentive Plan (the "MIP") based on the greater of the performance level of Fort Howard attained as of the last day of the fiscal quarter immediately preceding the Effective Time and actual 1997 performance and a 1998 annual bonus in an amount not less than 80% of the amount of the Fort James Chief Executive Officer's annual bonus for such year. In addition, if the Merger is consummated, Mr. Riordan will receive a one-time bonus of $1 million in recognition of special services relating to the integration of Fort Howard and James River to be paid in a cash lump sum on the six-month anniversary of the Effective Time (the "Special Service Bonus").

     Under the Riordan Employment Agreement, Mr. Riordan will receive, at the Effective Time, a grant under the James River Incentive Plan of 100,000 shares of Restricted Stock which will vest over a four-year period and a grant of 50,000 Performance Shares under the James River Incentive Plan which will vest in accordance with the terms of such plan. In addition, at the Effective Time, Mr. Riordan will be granted options to purchase 250,000 Fort James Common Shares (the "Commencement Options") having an exercise price equal to the fair market value of the underlying shares on the date of grant, which options will vest in equal installments on the first two anniversaries of the Effective Time. Mr. Riordan will receive a supplemental pension arrangement providing for (1) a minimum annual pension upon termination of employment after attaining the age of 55 of $500,000 (or, at his option, a lump-sum equivalent payable upon termination) or (2) upon termination by Fort James of Mr. Riordan's employment without Cause (including upon his death or disability) or if Mr. Riordan terminates his employment for Good Reason, in each case before he attains the age of 55, Mr. Riordan will receive an annual pension of not less than $250,000 commencing at age 55 (or, at his option, a lump-sum equivalent payable upon termination). During the Employment Period, Mr. Riordan will be eligible to participate in Fort James' welfare, fringe, change of control and other similar benefit plans to the extent applicable to Fort James' Chief Executive Officer and will be credited for service accrued or deemed accrued with Fort Howard, other than with respect to any defined benefit pension plan.

     The Riordan Employment Agreement contains termination of employment provisions similar to those in the Marsh Employment Agreement, except that (1) Mr. Riordan's Performance Shares and the Commencement Options, in addition to his Restricted Stock, would vest and/or become immediately exercisable upon termination of employment by Fort James other than for Cause, or due to death or disability, or if Mr. Riordan terminates his employment for Good Reason, and under those circumstances, his Special Service Bonus would become payable, to the extent not previously paid, and (2) Mr. Riordan would be entitled to terminate his employment for any reason during the first two years of the Employment Period, at which time he would receive the payments and benefits described above in connection with a termination for Good Reason, except that the vesting and/or exercisability of his Restricted Stock, Performance Shares and Commencement Options would not be accelerated and if the termination occurs during the first six months of the Employment Period he would not be entitled to receive the Special Service Bonus. The Riordan Employment Agreement contains the same "make-whole" provisions with respect to certain excise taxes as the Marsh Employment Agreement.

     As discussed above, the Riordan Employment Agreement will, at the Effective Time, replace and supersede Mr. Riordan's current employment agreement with Fort Howard. Mr. Riordan's current employment agreement contains change of control provisions which would have entitled him to receive three years of salary, bonus and other benefits upon termination of his employment following the Merger.

ARRANGEMENTS WITH OTHER EXECUTIVE OFFICERS

     The Merger Agreement contemplated that prior to the James River Special Meeting and the Fort Howard Special Meeting (together, the "Special Meetings"), James River would enter into new employment agreements with certain senior executives of Fort Howard and James River who will serve as senior or other executives of Fort James following the Merger. See "DIRECTORS AND MANAGEMENT OF FORT JAMES FOLLOWING THE MERGER." Sixteen of such agreements have been executed and will become effective and replace and supersede these executives' current employment agreements with Fort Howard or James River effective upon consummation of the Merger (the "Executive Employment Agreements"). The Executive Employment Agreements contain similar provisions to the Marsh Employment Agreement with respect to term of employment and guaranteed salary and bonus opportunity. However, 1997 bonus payments to former Fort Howard executives under the MIP will be calculated based on the greater of Fort Howard's performance level attained as of the last day of the fiscal quarter immediately preceding the Effective Time and actual 1997 performance. The Executive Employment Agreements also include grants of Restricted Stock and Performance Shares to the senior executives at the Effective Time.

     Also, like the Marsh Employment Agreement, individuals with Executive Employment Agreements will be eligible to participate in Fort James' savings and retirement plans and programs to the extent these plans and programs are applicable generally to the executive's peer group within Fort James, and the executive and his or her family will be eligible for all welfare and other benefit plans to the same extent. For purposes of eligibility to participate and receive benefits under Fort James' welfare benefit plans, former Fort Howard executives will receive credit for service with Fort Howard, and Fort James will waive any pre-existing condition exclusions and make certain other adjustments with respect to these executives. The Executive Employment Agreements include the same termination of employment provisions as the Marsh Employment Agreement as well as the "make-whole" provisions with respect to certain excise taxes.

     As described above, the Executive Employment Agreements will, at the Effective Time, replace and supersede certain James River and Fort Howard senior executives' current employment agreements. The current employment agreements of Fort Howard executives contain change of control or similar severance provisions which would have entitled the executives to receive a multiple of salary, bonus and other benefits upon termination of their employment following the Merger if they had not entered into new Executive Employment Agreements. The current employment agreements of James River executives contain provisions which would entitle these executives to receive three years of salary, bonus and other benefits upon termination of their employment following a change of control of James River.

     Certain senior executives of Fort Howard who are currently parties to employment agreements with Fort Howard (the "Existing Agreements") but who have not entered into Executive Employment Agreements will instead enter into amended and restated employment agreements with James River (the "Amended and Restated Agreements"). Each Amended and Restated Agreement has a term consistent with the applicable Existing Agreement, and will be automatically extended for successive one-year periods unless six months' notice of termination is delivered by either party. Each such individual will receive a salary equal to his or her current salary, will be paid a 1997 bonus under the MIP based on the greater of Fort Howard's performance as of the last day of the fiscal quarter immediately preceding the Effective Time and actual 1997 performance and will be eligible to receive benefits consistent with the Existing Agreements.

     If during the term of an Amended and Restated Agreement an executive's employment is terminated by Fort James without "cause" or an executive resigns for "good reason" (as such terms are defined in the Existing Agreements), such individual would be entitled under the Amended and Restated Agreement to receive severance benefits at the level provided in the applicable Existing Agreement, including two years (three years, in the case of one such executive or, under certain of the Amended and Restated Agreements, one year if the termination occurs more than two years after the Effective Time) of continued salary and bonus payments and benefits. Under certain of the Amended and Restated Agreements, if the executive rejects a position with Fort James due to the relocation of his or her place of employment, he or she would be entitled to one year of severance payments in special circumstances. The Amended and Restated Agreements will contain the same "make-whole" provisions with respect to certain excise taxes as contained in the Executive Employment Agreements.

INDEMNIFICATION AND INSURANCE

     The Merger Agreement provides that the indemnification provisions contained in the Certificate of Incorporation of Fort Howard (the "Fort Howard Charter") and the By-Laws of Fort Howard (the "Fort Howard By-Laws") will survive the Merger, and, prior to the Effective Time, James River will cause the certificate of incorporation and by-laws of Merger Sub to include the same provisions. James River and Fort Howard have agreed that these indemnification provisions will not be amended, repealed or otherwise modified for six years after the Effective Time in any manner that would adversely affect the rights of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of Fort Howard or its subsidiaries. The Merger Agreement also provides that for six years after the Effective Time, Fort James will use its best efforts to provide to the individuals who were directors and officers of Fort Howard on May 4, 1997, liability insurance protection of the same kind and scope as that provided by Fort Howard's directors' and officers' liability insurance policies in effect on such date, provided that Fort James will not be required to pay more than 200% of the current amount paid by Fort Howard to maintain such insurance.

     James River and Fort Howard have agreed (in the case of James River, after the Effective Time, and in the case of Fort Howard, regardless of whether the Merger becomes effective) to indemnify and hold harmless to the fullest extent permitted under applicable law each present and former director, officer, trustee, fiduciary, employee or agent of Fort Howard and its subsidiaries and each such person who served at the request of Fort Howard or its subsidiaries in such position with another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, against all costs and expenses and certain other amounts paid in connection with any claim, action, suit, proceeding or investigation, whether initiated before or after the Effective Time, arising out of, or pertaining to, any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time.

          DIRECTORS AND MANAGEMENT OF FORT JAMES FOLLOWING THE MERGER

DIRECTORS

     The Merger Agreement provides that prior to the Effective Time, James River will increase the number of members of the James River Board, which is currently eleven, to fifteen. James River has agreed to take such actions as are necessary so that the Fort James Board immediately following the Merger includes Mr. Riordan, currently Chairman, President and Chief Executive Officer of Fort Howard, Messrs. Niehaus and Sica, currently directors of Fort Howard and officers of MS&Co., and Dr. Burke, currently a director of Fort Howard. Under the Virginia Stock Corporation Act (the "VSCA") and the Bylaws of James River (the "James River Bylaws"), the increase from eleven to fifteen members of the James River Board requires the approval of James River's shareholders. At the James River Special Meeting, shareholders will be asked to approve an amendment to the James River Bylaws to effect the expansion of the James River Board as contemplated in the Merger Agreement. See "THE JAMES RIVER SPECIAL
MEETING -- Matters to be Considered and Acted Upon." It is expected that the eleven directors currently serving on the James River Board will continue to serve as members of the Fort James Board immediately following the Merger.

     Background information for the four individuals who will join the Fort James Board at the Effective Time follows:

     Mr. Riordan, age 47, is Chairman, President and Chief Executive Officer of Fort Howard. He became Chairman on March 1, 1997, and has held the positions of President and Chief Executive Officer since October 1, 1996. From March 1992 through September 1996, Mr. Riordan served as President and Chief Operating Officer of Fort Howard. Prior to that time he was Vice President of Fort Howard. Mr. Riordan is also a director of The Dial Corporation. Mr. Riordan has been a director of Fort Howard since 1992.

     Mr. Sica, age 46, has been a Managing Director of MS&Co. and a director of Fort Howard since 1988. He is a Vice Chairman and Director of MSLEF and Morgan Stanley Capital Partners III, Inc. ("MSCP III"). Mr. Sica is also a director of ARM Financial Group, Inc., Consolidated Hydro, Inc., CSG Systems International, Inc., Highlands Gas Corporation, Ionica L3 Limited, Kohl's Corporation, PageMart Wireless, Inc., SITA Telecommunications Holdings N.V. and Sullivan Communications, Inc.

     Mr. Niehaus, age 41, has been a Managing Director of MS&Co. since 1990. He is a Vice Chairman and a director of MSLEF and MSCP III. Mr. Niehaus is also a director of American Italian Pasta Company, Silgan Corporation, Silgan Holdings Inc., Waterford Wedgewood UK, plc (of which he is Chairman) and Waterford Crystal Ltd. Mr. Niehaus has been a director of Fort Howard since 1988.

     Dr. Burke, age 58, is President, Chief Executive Officer and a member of the Management Board of Southeast Paper Manufacturing Company and has held these positions since 1993. Prior to such time, he was President and Chief Operating Officer of Garden State Paper Company. Dr. Burke has been a director of Fort Howard since 1995.

SENIOR EXECUTIVES OF FORT JAMES FOLLOWING THE MERGER

     The senior management team of Fort James following the Merger is expected to include the following individuals from James River and Fort Howard:

                                                      Fort James Position                 Current Position
                                                   --------------------------        --------------------------
Miles L. Marsh..................................   Chairman and Chief                Chairman and Chief
                                                   Executive Officer                 Executive Officer
                                                                                     (James River)
Michael T. Riordan..............................   President and Chief               Chairman and Chief
                                                   Operating Officer                 Executive Officer
                                                                                     (Fort Howard)
Gordon B. Bonfield, III.........................   President, Packaging              President, Packaging
                                                                                     (James River)
James K. Goodwin................................   President, North American         President, North American
                                                   Consumer Business                 Consumer Products
                                                                                     (James River)

                                                      Fort James Position                 Current Position
                                                   --------------------------        --------------------------
John F. Lundgren................................   President, Consumer               President, Consumer
                                                   Products Business,                Products Business, Europe
                                                   Europe                            (James River)

Joe R. Neil.....................................   President, Communications         President, North American
                                                   Papers                            Commercial Products
                                                                                     (James River)
Timothy G. Reilly...............................   President, North American         Senior Vice President,
                                                   Commercial Business               Commercial Sales and
                                                                                     Marketing (Fort Howard)
Ernst A. Haberli................................   Executive Vice President          Senior Vice President,
                                                   and Chief Financial               Strategy
                                                   Officer                           (James River)
John F. Rowley..................................   Executive Vice President,         Executive Vice President,
                                                   Operations and Logistics          Operations (Fort Howard)
Clifford A. Cutchins, IV........................   Senior Vice President             Senior Vice President
                                                   and General Counsel               and General Counsel
                                                                                     (James River)
Daniel J. Girvan................................   Senior Vice President,            Senior Vice President,
                                                   Human Resources                   Human Resources
                                                                                     (James River)
R. Michael Lempke...............................   Senior Vice President             Vice President and
                                                   and Treasurer                     Treasurer
                                                                                     (Fort Howard)
Joseph W. McGarr................................   Senior Vice President,            Vice President, Cost and
                                                   Strategy                          Systems Effectiveness
                                                                                     (James River)
William A. Paterson.............................   Senior Vice President             Senior Vice President
                                                   and Controller                    and Controller
                                                                                     (James River)

           DIRECTORS AND EXECUTIVE OFFICERS; EXECUTIVE COMPENSATION;
              STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
                             PRINCIPAL SHAREHOLDERS

     Information concerning current directors and executive officers of James River, executive compensation and ownership of James River Voting Shares by management and principal shareholders is contained in James River's Annual Report on Form 10-K for the fiscal year ended December 29, 1996 (the "James River 1996 10-K").

     Information concerning current directors and executive officers of Fort Howard, executive compensation and ownership of Fort Howard's voting securities by management and principal stockholders is contained in Fort Howard's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Fort Howard 1996 10-K").

                        THE FORT HOWARD SPECIAL MEETING

GENERAL

     This Joint Proxy Statement-Prospectus is furnished to the holders of Fort Howard Common Shares in connection with the solicitation of proxies by the Fort Howard Board for use at the Fort Howard Special Meeting to be held for the purposes described in this document. Each copy of this Joint Proxy Statement-Prospectus mailed to holders of Fort Howard Common Shares is accompanied by a form of proxy for use at the Fort Howard Special Meeting.

     This Joint Proxy Statement-Prospectus is also furnished to Fort Howard stockholders as a prospectus in connection with the issuance by James River of the James River Common Shares pursuant to the Merger.

MATTERS TO BE CONSIDERED AND ACTED UPON

     At the Fort Howard Special Meeting, Fort Howard stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement (the "Merger Proposal"). The Merger Agreement is attached as Appendix A to this Joint Proxy Statement-Prospectus and described under "THE MERGER AGREEMENT" and elsewhere in this document.

DATE, PLACE AND TIME

     The Fort Howard Special Meeting will be held at 11:00 a.m., local time, on Tuesday, August 12, 1997, at The Metropolitan Club, 66th Floor, Sears Tower, 233 South Wacker Drive, Chicago, Illinois.

RECORD DATE

     The Fort Howard Board has fixed the close of business on June 30, 1997 as the record date (the "Fort Howard Special Meeting Record Date") for determining the holders of Fort Howard Common Shares that are entitled to receive notice of and to vote at the Fort Howard Special Meeting.

VOTES REQUIRED FOR APPROVAL

     As of the Fort Howard Special Meeting Record Date, there were 76,150,854 Fort Howard Common Shares outstanding. Each Fort Howard Common Share outstanding on such date is entitled to one vote upon each matter properly submitted at the Fort Howard Special Meeting.

     The affirmative vote, in person or by proxy, of at least a majority of the outstanding Fort Howard Common Shares is required to approve the Merger Proposal.

     Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. A "broker non-vote" occurs when a nominee who holds shares for a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Because the vote on the Merger Proposal requires the approval of at least a majority of the votes entitled to be cast, abstentions or the failure to vote and broker non-votes will have the same effect as a negative vote.

     As of June 24, 1997, directors and executive officers of Fort Howard owned beneficially an aggregate of 1,409,444 Fort Howard Common Shares (including shares which may be acquired upon exercise of employee stock options). Directors and executive officers of Fort Howard have indicated their intention to vote their Fort Howard Common Shares in favor of the Merger Proposal. In addition, the Supporting Stockholders have agreed with James River to vote certain shares owned directly or indirectly by them in favor of the Merger Proposal. See "THE PROPOSED MERGER -- Agreements with Certain Fort Howard Stockholders."

VOTING AND REVOCATION OF PROXIES

     Fort Howard Common Shares represented by proxy properly signed and received at or prior to the Fort Howard Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE MERGER PROPOSAL. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by the filing of an instrument revoking it, or of a duly executed proxy bearing a later date, with the Corporate Secretary of Fort Howard, prior to or at the Fort Howard Special Meeting, or by voting in person at the meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Fort Howard Corporation, P.O. Box 19130, Green Bay, Wisconsin 54307, Attention: Corporate Secretary. Attendance at the Fort Howard Special Meeting will not in and of itself constitute revocation of a proxy.

     The Fort Howard By-Laws specify that only business as is stated in the written notice of a special meeting of stockholders may be acted upon at such meeting. Fort Howard stockholders will therefore not be entitled to present any matters for consideration at the Fort Howard Special Meeting.

     Participants in the Fort Howard Corporation Profit Sharing Retirement Plan and the Harmon Assoc., Corp. Profit Sharing Retirement Plan (together, the "Profit Sharing Retirement Plans") who receive this Joint Proxy Statement-Prospectus in their capacity as participants will receive a voting instruction form in lieu of a proxy. The trustee of the Profit Sharing Retirement Plans will, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), vote the shares, in person or by proxy, in accordance with the instructions that they receive on or before August 7, 1997. If participants fail to mark or sign and return voting instructions to the trustee in a timely fashion, the trustee will, subject to the requirements of ERISA, vote all shares for which timely instructions have not been received in direct proportion to the voting of shares for which timely instructions have been received.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers and employees of Fort Howard, none of whom will be specifically compensated for such services, may solicit proxies from the stockholders of Fort Howard, personally or by telephone, telecopy or telegram or by other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

     In addition, Fort Howard has retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies from Fort Howard stockholders. ChaseMellon Shareholder Services, L.L.C. will assist by distributing proxy material to banks, brokers and other institutional holders. ChaseMellon Shareholder Services, L.L.C. will also monitor returned proxy cards and may assist in sending follow-up letters and in some cases making phone calls to broker clients and larger record holders. The fees to be paid by Fort Howard to ChaseMellon Shareholder Services, L.L.C. for such services are not expected to exceed $5,500, plus reasonable out-of-pocket costs and expenses such as trucking, air freight and postage, data processing and other miscellaneous items. Fort Howard will bear its own expenses in connection with the solicitation of proxies for the Fort Howard Special Meeting, other than the expenses of printing, filing and mailing this Joint Proxy Statement-Prospectus and the Registration Statement on Form S-4 of James River of which this Joint Proxy Statement-Prospectus is a part (the "James River Registration Statement"), which expenses will be shared equally by James River and Fort Howard.

                        THE JAMES RIVER SPECIAL MEETING

GENERAL

     This Joint Proxy Statement-Prospectus is furnished to the holders of James River Voting Shares in connection with the solicitation of proxies by the James River Board for use at the James River Special Meeting to be held for the purposes described in this document. Each copy of this Joint Proxy Statement-Prospectus mailed to holders of James River Voting Shares is accompanied by a form of proxy for use at the James River Special Meeting.

MATTERS TO BE CONSIDERED AND ACTED UPON

     At the James River Special Meeting, James River shareholders will be asked to consider and vote upon the four proposals described below (the "Proposals"). Each Proposal will be voted upon separately by James River's shareholders; however, the Merger will not be completed and the actions contemplated in the Proposals will not be effected unless all of the Proposals are approved by the required vote of James River shareholders.

     (1) THE "SHARE ISSUANCE PROPOSAL." James River shareholders are being asked to approve and adopt the issuance of James River Common Shares in accordance with the Merger.

     (2) THE "CHARTER AMENDMENT PROPOSAL." James River shareholders are being asked to approve and adopt an amendment to the Articles of Incorporation of James River (the "James River Charter") to increase the number of James River Common Shares that James River is authorized to issue to 500 million (from the currently authorized 150 million shares) and to change James River's corporate name, as of the Effective Time, to "Fort James Corporation." Because James River does not currently have enough authorized shares of common stock to consummate the Merger, if James River shareholders do not approve the proposed amendment to the James River Charter, then the Merger cannot occur.

     The form of amendment which the James River shareholders are being asked to approve and adopt is attached as Appendix B to this Joint Proxy
Statement-Prospectus.

     (3) THE "BYLAW AMENDMENT PROPOSAL." James River shareholders are being asked to adopt an amendment to the James River Bylaws to increase to fifteen the fixed number of members on the James River Board. The James River Bylaws currently fix the number of directors at eleven and, although the James River Bylaws generally allow the James River Board to adopt or amend bylaws, Virginia law and the James River Bylaws require that the proposed bylaw amendment be adopted by the shareholders of James River. See "DIRECTORS AND MANAGEMENT OF FORT JAMES FOLLOWING THE MERGER -- Directors" for background information on the four individuals who will join the Fort James Board at the Effective Time.

     (4) THE "STOCK PLAN AMENDMENT PROPOSAL." James River shareholders are being asked to approve and adopt amendments to the James River Incentive Plan, which will only be effected if the Merger is consummated, to (a) increase by eight million the number of James River Common Shares available for issuance under such plan and (b) permit the award of Performance Grants (as defined below) under the James River Incentive Plan.

     INCREASE IN SHARES UNDER THE JAMES RIVER INCENTIVE PLAN. A total of 5,146,774 James River Common Shares may be issued under the existing James River Incentive Plan, of which approximately 1.5 million shares are currently available for future grants. The purpose of the proposed amendment is to have sufficient authorized shares for future stock incentive awards to management and key employees of Fort James following the Merger.

     Of the additional eight million shares proposed to be issuable under the James River Incentive Plan, up to 3,944,032 shares may be issued as Restricted Stock.

     PERFORMANCE GRANTS. The proposed amendments to the James River Incentive Plan would add provisions allowing James River to award "Performance Grants" designed to qualify as performance-based compensation under Section 162(m) of the Code ("Section 162(m)") and limiting the amounts of cash and shares payable under such awards. Section 162(m) generally does not allow a publicly held company to deduct in any one year compensation of more than $1 million paid to the chief executive officer or any of the other four most highly compensated executive officers, unless such payments are "performance-based" in accordance with conditions specified in Section 162(m). In order for compensation to qualify for the "performance-based" exemption, Section 162(m) requires stockholder approval of the employees eligible to receive such compensation as well as an express limitation on the number of shares which may be awarded to any individual during a specified period as stock options and restricted stock. In addition, for an award other than stock options granted with fair market value exercise prices, stockholder approval of the material terms of the performance goals upon which such award are to be conditioned is required.

     The existing James River Incentive Plan contains certain features which were approved by shareholders at the James River 1996 Annual Meeting of Shareholders and which are designed to comply with the Section 162(m) "performance-based" exemption. For example, shareholders approved the eligible employees, and the 300,000 share annual limit on stock option awards to any individual, under the existing James River Incentive Plan.

          The proposed amendments to the James River Incentive Plan would add a section permitting the Compensation Committee of the James River Board (the "Compensation Committee") to condition awards on the attainment of pre-established performance goals that will be administered to comply with the requirements of Section 162(m). Performance goals would consist of one or more of the following objective and quantifiable performance measures: cash flow; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding non-recurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); economic value added (net operating profit after tax less a charge for use of capital); income from operations to capital spending; free cash flow; net income (including or excluding nonrecurring items and/or extraordinary items); net sales; price per share, return on assets; return on capital employed; return on equity; return on investment; return on sales; sales volume; or total return to shareholders. The Compensation Committee would set amounts potentially payable under a Performance Grant. The Compensation Committee would make Performance Grants prior to the earlier of the ninetieth day of the period for which the Performance Grant relates or the completion of 25% of such period.

     Under a Performance Grant, an employee would receive the appropriate payments at the end of the performance period if the performance goals (and other terms and conditions of the award) were met, as certified by the Compensation Committee. The actual payments under a Performance Grant can be cash, stock, or both. The aggregate maximum cash amount payable under Performance Grants to any employee in any year may not exceed $3 million. The aggregate number of James River Common Shares which may be awarded as a Performance Grant during any calendar year to any employee may not exceed 300,000 shares.

     The James River Board is seeking shareholder approval of the foregoing award limits and performance measures in order to enable Fort James to make awards designed to continue to provide tax deductions for James River.

     The foregoing summary of the proposed amendments to the James River Incentive Plan is qualified in its entirety by reference to the full text of the amendments, which is contained in Appendix C to this Joint Proxy
Statement-Prospectus.

DATE, PLACE AND TIME

     The James River Special Meeting will be held at 11:00 a.m., local time, on Tuesday, August 12, 1997, at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois.

RECORD DATE

     The James River Board has fixed the close of business on June 30, 1997 as the record date (the "James River Special Meeting Record Date") for determining the holders of James River Common Shares and Series P Depositary Shares that are entitled to receive notice of and to vote at the James River Special Meeting.

VOTES REQUIRED FOR APPROVAL

     As of the James River Special Meeting Record Date, there were 86,777,473 James River Common Shares outstanding and 16,545,330 Series P Depositary Shares outstanding. Each James River Common Share outstanding on such date is entitled to one vote upon each matter properly submitted at the James River Special Meeting and each Series P Depositary Share outstanding on the James River Special Meeting Record Date is entitled to .8547 votes upon each such matter.

     The holders of the James River Common Shares and the Series P Preferred Shares will vote as a single class on each of the Proposals. Approval of the Charter Amendment Proposal requires the affirmative vote, in person or by proxy, of at least a majority of the votes entitled to be cast at the James River Special Meeting. Approval of each of the Bylaw Amendment Proposal, the Share Issuance Proposal and the Stock Plan Amendment Proposal and of all other matters which may come before the James River Special Meeting requires the affirmative vote of a majority of the votes cast, in person or by proxy, by persons entitled to vote at the James River Special Meeting.

     Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Because the vote on the Charter Amendment Proposal requires the approval of a majority of the votes entitled to be cast, abstentions or the failure to vote and broker non-votes will have the same effect as a negative vote. Because abstentions and broker non-votes do not constitute votes cast, they will have no effect on the outcome of the Bylaw Amendment Proposal, the Share Issuance Proposal or the Stock Plan Amendment Proposal.

     As of June 18, 1997, directors and executive officers of James River and their affiliates owned beneficially an aggregate of 1,582,608 James River Common Shares (including shares which may be acquired upon exercise of employee stock options) and owned beneficially no Series P Depositary Shares. Directors and executive officers of James River have indicated their intention to vote their James River Common Shares in favor of the Proposals.

VOTING AND REVOCATION OF PROXIES

     James River Common Shares and Series P Depositary Shares represented by proxy properly signed and received at or prior to the James River Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY

VOTING INSTRUCTIONS, SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE PROPOSALS. If you vote in favor of the proposals, the proxy holders may, in their discretion, vote your shares to adjourn the James River Special Meeting to solicit additional proxies in favor of the proposals. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by the filing of an instrument revoking it, or of a duly executed proxy bearing a later date, with the Corporate Secretary of James River, prior to or at the James River Special Meeting, or by voting in person at the meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: James River Corporation of Virginia, P.O. Box 2218, Richmond, Virginia 23218, Attention:
Corporate Secretary. Attendance at the James River Special Meeting will not in and of itself constitute revocation of a proxy.

     For participants in the James River StockPLUS Investment Plan, the enclosed proxy serves as voting instructions to the trustee under the plan as to how to vote the James River Common Shares beneficially owned by such participant. The trustee under the James River StockPLUS Investment Plan has the power and authority to vote the James River Common Shares held by the plan for which timely voting instructions are not received in such a manner as the trustee deems appropriate.

     The James River Board is not currently aware of any business to be acted upon at the James River Special Meeting other than as described in this document. If, however, other matters are properly brought before the meeting, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment. James River shareholders will not be entitled to present any matters for consideration at the James River Special Meeting.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers and employees of James River, none of whom will be specifically compensated for such services, may solicit proxies from the shareholders of James River, personally or by telephone, telecopy or telegram or by other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

     In addition, James River has retained Georgeson & Company, Inc. to assist in the solicitation of proxies from James River shareholders. Georgeson & Company, Inc. will assist by distributing proxy material to banks, brokers and other institutional holders. Georgeson & Company, Inc. will also monitor returned proxy cards and may assist in sending follow-up letters and in some cases making phone calls to broker clients and larger record holders. The fees to be paid by James River to Georgeson & Company, Inc. for such services are not expected to exceed $12,000 plus reasonable out-of-pocket costs and expenses such as trucking, air freight and postage, data processing and other miscellaneous items. James River will bear its own expenses in connection with the solicitation of proxies for the James River Special Meeting, other than the expenses of printing, filing and mailing this Joint Proxy Statement-Prospectus and the James River Registration Statement, which expenses will be shared equally by James River and Fort Howard.

                              THE MERGER AGREEMENT

     THIS SECTION OF THE JOINT PROXY STATEMENT-PROSPECTUS DESCRIBES CERTAIN ASPECTS OF THE MERGER AGREEMENT AND THE PROPOSED MERGER. THE FOLLOWING DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS APPENDIX A TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. ALL JAMES RIVER SHAREHOLDERS AND FORT HOWARD STOCKHOLDERS SHOULD READ THE MERGER AGREEMENT CAREFULLY.

TERMS OF THE MERGER

     GENERAL. At the Effective Time, Fort Howard and James River will consummate the Merger, in which Merger Sub will merge with and into Fort Howard. As a result of the Merger, the separate corporate existence of Merger Sub will cease and Fort Howard will be the surviving corporation (the "Surviving Corporation") of the Merger and a direct wholly owned subsidiary of James River. James River will be renamed "Fort James Corporation" at such time. If the requisite approvals of the shareholders of Fort Howard and James River are received, the

Merger is expected to be consummated no later than three business days after the satisfaction or waiver of each of the conditions to consummation of the Merger.

     CERTIFICATE OF INCORPORATION AND BYLAWS. The certificate of incorporation and bylaws of Merger Sub in effect immediately prior to the Effective Time will be the certificate of incorporation and bylaws of the Surviving Corporation.

     DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and the officers of Fort Howard immediately prior to the Effective Time will be the initial officers of the Surviving Corporation.

     CONVERSION OF FORT HOWARD COMMON STOCK. At the Effective Time, each Fort Howard Common Share issued and outstanding immediately prior to the Effective Time (other than treasury shares or shares owned by James River or its wholly owned subsidiaries which will be cancelled) will automatically be converted into the right to receive 1.375 James River Common Shares, including the corresponding percentage of a right to purchase shares of James River Series M Cumulative Participating Preferred Stock pursuant to the Amended and Restated Rights Agreement, dated as of May 12, 1992, as amended, between James River and NationsBank of Virginia, N.A., as Rights Agent (the "Rights Agreement"). The Exchange Ratio is subject to adjustment in the event of certain changes in the number or class of outstanding James River Common Shares or Fort Howard Common Shares. Upon the Merger, Fort Howard Common Shares will no longer be outstanding and will be cancelled and retired automatically and will cease to exist, and each certificate previously representing any such shares will thereafter represent only the right to receive a certificate representing the James River Common Shares into which such Fort Howard Common Shares were converted in the Merger.

     No fractional James River Common Shares will be issued in the Merger. Instead, each Fort Howard stockholder who would otherwise be entitled to receive a fraction of a James River Common Share will be entitled to that portion of the Fort Howard Common Shares Fund (as defined herein) equal to the fraction, the numerator of which is the amount of the fractional shares interest to which such holder is entitled (after taking into account all Fort Howard Common Shares then held by such holder) and the denominator of which is the aggregate amount of fractional shares interests to which all holders of Fort Howard Common Shares are entitled. The "Fort Howard Common Shares Fund" means the net proceeds of the sale on the NYSE by the bank or trust designated by James River to act as the exchange agent for the Merger (the "Exchange Agent"), as soon as practicable following the Effective Time, of the excess of the number of whole James River Common Shares delivered to the Exchange Agent by James River (which will equal the aggregate number of James River Common Shares issuable to Fort Howard stockholders pursuant to the Merger Agreement) over the aggregate number of whole James River Common Shares to be distributed to holders of Fort Howard Common Shares pursuant to the Merger Agreement. The amount, if any, payable to Fort Howard stockholders from the Fort Howard Common Shares Fund will be reduced by the amount James River or the Exchange Agent is required to deduct and withhold with respect to such payment pursuant to the Code or any other applicable tax law. Such amounts so withheld and deducted will be deemed to have been paid to the holder of Fort Howard Common Shares in respect of which such deduction and withholding was made.

     Because the Exchange Ratio is fixed, the number of James River Common Shares to be received by stockholders of Fort Howard upon consummation of the Merger will depend only on the number of Fort Howard Common Shares outstanding at the Effective Time, and will not be adjusted due to any increase or decrease in the market price of the Fort Howard Common Shares or James River Common Shares, including any such increase or decrease after the date of this Joint Proxy Statement-Prospectus and after the dates of the James River Special Meeting and the Fort Howard Special Meeting.

EFFECTIVE TIME

     The Merger will become effective and the Effective Time will occur immediately following the filing of a certificate of merger or other appropriate documents (the "Certificate of Merger") with the Secretary of State of the State of Delaware, or at such other date and time specified in such filing.

EXCHANGE OF SHARES

     As of the Effective Time, James River will deposit with the Exchange Agent certificates representing the James River Common Shares (such certificates, together with cash in lieu of fractional shares and any dividends or distributions payable with respect thereto, the "Exchange Fund") issuable pursuant to the Merger Agreement in exchange for certificates formerly representing outstanding Fort Howard Common Shares. Promptly after the Effective Time, the Exchange Agent will mail to each holder of record of certificates which immediately prior to the Effective Time represented outstanding Fort Howard Common Shares (the "Certificates"), a letter of transmittal and instructions which are to be used to surrender of the Certificates in exchange for certificates representing James River Common Shares and cash in lieu of fractional shares. FORT HOWARD STOCKHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE SUCH A LETTER OF TRANSMITTAL AND INSTRUCTIONS. Upon surrender of a Certificate for cancellation to the Exchange Agent together with a duly executed letter of transmittal and such other documents as may be required pursuant to its instructions, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole James River Common Shares which such holder has the right to receive in respect of the Fort Howard Common Shares formerly represented by such Certificate (after taking into account all Fort Howard Common Shares then held by such holder), cash in lieu of fractional James River Common Shares to which such holder is entitled pursuant to the Merger Agreement and any dividends or other distributions to which such holder is entitled pursuant to the Merger Agreement, and the Certificate so surrendered will be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates. Notwithstanding the foregoing, no certificate representing James River Common Shares or cash in lieu of a fractional share will be delivered to a person who is a Pooling Affiliate (as defined herein) of Fort Howard unless such affiliate has executed and delivered to James River the appropriate agreement as provided in the Merger Agreement. See "THE PROPOSED MERGER -- Restrictions on Resales by Affiliates." In the event of a transfer of ownership of Fort Howard Common Shares which is not registered in the transfer records of Fort Howard, a certificate representing the proper number of James River Common Shares may be issued to a transferee if the Certificate representing such Fort Howard Common Shares is presented to the Exchange Agent accompanied by all documents required for such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered properly, each Certificate will be deemed to represent only the right to receive upon such surrender the certificate representing James River Common Shares, cash in lieu of any fractional shares and any dividends or other distributions, in each case as provided in the Merger Agreement.

     No dividends or other distributions declared or made after the Effective Time with respect to James River Common Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the James River Common Shares represented thereby, and no cash payment in lieu of fractional shares will be paid to any such holder, until the holder surrenders properly the Certificate. Subject to applicable law, following surrender of a Certificate, there will be paid promptly to the holder of the certificate representing whole James River Common Shares issued in exchange therefor, without interest, cash in lieu of fractional shares and any dividends or other distributions with a record date after the Effective Time already paid with respect to such whole shares and on the appropriate payment date, the amount of dividends or other distributions payable with respect to such whole shares with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender.

     ASSUMPTION OF STOCK AWARDS. Prior to the Effective Time, James River and Fort Howard will cause each unexpired and unexercised option to purchase Fort Howard Common Shares (each a "Fort Howard Option") under the Fort Howard Management Equity Plan and the Fort Howard 1995 Stock Incentive Plan (together, the "1995 Plan") and the Amended and Restated Management Equity Participation Agreement (the "MEPA" and, together with the 1995 Plan, the "Fort Howard Stock Option Plans") to be automatically adjusted at the Effective Time and thereafter represent an option to purchase a number of James River Common Shares (each an "Adjusted Option") equal to the number of Fort Howard Common Shares subject to such Fort Howard Option multiplied by the Exchange Ratio at an exercise price per James River Common Share equal to the exercise price in effect under such Fort Howard Option immediately prior to the Effective Time divided by the Exchange Ratio. Each Adjusted Option will otherwise be subject to the same terms and conditions (including provisions regarding vesting and acceleration) as the corresponding Fort Howard Option. The date of grant of the Adjusted Option will be the date on which the corresponding Fort Howard Option was granted. The 1995 Plan provides that, without any further action on the part of the Fort Howard Board or otherwise, each Fort Howard Option and each share of Restricted Stock and each Stock Equivalent (as such terms are defined in the 1995 Plan) granted under the 1995 Plan that is outstanding immediately prior to the Effective Time will become fully vested and, in the case of Fort Howard Options, exercisable as of the Effective Time.

     At the Effective Time, James River will assume all of Fort Howard's obligations with respect to the Adjusted Options and all references to Fort Howard in the Fort Howard Stock Option Plans and the related stock option agreements will be deemed to refer to James River. As promptly as practicable after the Effective Time, James River will issue to each holder of an outstanding Fort Howard Option a document evidencing the foregoing assumption by James River. Also, James River will file with the SEC a Registration Statement on Form S-8 with respect to the issuance of James River Common Shares upon exercise of the Adjusted Options.

FORT JAMES FOLLOWING THE MERGER

     NAME CHANGE. As of the Effective Time, James River will change its corporate name to "Fort James Corporation."

     BOARD OF DIRECTORS. The Merger Agreement provides that prior to the Effective Time, James River will (1) increase the number of members of the James River Board to fifteen and (2) take such action as may be necessary to include on the Fort James Board immediately following the Effective Time the following four individuals: Messrs. Riordan, Niehaus and Sica and Dr. Burke. See "DIRECTORS AND MANAGEMENT OF FORT JAMES FOLLOWING THE MERGER."

     CERTAIN OFFICERS. The Merger Agreement provides that James River will take action so that at the Effective Time certain specified Fort Howard employees hold certain positions with Fort James. See "DIRECTORS AND MANAGEMENT OF FORT JAMES FOLLOWING THE MERGER."

     HEADQUARTERS. The Merger Agreement provides that as soon as reasonably practicable after the Effective Time, the executive headquarters of Fort James will be relocated to the Chicago, Illinois area.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of James River and Fort Howard relating to, among other things, (1) organization and general corporate matters; (2) their respective capitalization; (3) authorization, execution, delivery, performance and enforceability of the Merger Agreement and certain related matters, and the absence of conflicts, violations and defaults under their respective charters and bylaws and certain other agreements and documents; (4) compliance with laws and governmental consents;
(5) documents filed by them with the SEC and the accuracy of the information contained therein; (6) the absence of certain changes and events since the date of their most recent audited financial statements; (7) certain employee benefit and labor matters; (8) accounting and tax treatment of the Merger; (9) material contracts and debt instruments; (10) litigation; (11) environmental matters;
(12) trademark, patent and copyright related matters; (13) taxes and tax returns; and (14) insurance coverage. In addition, Fort Howard made representations with respect to severance and employment agreements with certain directors, officers, employees and consultants, severance programs or policies and plans, programs, agreements or arrangements with certain change of control provisions. James River made representations with respect to Merger Sub and the ownership by James River of all of Merger Sub's outstanding capital stock.

CERTAIN COVENANTS

     CONDUCT PENDING THE MERGER. Each of James River and Fort Howard has agreed that between the date of the Merger Agreement and the Effective Time it will conduct its business and that of its subsidiaries only in the ordinary course of business consistent with past practice, and each of James River and Fort Howard has further agreed with respect to both itself and its subsidiaries to use its reasonable best efforts to keep available the services of such current officers, significant employees and consultants and to preserve the current relationships with such of its customers, suppliers and other persons with whom it has significant business relations as it deems reasonably necessary to preserve substantially intact its business organization. The Merger Agreement provides that James River and its subsidiaries and Fort Howard and its subsidiaries, respectively, will not take any action outside of the parameters specified in the Merger Agreement, such as, among other things and with certain exceptions, amending its organizational documents; issuing, selling or encumbering any shares of capital stock or options to acquire any shares of such capital stock; selling, leasing or encumbering property or assets (except in the ordinary course of business); declaring or paying dividends or recapitalizing or redeeming its capital stock; making certain acquisitions, incurring certain indebtedness, entering into, materially changing or terminating certain material contracts, and authorizing or making certain capital expenditures; increasing the compensation paid to its employees, granting severance or termination pay to its directors, officers or other employees, adopting or amending certain compensation plans and arrangements for the benefit of any director, officer or employee or accelerating the vesting of any stock-based compensation; waiving, settling or compromising any material claim or taking any action that would prevent or impede the Merger from qualifying for pooling of interests accounting treatment or as a reorganization within the meaning of Section 368 of the Code.

     CONSENTS. Each of James River and Fort Howard also agreed to coordinate and cooperate in determining whether any action by or filing with a governmental entity is required or any actions, consents, approvals or waivers are required to be obtained from parties to any material contract in connection with consummation of the Merger and each has also agreed to coordinate and cooperate in seeking to obtain any such action, consent, approval or waiver. The parties have also agreed to give prompt notice to the other with respect to consents; notices from governmental entities; suits, investigations or claims relating to consummation of the Merger; the occurrence of a default that with notice or lapse of time or both will become a material default under a material contract; and any change that is reasonably likely to result in a material adverse effect on James River or Fort Howard or is likely to delay or impede the ability of either to consummate the transactions contemplated by the Merger Agreement. Each of James River and Fort Howard has also agreed to use its reasonable best efforts to obtain any consents necessary such that the Merger will not constitute a change of control or similar event which constitutes a default (or an event which with notice or lapse of time or both would become a default) under any material contract or other instrument or obligation to which it or any of its subsidiaries is a party.

     ACCESS TO INFORMATION. Each party agreed as to itself and its subsidiaries that, until the Effective Time, except as required pursuant to any applicable confidentiality or similar agreement or applicable law or regulation, it will, among other things, provide the other with access at reasonable times upon prior notice to its books and records and its officers, employees, agents, properties, offices and other facilities. The parties have also agreed to, and to cause their respective representatives to, comply with all of their respective obligations under the Confidentiality Agreements between James River and Fort Howard, each dated March 24, 1997.

     COOPERATION. James River and Fort Howard have each agreed to use their best efforts to consummate the transactions contemplated by the Merger Agreement as promptly as practicable, obtain any consents and permits, avoid any action by a governmental entity and make all necessary filings. The parties have also agreed to use their best efforts to obtain any government clearance required to complete the transactions, to respond to governmental requests for information, and to contest, resist and appeal any action or order that restricts, prevents or prohibits consummation of the Merger or any other transaction contemplated by the Merger Agreement. The parties have agreed not to commit to any divestiture or hold-separate agreement or restriction in the operations of any business without the consent of the other, and neither party is required to take any such action, if such action would, individually or in the aggregate, materially adversely affect the financial condition or results of operations of James River and Fort Howard.

     POOLING. The parties have each agreed that between the date of the Merger Agreement and the Effective Time they will not knowingly (1) take any action that is reasonably likely to jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (2) fail to take any action to preserve such treatment, and that they will take all reasonable action necessary to cause the Merger to be so treated if action taken by any party does jeopardize such treatment.

     AFFILIATE AGREEMENTS. Each of James River and Fort Howard has agreed to provide to the other party not less than 45 days prior to the Effective Time a list of names and addresses of each person who, in the reasonable judgment of James River or Fort Howard, as the case may be, is an affiliate within the meaning of Rule 145 under the Securities Act or otherwise applicable SEC accounting releases with respect to pooling of interests accounting treatment (each such person, a "Pooling Affiliate") and to deliver not less than 30 days prior to the Effective Time an affiliate letter in the forms attached as exhibits to the Merger Agreement, executed by each Pooling Affiliate identified in the respective list.

     INDEMNIFICATION; INSURANCE. James River and Fort Howard have agreed to maintain certain indemnification provisions in the Fort Howard Charter and the Fort Howard By-Laws, to provide ongoing directors' and officers'

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insurance to certain individuals covered under Fort Howard's directors' and officers' liability insurance policies and to provide certain other indemnification. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER -- Indemnification and Insurance."

     EMPLOYEE MATTERS. James River and Fort Howard have agreed to cooperate in developing new benefit plans for Fort James following the Effective Time and to maintain for a period of two years after the Effective Time employee benefit plans which will provide benefits to Fort Howard employees that are no less favorable in the aggregate than the benefits provided under the Fort Howard employee benefit plans prior to the Effective Time. Fort Howard employees will be credited with service under certain of such new benefit plans, subject to certain exceptions. James River and Fort Howard have agreed that executives of Fort Howard who participate in the MIP will be paid 1997 bonuses based on the greater of Fort Howard's performance as of the last day of the fiscal quarter immediately preceding the Effective Time and actual 1997 performance. The Merger Agreement also contains certain other covenants relating to employee benefits matters.

     OTHER. The Merger Agreement also contains certain other covenants including covenants relating to the preparation and distribution of this Joint Proxy Statement-Prospectus, NYSE listing, public announcements, mutual notification of certain matters, publication of financial results for combined operations after the Merger, and delivery of letters of accountants.

CONDITIONS TO THE MERGER

     In addition to the approvals of the shareholders of James River and Fort Howard sought hereby in connection with the Merger, the obligations of James River and Fort Howard to consummate the Merger are subject to the satisfaction of a number of other conditions, including the absence of any stop orders or proceedings seeking a stop order with respect to the James River Registration Statement; the absence of any statute, order, judgment or injunction by any court or governmental entity that would prevent consummation of the Merger or any of the other transactions contemplated in the Merger Agreement, provided that each of Fort Howard and James River use their best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted; and the receipt of all material governmental consents, orders and approvals and the expiration of any waiting periods imposed by, any governmental entity necessary for the consummation of the Merger, except for such consents, approvals and authorizations the failure to obtain which would not have a material adverse effect on Fort Howard or James River after the Effective Time.

     Each party's obligations under the Merger Agreement are also conditioned upon the accuracy in all material respects of the representations and warranties made by the other party; the performance in all material respects by the other party of its covenants under the Merger Agreement; the receipt of all material third-party consents except those consents which the failure to so receive would not have a material adverse effect on such party; the receipt of an opinion of such party's counsel as to the federal tax consequences of the Merger; the receipt of a customary "cold comfort letter" in connection with the James River Registration Statement from the other party's independent public accountants, dated as of the date the James River Registration Statement becomes effective and as of the Effective Time; the receipt of an opinion of such party's independent public accountants, dated as of the date the James River Registration Statement becomes effective and as of the Effective Time, to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with the Merger Agreement; the declaration of the effectiveness by the SEC of the James River Registration Statement; and the authorization for listing on the NYSE, upon official notice of issuance, of the James River Common Shares to be issued in the Merger.

     Fort Howard's obligation to consummate the Merger is further conditioned upon James River having proffered executed employment agreements in the form contemplated by the Merger Agreement to certain Fort Howard senior executives, and upon the execution and delivery by James River of the Stockholders Agreement and the Registration Rights Agreement.

     At any time prior to the Effective Time, to the extent legally allowed, James River or Fort Howard, without approval of the shareholders and stockholders, respectively, may waive compliance with any of the agreements or satisfaction of any of the conditions for the benefit of that company contained in the Merger Agreement.

GOVERNMENTAL APPROVALS

     ANTITRUST. Under the Merger Agreement, the obligations of each party to consummate the Merger are subject to, among other conditions, the expiration or termination of any waiting period applicable to the consummation of the Merger under the HSR Act. For a description of the regulatory approval requirements under the HSR Act and applicable European competition laws, see "THE PROPOSED MERGER -- HSR Act and Other Regulatory Approvals."

     OTHER APPROVALS. The obligations of each party to consummate the Merger are also subject to all other material authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any other governmental entity necessary for the Merger and the consummation of the transactions contemplated by the Merger Agreement, having been filed, expired or obtained, other than those for which the failure to be filed, expired or obtained, would not have a material adverse effect on Fort Howard or James River. There can be no assurance that any applicable regulatory authority will approve or take other required action with respect to the Merger or as to the timing of such regulatory approval or other action. James River and Fort Howard are not aware of any other governmental approvals or actions that are required in order to consummate the Merger except in connection with the Securities Act, the filing of merger-related documents under the General Corporation Law of the State of Delaware (the "DGCL"), compliance with applicable securities or "blue sky" laws of the various states or as described elsewhere in this Joint Proxy Statement-Prospectus.

LIMITATION ON NEGOTIATIONS

     The Merger Agreement provides that each of James River and Fort Howard will not, directly or indirectly, and will instruct its officers, directors, employees, agents and advisors not to, directly or indirectly, take any action to (1) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders or shareholders, as the case may be) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), (2) enter into or maintain or participate in any way in discussions or negotiate with any individual or entity in furtherance of such inquiries or to obtain a Competing Transaction, or (3) agree to or approve, recommend or endorse any Competing Transaction, or authorize or permit any of the officers, directors, employees or affiliates of such party or any of its subsidiaries, or any of such party's advisors or representatives, to take any such action. The parties have agreed to notify the other party promptly if any proposal or offer, or inquiry or contact with respect to any proposal or offer, regarding a Competing Transaction is made. The parties also agreed to cease immediately and terminate all existing discussions or negotiations with respect to a Competing Transaction and to request promptly the return of all confidential information furnished to any such party. The parties agreed not to release any third party from or waive any provision of any confidentiality or standstill agreement to which it is a party.

     Notwithstanding the foregoing, James River and Fort Howard may furnish, pursuant to a customary confidentiality agreement, information to and participate in discussions or negotiations with any person that, after the day of signing of the Merger Agreement, has submitted a written proposal relating to a Competing Transaction which the party did not solicit and which did not otherwise result from a breach of the above-described provisions of the Merger Agreement. Such furnishing of information or participation in discussions or negotiations are limited to the extent that (1) such proposal is received prior to the obtaining of the approval of James River's shareholders, in the case of James River, and Fort Howard's stockholders, in the case of Fort Howard, and (2) the James River Board or the Fort Howard Board, as applicable, determines in good faith that the failure to do so would cause it to breach its fiduciary duties to its stockholders or shareholders, as the case may be, under applicable laws after receipt of advice to such effect from independent legal counsel.

     A "Competing Transaction" is defined in the Merger Agreement as any of the following involving James River or Fort Howard, respectively, other than the
Merger: any proposed (1) merger, consolidation, share exchange, business combination or other similar transaction involving such party, (2) sale, lease exchange, transfer or other disposition directly or indirectly of 25% or more of the consolidated assets of such party and its subsidiaries, taken as a whole, or
(3) transaction in which any person will acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or the right to acquire beneficial ownership of, or any "group" (as defined under the Exchange Act) will have been formed

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
which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the outstanding voting capital stock of James River or Fort Howard, respectively.

AMENDMENT; WAIVER

     AMENDMENT. The Merger Agreement may be amended in writing by action by or on behalf of the James River Board and the Fort Howard Board at any time prior to the Effective Time except that, after approval of the Merger by the Fort Howard stockholders, no amendment may be made which would reduce the amount or change the type of consideration into which the Fort Howard Common Shares will be converted in the Merger.

     WAIVER. At any time prior to the Effective Time, any party to the Merger Agreement may, in writing, (1) extend the time for the performance of any of the obligations of the other party, (2) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or any documents delivered pursuant to the Merger Agreement and (3) waive compliance by the other party with any of the agreements or the conditions contained in the Merger Agreement, provided that after any approval of the Merger by the Fort Howard stockholders there may not be, without further approval of such stockholders, any extension or waiver of the Merger Agreement which reduces the amount or changes the form of the consideration to be delivered to the holders of Fort Howard Common Shares other than as contemplated by the Merger Agreement.

TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEES

     TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after shareholder approval (1) by mutual consent of James River and Fort Howard; (2) by either party (provided such party is not in breach of any material representation, warranty, covenant or other agreement contained in the Merger Agreement) if there has been a breach by the other party of its representations, warranties, covenants or agreements contained in the Merger Agreement, or any such representation or warranty will have become untrue, in any such case such that the conditions to such party's obligation to effect the Merger will not be satisfied and such breach or condition has not been promptly cured within thirty days following receipt by such party of written notice of such breach; (3) by either party if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the Merger has become final and nonappealable; (4) by either party if the Merger is not consummated before December 31, 1997, unless the failure of the closing of the transactions contemplated by the Merger Agreement to occur by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe in all material respects the covenants and agreements of such party set forth in the Merger Agreement, provided that the Merger Agreement may be extended not more than sixty days by either party by written notice to the other party if the Merger is not consummated as a direct result of (a) either party having failed to receive all regulatory approvals or consents required to be obtained by such party with respect to the Merger or (b) the existence of litigation or any governmental proceeding seeking to prevent or prohibit consummation of the Merger; or (5) by either party if the Merger Agreement fails to receive the requisite vote for approval and adoption by the stockholders of Fort Howard or the shareholders of James River.

     TERMINATION FEES. Fort Howard has agreed to pay to James River a fee of $95 million if, in the event of termination of the Merger Agreement by either party pursuant to the provisions described in clause (4) or (5) above based upon the failure of Fort Howard's stockholders to approve and adopt the Merger Agreement by the requisite vote, and so long as at the time of such termination James River is not in material breach of any representation, warranty or material covenant contained in the Merger Agreement, if any of the following occurs: (1) prior to a vote of the Fort Howard stockholders with respect to the Merger Agreement, a Competing Transaction with respect to Fort Howard is proposed, and
(2) within one year of termination of the Merger Agreement, (a) Fort Howard enters into a definitive agreement with a third party providing for an acquisition of Fort Howard or a majority of Fort Howard's assets or voting securities by such third party or the consolidation or merger of Fort Howard pursuant to which Fort Howard's stockholders will hold less than 60% of the outstanding voting securities of the resulting corporation immediately following consummation of such transaction or (b) any third party acquires beneficial ownership of more than 50% of the outstanding voting securities of Fort Howard.

     James River has agreed to pay to Fort Howard a fee of $95 million if, in the event of termination of the Merger Agreement by either party pursuant to the provisions described above in clause (4) or (5) above based upon the failure of James River shareholders to approve certain matters in connection with the Merger and so

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
long as at the time of such termination Fort Howard is not in material breach of any representation, warranty or material covenant contained in the Merger Agreement, if any of the following occurs: (1) prior to a vote of the James River shareholders with respect to the required matters, a Competing Transaction with respect to James River is proposed, and (2) within one year of termination of the Merger Agreement, (a) James River enters into a definitive agreement with a third party providing for an acquisition of James River or a majority of James River's assets or voting securities by such third party or the consolidation or merger of James River pursuant to which James River shareholders will hold less than 60% of the outstanding voting securities of the resulting corporation immediately following consummation of such transaction or (b) any third party acquires beneficial ownership of more than 50% of the outstanding voting securities of James River.

                CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS OF
                          FORT HOWARD AND JAMES RIVER

     James River is incorporated in the Commonwealth of Virginia and the rights of James River shareholders are governed by the VSCA, the James River Charter and the James River Bylaws. Fort Howard is incorporated in the State of Delaware and the rights of Fort Howard stockholders currently are governed by the DGCL, the Fort Howard Charter and the Fort Howard By-Laws. Upon consummation of the Merger, Fort Howard stockholders will become James River shareholders and their rights will be governed by the VSCA, the James River Charter and the James River Bylaws. The following is a brief summary of certain differences between the rights of Fort Howard stockholders and the rights of James River shareholders, and is qualified in its entirety by reference to the relevant portions of the DGCL, the VSCA, the Fort Howard Charter and the Fort Howard By-Laws, and the James River Charter and the James River Bylaws.

AUTHORIZED CAPITAL STOCK

     The authorized capital stock of Fort Howard consists of 200 million Fort Howard Common Shares and 50 million shares of Preferred Stock, par value $.01 per share ("Fort Howard Preferred Stock"). With respect to the Fort Howard Preferred Stock, the Fort Howard Board is authorized, without stockholder approval, to designate classes or series of such shares and to determine the relative rights, preferences and limitations of any such class or series. As of the date of this Joint Proxy Statement-Prospectus, no classes or series of Fort Howard Preferred Stock have been designated by the Fort Howard Board.

     The authorized capital stock of James River consists of 150 million James River Common Shares and 5 million shares of preferred stock, par value $10 per share ("James River Preferred Stock"). If, at the James River Special Meeting, the James River shareholders approve the proposals relating to the Merger that are described in this Joint Proxy Statement-Prospectus and the Merger is completed, the number of authorized James River Common Shares will be increased to 500 million. See "THE JAMES RIVER SPECIAL MEETING -- Matters to be Considered and Acted Upon."

     With respect to the James River Preferred Stock, the James River Board is authorized, without shareholder approval, to designate classes or series of such shares and to determine the relative rights, preferences and limitations of any such class or series. As of the date of this Joint Proxy Statement-Prospectus, an aggregate of 3,866,241 shares of James River Preferred Stock had been designated, of which 3,626,811 shares were issued and outstanding. In connection with the Merger, an additional 100,000 shares of James River's Series M Cumulative Participating Preferred Stock ("Series M Preferred Stock") will be designated and will be reserved for issuance under the Rights Agreement. See
" -- Rights Agreement."

SHAREHOLDER VOTING REQUIREMENTS

     The DGCL generally requires approval of amendments to the certificate of incorporation, certain mergers, consolidations, dissolutions or sale of substantially all of a corporation's assets by a vote of a majority of each class of the outstanding shares entitled to vote thereon. Any amendment to the Fort Howard Charter containing provisions that would be inconsistent with its current provisions that (1) permit the Fort Howard Board to designate series or classes of preferred stock, (2) provide for the staggered board of directors (as described below) or (3) specify the stockholder vote required to approve a by-law amendment, requires approval by holders of at least 80% of the votes entitled to be cast.

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
     The VSCA generally requires approval of amendments to the articles of incorporation, certain mergers, consolidations, dissolutions or a sale of substantially all of a corporation's assets by a vote of two-thirds of the outstanding shares entitled to vote on such a matter unless the articles of incorporation provide for a greater or lesser vote, which vote may not be less than a majority of the outstanding shares entitled to vote on such a matter. The James River Charter provides generally that amendments to the James River Charter must be approved, subject to the rights of holders of James River Preferred Stock, by a majority of the outstanding shares entitled to vote on such an amendment. An amendment which has the effect of reducing the vote required to approve a merger or certain other extraordinary transactions, however, requires a two-thirds vote.

DIRECTORS

     NUMBER AND ELECTION. The Fort Howard Charter and Fort Howard By-Laws provide for a board of directors of not less than three and not more than fifteen members. The exact number of directors is set by resolution of the Fort Howard Board, which currently provides for a nine-member board of directors.

     The James River Charter and James River Bylaws currently provide for a board of eleven directors. The James River Board may, by adopting an amendment to the James River Bylaws, increase or decrease the size of the board by up to 30% of the number of directors last elected by the shareholders. If, at the James River Special Meeting, the James River shareholders approve the proposals relating to the Merger that are described in this document and the Merger is completed, the Fort James Board will consist of fifteen directors. See "THE JAMES RIVER SPECIAL MEETING -- Matters to be Considered and Acted Upon" and "DIRECTORS AND MANAGEMENT OF FORT JAMES FOLLOWING THE MERGER."

     Both the DGCL and the VSCA permit a board of directors to be "staggered" if provided for in the corporation's certificate or articles of incorporation. The Fort Howard Charter provides for a staggered board of directors. The Fort Howard Board is divided into three groups, each group comprised of one-third of the board of directors, with one such group elected each year to serve for a period of three years. The staggering of the Fort Howard Board may have the effect of discouraging a hostile acquiror from seeking to gain control of Fort Howard through a proxy fight for board control, which could not be accomplished in any given year. The James River Charter does not provide for a staggered board of directors, and each James River Board member is elected annually.

     REMOVAL. Fort Howard stockholders may remove members of the Fort Howard Board for cause only. Directors of James River may be removed by the corporation's shareholders with or without cause.

SHAREHOLDER PROPOSALS AND NOMINATIONS

     Under the Fort Howard By-Laws, nomination of individuals for election to the Fort Howard Board may be made at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors
(1) by or at the direction of the Fort Howard Board or (2) by any stockholder of record on the date of the giving of the notice of nomination who is also a stockholder of record on the record date for such meeting and who complies with the specified notice procedures described below.

     A stockholder's notice of nomination must be received at Fort Howard's principal executive offices (1) in the case of an annual meeting, not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders or (2) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

     Under the James River Bylaws, nomination of individuals for election to the James River Board may be made (1) by the board of directors or (2) by a shareholder of record of a class of shares entitled to vote for the election of directors at the time of the giving of the notice of the shareholder's intent to so nominate an individual or individuals. Such notice must be received at James Rivers' principal offices (1) on or after December 1st of the year immediately preceding the year in which the shareholder meeting will be held and before January 1st of the year in which the meeting will be held, if the meeting is to be an annual meeting and clause (2) below is not applicable, (2) not less than sixty days before an annual meeting, if the date of the applicable annual meeting, as prescribed in the James River Bylaws, has been changed by more than thirty days, or (3) for a special meeting of

                                       62

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shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of such meeting is first given to shareholders.

     See "SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS" for a description of the general requirements under the Fort Howard By-Laws and the James River Bylaws for submitting shareholder proposals.

AMENDMENT OF BYLAWS

     Under the DGCL, the power to adopt, amend, or repeal by-laws is vested exclusively in the stockholders entitled to vote, unless the corporation's certificate of incorporation confers such power on the board of directors as well. The Fort Howard Charter authorizes the Fort Howard Board to make, alter or repeal by-laws by a majority of the whole board of directors. In accordance with the Fort Howard Charter, stockholders may make, amend or repeal a by-law only with the approval of 80% of the outstanding voting shares.

     The VSCA provides that a corporation's board of directors may amend or repeal bylaws, subject to the corporation's articles of incorporation reserving such powers exclusively to the shareholders. The James River Charter does not reserve any such powers exclusively to the James River shareholders. The James River Bylaws provide for bylaw amendments by either the James River Board, generally by a majority of the board, or by the James River shareholders, and allow the shareholders to specify that a shareholder-adopted bylaw may not be amended or repealed by the James River Board. The James River Bylaws also provide for "constitutive resolutions" of the James River Board, which must be adopted by a unanimous vote of the directors present and voting when a quorum is present, and may be rescinded, revoked, amended or modified only by the vote of all of the directors then in office.

BUSINESS COMBINATION STATUTES

     Fort Howard is subject to Section 203 of the DGCL, which provides that any person who acquired 15% or more of a corporation's voting stock (thereby becoming an "interested stockholder") may not engage in certain "business combinations" with the corporation for a period of three years following the date the person became an interested stockholder unless (1) the board of directors has approved, prior to the date that person became an interested stockholder, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (2) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine whether shares will be tendered in a tender or exchange offer) or (3) the business combination is approved by the board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

     The VSCA does not contain a business combination statute such as Section 203 of the DGCL described above. The VSCA does contain "control share acquisition" provisions, which regulate the process by which a person may acquire control of certain Virginia corporations without the consent or cooperation of the corporation's board of directors. However, as permitted under the VSCA, the James River Bylaws provide that James River is not subject to Virginia's control share statute.

LIMITATION ON DIRECTOR LIABILITY

     The Fort Howard Charter contains a provision, permitted by the DGCL, that eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability of a director (1) for breach of the duty of loyalty, (2) for actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payment of improper dividends or redemptions, or (4) for any transaction from which the director derived an improper payment.

     As permitted under the VSCA, the James River Charter limits the liability of a director or officer of the corporation in a proceeding brought by or on behalf of James River or its shareholders to $1 for damages arising from a single transaction or occurrence. This limitation of liability does not apply in cases where the director or officer has engaged in willful misconduct or a knowing violation of criminal law.

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INDEMNIFICATION

     The Fort Howard Charter contains provisions under which Fort Howard will indemnify, to the fullest extent permitted by law, individuals who are made a party to an action or proceeding by virtue of the fact that such individual is or was a director, officer, employee or agent of Fort Howard or, at Fort Howard's request, of another corporation. The DGCL generally permits such indemnification to the extent that the individual acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe his conduct was lawful.

     The VSCA allows for similar indemnification if the individual conducted himself in good faith and believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests and further, in the case of any criminal proceeding, that he had no reasonable cause to believe that his conduct was unlawful. The James River Charter makes such indemnification mandatory for directors and officers and permits the corporation to indemnify employees, agents and certain other individuals to the same extent.

     Under the VSCA and the James River Charter, James River may not provide the indemnification described above (1) in connection with a proceeding by or in the right of the corporation where the individual is adjudged liable to the corporation or in connection with any other proceeding where the individual was adjudged liable on the basis that he received improper personal benefit or (2) if the expenses for which indemnification is sought were incurred as a result of the individual's willful misconduct or a knowing violation of law. The DGCL and the Fort Howard Charter permit the indemnification described above in cases where the individual is adjudged liable to the corporation, but only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that such individual is fairly and reasonably entitled to indemnity.

RIGHTS AGREEMENT

     Fort Howard has not adopted a stockholder rights plan.

     James River has adopted the Rights Agreement, which will continue in effect as the rights plan for Fort James following the Merger. Fort Howard stockholders who receive James River Shares in the Merger will receive one related Right (as defined below) for each James River Common Share issued to them in the Merger. All references in the following description to James River Common Shares, Series M Preferred Stock and the James River Board also refer to the Fort James Common Shares, Fort James Series M Preferred Stock and the Fort James Board.

     The following description of the Rights Agreement is qualified in its entirety by reference to the terms of the Rights Agreement. See "WHERE YOU CAN FIND MORE INFORMATION."

     Pursuant to the Rights Agreement, a right (a "Right") is attached to each James River Common Share outstanding and entitles the registered holder thereof to purchase from James River a unit (a "Unit") consisting of one one-thousandth of a share of Series M Preferred Stock, at an initial purchase price of $150 per Unit (the "Purchase Price"), subject to adjustment.

     Each share of Series M Preferred Stock, when issued, will have a minimum preferential quarterly dividend of $1.00 per share, but will be entitled to an aggregate dividend of 1,000 times the James River Common Share dividend. In the event of any merger, consolidation or other transaction in which the James River Common Shares are exchanged for other securities or assets, each share of Series M Preferred Stock will be entitled to receive 1,000 times the amount received per James River Common Share. Each share of Series M Preferred Stock will have 1,000 votes, voting together with the James River Common Shares and such other voting rights provided by law. Additionally, in the event of liquidation, each share of Series M Preferred Stock will entitle the holder thereof to receive a preferential liquidation payment equal to the greater of $150,000 or 1,000 times the liquidation value of a James River Common Share, plus accrued and unpaid dividends, or a ratable distribution in the event that the assets of James River are insufficient to pay the liquidation preferences in full.

     The Rights will separate from the corresponding James River Common Shares upon the earlier of (1) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or has obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the James River Common Shares and (2) ten business days after the date of commencement of, or first public announcement of the intent of any person (other than James River and certain related entities) to commence, a tender or exchange offer, the consummation of which would result in a person or group beneficially owning 15% or more of outstanding James River Common Shares (the earlier of (1) or (2), the "Distribution Date"). Until the Distribution Date, (1) Rights will be evidenced by one or more certificates held by the rights agent under the Rights Agreement, and will be represented by the related James River Common Share certificates (2) may be transferred with and only with such James River Common Share certificates, (3) new James River Common Share certificates will contain a notation incorporating the Rights Agreement by reference and (4) the surrender for transfer of any certificates for James River Common Shares outstanding will also constitute the transfer of Rights associated with the James River Common Shares represented by such certificate. As soon as practicable after the Distribution Date, rights certificates (the "Rights Certificates") will be mailed to holders of record of the James River Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 1, 1999, unless earlier exercised by the holder thereof or redeemed by James River as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of James River, including without limitation, the right to vote or to receive dividends. While the distribution of Rights will not be taxable to James River or to its shareholders, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable.

     Each holder of a Right will have the right to receive, upon exercise of a Right, James River Common Shares (or, in certain circumstances, cash, property or other securities of James River) having a value equal to two times the Purchase Price then in effect, if after the Distribution Date, (1) James River is the surviving company in a merger with an Acquiring Person and the James River Common Shares are not changed or exchanged, (2) an Acquiring Person consummates, with James River or any subsidiary, any one of a number of transactions listed in the Rights Agreement, examples of which include acquiring stock or convertible securities except on a pro rata basis with other shareholders, obtaining any assets except on an arm's-length basis, obtaining any assets having a fair market value of more than $5 million or receiving certain financial benefits such as loans, guarantees, tax benefits or compensation except as a full-time employee at normal rates, (3) while there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g. a reverse stock split), or (4) an Acquiring Person becomes the beneficial owner of 15% or more of the James River Common Shares except pursuant to a cash tender offer for all outstanding shares which is determined to be fair by the Continuing Directors (as defined below) (each of which events is popularly termed a "flip-in" event). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. The "Continuing Directors" are the directors on the Distribution Date or new directors elected or nominated by a majority of the Continuing Directors in office on the date of such election or nomination.

     For example, if the Purchase Price is $150, upon exercise of a Right and the payment of $150, a Right holder would receive $300 worth of James River Common Shares (or other consideration, as noted above).

     Each holder of a Right will have the right to receive, upon exercise, common stock (or equivalent securities) of the acquiring entity having a value equal to two times the Purchase Price then in effect, if after an announcement that a person or group has become an Acquiring Person, (1) James River is acquired in a merger or other business combination transaction (other than a merger of the type described pursuant to certain flip-in events), or (2) 50% or more of James River's assets or earning power is sold or transferred (each of which events is popularly termed a "flip-over" event).

     If James River is not able to issue the Series M Preferred Stock or James River Common Shares because of the absence of necessary regulatory approval, restrictions contained in the James River Charter or for any other reason, a person exercising Rights will be entitled to receive a combination of cash or property or other securities having a value equal to the value of the Series M Preferred Stock or the James River Common Shares which would otherwise have been issued upon exercise of the Rights.

     At any time until ten days after the announcement that a person or group has become an Acquiring Person, James River may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable in cash or

James River Common Shares. When the James River Board orders a redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

     After a person or group becomes an Acquiring Person and before the Acquiring Person acquires 50% or more of the outstanding James River Common Shares, James River, with the approval of a majority of the Continuing Directors, may require a holder to exchange all or any portion of his Rights for one James River Common Share or one one-thousandth of a share of Series M Preferred Stock (or a share of a class or series of James River Preferred Stock having equivalent rights) per right.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the James River Board prior to the Distribution Date. After the Distribution Date, the Rights Agreement may still be amended by the Board (under certain circumstances only with the approval of a majority of the Continuing Directors) in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement (including the time period for redeeming the Rights); provided, however, that no amendment to adjust the time period governing redemption shall be made if the Rights are not redeemable.

                                    EXPERTS

     The consolidated financial statements of James River as of December 29, 1996 and December 31, 1995, and the related consolidated statements of operations, cash flows and changes in capital accounts for each of the three years in the period ended December 29, 1996, incorporated by reference in this Joint Proxy Statement-Prospectus have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements and schedules of Fort Howard included in Fort Howard's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the James River Special Meeting and representatives of Arthur Andersen LLP are expected to be present at the Fort Howard Special Meeting. These representatives will have an opportunity to make statements at these meetings if they so desire and will be available to respond to appropriate questions.

                                 LEGAL MATTERS

     Certain legal matters relating to the James River Common Shares and the related Rights to be issued pursuant to the Merger will be passed upon for James River by McGuire, Woods, Battle & Boothe, L.L.P., Richmond, Virginia, which serves as primary outside legal counsel to James River. Anne M. Whittemore, a director of James River, is a partner in the law firm of McGuire, Woods, Battle & Boothe, L.L.P. Lawyers of such firm own an aggregate of approximately 20,000 James River Common Shares.

                   SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

     Any James River shareholder desiring to make a proposal to be acted upon at the 1998 Annual Meeting of James River Shareholders must present the proposal to Clifford A. Cutchins, IV, the James River Corporate Secretary, whose address is P.O. Box 2218, Richmond, Virginia 23218, no later than November 17, 1997, in order for the proposal to be considered for inclusion in James River's proxy statement for that meeting. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder.

     The James River Bylaws specify the procedure that a shareholder must follow to nominate directors or to bring other business before a shareholder meeting. To nominate a candidate for director at the 1998 Annual Meeting of James River Shareholders, a shareholder must give a notice of nomination to the Corporate Secretary no earlier than December 1, 1997, but no later than December 31, 1997. The notice must describe various matters relating to the nominee, including his or her name, address, occupation and the number of James River Common

Shares he or she holds. To bring other business before the 1998 Annual Meeting of James River Shareholders, a shareholder must give notice to the Corporate Secretary no earlier than December 1, 1997, but no later than December 31, 1997, and must include in the notice a description of the proposed business, the reasons for such business, and other specified matters. However, if the shareholder wishes the proposal to be included in James River's proxy statement for the 1998 Annual Meeting of James River Shareholders, the notice must be presented, in the manner described above, no later than November 17, 1997. James River shareholders can receive a copy of the James River Charter and the James River Bylaws free of charge by writing to the Corporate Secretary of James River.

     Due to the contemplated consummation of the Merger, Fort Howard does not currently expect to hold a 1998 Annual Meeting of Stockholders because Fort Howard voting shares will not be publicly traded after the Merger. In the event that the Merger is not consummated and such a meeting is held, proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must have been received by Fort Howard no later than November 26, 1997 to be eligible for inclusion in Fort Howard's proxy statement and proxy relating to that meeting.

     Under the Fort Howard Charter and the Fort Howard By-Laws, stockholders desiring to nominate persons for election as directors or to bring other business before an annual meeting of stockholders must deliver or mail a notice to the Corporate Secretary of Fort Howard that must be received at the principal executive offices of Fort Howard not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event an annual meeting is called for a date that is not within 30 days before or after the anniversary of the immediately preceding annual meeting of stockholders, a stockholder's notice, in order to be timely, must be so received no later than the close of business on the earlier to occur of (1) the tenth day following the day on which notice of the date of the annual meeting is mailed and (2) public disclosure of the date of the annual meeting. Stockholders' notices must contain the specific information set forth in the Fort Howard Charter and the Fort Howard By-Laws. Stockholders can receive a copy of the Fort Howard Charter and the Fort Howard By-Laws free of charge by writing to the Corporate Secretary of Fort Howard.

                      WHERE YOU CAN FIND MORE INFORMATION

     James River and Fort Howard file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the companies file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The companies' public filings are also available from commercial document retrieval services and at the Internet web site maintained by the SEC at <http://www.sec.gov>. In addition, reports, proxy statements and other information concerning James River may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     James River has filed the James River Registration Statement to register with the SEC the James River Common Shares to be issued to Fort Howard stockholders in the Merger. This Joint Proxy Statement-Prospectus is a part of the James River Registration Statement and constitutes a prospectus of James River, as well as a proxy statement of James River for the James River Special Meeting and a proxy statement of Fort Howard for the Fort Howard Special Meeting.

     As allowed by SEC rules, this Joint Proxy Statement-Prospectus does not contain all the information that shareholders can find in the James River Registration Statement or the exhibits to the James River Registration Statement.

     The SEC allows James River and Fort Howard to "incorporate by reference" information into this Joint Proxy Statement-Prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement-Prospectus, except for any information superseded by information contained directly in the Joint Proxy Statement-Prospectus. This Joint Proxy Statement-Prospectus incorporates by reference the documents set forth below that James River and Fort Howard have previously filed with the SEC. These documents contain important information about our companies and their financial condition.

JAMES RIVER SEC FILINGS (FILE NO. 1-7911)                                   PERIOD
------------------------------------------                                  --------

Annual Report on Form 10-K................................................  Year ended December 29, 1996
Quarterly Reports on Form 10-Q............................................  Quarter ended March 30, 1997
Current Reports on Form 8-K...............................................  Dated May 4, 1997 (2 reports)

Description of the James River Common Shares contained in James River's Registration Statement on Form 8-A dated January 3, 1980, incorporating by reference the description included under "Description of Common Stock" in Amendment No. 1 to Registration Statement No. 2-63209, as amended by Amendment No. 4 to Application or Report on Form 8 dated July 28, 1992.

FORT HOWARD SEC FILINGS (FILE NO. 0-20473)                                  PERIOD
--------------------------------------------------------------------------  ----------------------------------

Annual Report on Form 10-K................................................  Year ended December 31, 1996
Quarterly Reports on Form 10-Q............................................  Quarter ended March 31, 1997
Current Reports on Form 8-K...............................................  Dated May 5, 1997 and May 4, 1997
                                                                            (2 reports)

Description of the Fort Howard Common Shares contained in Fort Howard's Registration Statement on Form 8-A dated March 8, 1995, incorporating by reference the description included under the heading "Description of Capital Stock" in the form of Prospectus filed by Fort Howard with the SEC pursuant to Rule 424(b) under the Securities Act relating to Fort Howard's Registration Statement on Form S-1 (File No. 33-56573), including any amendment or report filed for the purpose of updating such description.

     We incorporate by reference additional documents that James River or Fort Howard may file with the SEC between the date of this Joint Proxy
Statement-Prospectus and the date of the Special Meetings. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     James River has supplied all information contained or incorporated by reference in this Joint Proxy Statement-Prospectus relating to James River, and Fort Howard has supplied all such information relating to Fort Howard.

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC or the SEC's Internet web site described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Joint Proxy Statement-Prospectus. Shareholders may obtain documents incorporated by reference in this Joint Proxy Statement-Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

              JAMES RIVER CORPORATION OF VIRGINIA
               Attention: Investor Relations
               P.O. Box 2218
               Richmond, Virginia 23218
               Tel.: (888) 649-4362 (toll free)

               FORT HOWARD CORPORATION
               Attention: Public Affairs Department
               P.O. Box 19130
               Green Bay, Wisconsin 54307
               Tel.: (414) 435-8821, ext. 4087

     If you would like to request documents from either of us, please do so by August 5, 1997 to ensure you will receive them before the Special Meetings. If you request any incorporated documents from us we will mail them to you by first class mail, or other equally prompt means, within one business day of receiving your request.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT-PROSPECTUS TO VOTE YOUR SHARES AT THE SPECIAL MEETINGS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS. THIS JOINT PROXY STATEMENT-PROSPECTUS IS DATED JUNE 26, 1997. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT-PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT-PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF JAMES RIVER COMMON SHARES IN THE MERGER WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                             INDEX OF DEFINED TERMS

                                                 PAGE
                                                ------
Accrued Obligations...........................      44
Acquiring Person..............................      64
Adjusted Option...............................      55
Amended and Restated Agreements...............      46
AT&T..........................................      42
broker non-vote...............................      49
Bylaw Amendment Proposal......................      51
Cause.........................................      44
Certificate of Merger.........................      54
Certificates..................................      55
Charter Amendment Proposal....................      50
Code..........................................      26
Commencement Options..........................      45
Company X.....................................      13
comparable public company trading analysis....      23
Compensation Committee........................      51
Competing Transaction.........................      59
Continuing Directors..........................      65
DCF...........................................      20
DGCL..........................................      59
Director General..............................      28
Director Nominating Stockholders..............      42
Distribution Date.............................      65
DOJ...........................................      28
EBIT..........................................      19
EBITDA........................................      19
Effective Time................................      26
Employment Period.............................      43
EPS...........................................      19
ERISA.........................................      50
Exchange Act..................................      59
Exchange Agent................................      54
Exchange Fund.................................      55
Exchange Ratio................................       6
Executive Employment Agreements...............      45
Existing Agreements...........................      46
Expected Synergies............................      18
First Call....................................      19
First Plaza...................................      25
Fort Howard...................................       3
Fort Howard 1996 10-K.........................      48
Fort Howard Board.............................      12
Fort Howard By-Laws...........................      46
Fort Howard Charter...........................      46
Fort Howard Common Shares.....................       6
Fort Howard Common Shares Fund................      54
Fort Howard Comparables.......................      19
Fort Howard Comparable Transactions...........      23
Fort Howard Option............................      55
Fort Howard Preferred Stock...................      61

                                                 PAGE
                                                ------
Fort Howard Special Meeting...................       5
Fort Howard Special Meeting Record Date.......      49
Fort Howard Stock Option Plans................      55
Fort James....................................       3
Fort James Board..............................      42
Fort James Common Shares......................      31
FPGT..........................................      42
FTC...........................................      28
Funds.........................................      43
GAAP..........................................      17
Good Reason...................................      44
Historical Exchange Ratios....................      24
Holders.......................................      42
HSR Act.......................................      28
IBES..........................................      23
IRS...........................................      26
James River...................................       3
James River 1996 10-K.........................      48
James River Board.............................      12
James River Bylaws............................      47
James River Charter...........................      50
James River Common Shares.....................       6
James River Incentive Plan....................      43
James River Preferred Stock...................      61
James River Registration Statement............      50
James River Special Meeting...................       6
James River Special Meeting Record Date.......      52
James River Voting Shares.....................      31
Leeway........................................      25
LTM...........................................      19
Marsh Employment Agreement....................      43
MEPA..........................................      55
Merger........................................      15
Merger Agreement..............................      15
Merger Proposal...............................      49
Mergers Act...................................      29
Merger Sub....................................      15
Merrill Lynch.................................      12
Merrill Lynch Opinion.........................      17
Minimum Bonus.................................      44
Minister......................................      29
MIP...........................................      44
MMC...........................................      28
Morgan Stanley................................      12
Morgan Stanley Group..........................      12
MS&Co.........................................      12
MSCP III......................................      47
MSLEF.........................................      12
New Credit Facility...........................      30
Nonrenewal Termination........................      44
NYSE..........................................      23

                                                 PAGE
                                                ------
OFT...........................................      28
Performance Grants............................      51
Performance Shares............................      43
Pooling Affiliate.............................      57
Pooling Restriction Period....................      30
Prior Stock Awards............................      44
Profit Sharing Retirement Plans...............      50
Proposals.....................................      50
Purchase Price................................      64
Registration Rights Agreement.................      42
Registrable Securities........................      42
Restricted Stock..............................      43
Right.........................................      64
Rights Agreement..............................      54
Rights Certificates...........................      65
Riordan Employment Agreement..................      44
Salomon Brothers..............................      12
Salomon Opinion...............................      17
Scott Paper Acquisition.......................      19
SEC...........................................      30
second request................................      28
Secretary of State............................      28
Section 162(m)................................      51
                                                 PAGE
                                                ------
Securities Act................................      30
Selected Acquisition Transactions.............      19
Selected Comparable Companies.................      23
Selected Pro Forma Data.......................      10
Series M Preferred Stock......................      61
Series P Depositary Shares....................      31
Series P Preferred Stock......................      31
Share Issuance Proposal.......................      50
Special Meetings..............................      45
Special Service Bonus.........................      44
Stockholders Agreement........................      42
Stockholder Support Agreements................      25
Stock Plan Amendment Proposal.................      51
Supporting Stockholders.......................      25
Surviving Corporation.........................      53
Transaction Value.............................      19
Unaudited Pro Forma Information...............      32
Unit..........................................      64
U.S. Person...................................      26
Value Line....................................      23
VSCA..........................................      47
1973 Act......................................      28
1995 Plan.....................................      55

                                                                      APPENDIX A
                                                                  CONFORMED COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                      JAMES RIVER CORPORATION OF VIRGINIA,

                           JAMES RIVER DELAWARE, INC.

                                      AND

                            FORT HOWARD CORPORATION

                            DATED AS OF MAY 4, 1997

                               TABLE OF CONTENTS

                                                                                                          PAGE
                                                                                                          ----

                                                  ARTICLE I

                                                  THE MERGER

SECTION 1.01.   The Merger.............................................................................    A-1
SECTION 1.02.   Effective Time.........................................................................    A-1
SECTION 1.03.   Effect of the Merger...................................................................    A-1
SECTION 1.04.   Certificate of Incorporation; By-laws..................................................    A-1
SECTION 1.05.   Directors and Officers.................................................................    A-1

                                                  ARTICLE II

                              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01.   Conversion of Securities...............................................................    A-2
SECTION 2.02.   Exchange of Certificates...............................................................    A-3
SECTION 2.03.   Stock Transfer Books...................................................................    A-5
SECTION 2.04.   Stock Options and Other Stock Awards...................................................    A-5

                                                 ARTICLE III

                                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.   Organization and Qualification; Subsidiaries...........................................    A-6
SECTION 3.02.   Certificate of Incorporation and By-laws; Corporate Books and Records..................    A-6
SECTION 3.03.   Capitalization.........................................................................    A-6
SECTION 3.04.   Authority Relative to This Agreement...................................................    A-7
SECTION 3.05.   No Conflict; Required Filings and Consents.............................................    A-7
SECTION 3.06.   Permits; Compliance....................................................................    A-8
SECTION 3.07.   SEC Filings; Financial Statements......................................................    A-8
SECTION 3.08.   Absence of Certain Changes or Events...................................................    A-9
SECTION 3.09.   Employee Benefit Plans; Labor Matters..................................................    A-9
SECTION 3.10.   Accounting and Tax Matters.............................................................   A-10
SECTION 3.11.   Contracts; Debt Instruments............................................................   A-10
SECTION 3.12.   Litigation.............................................................................   A-11
SECTION 3.13.   Environmental Matters..................................................................   A-11
SECTION 3.14.   Trademarks, Patents and Copyrights.....................................................   A-12
SECTION 3.15.   Taxes..................................................................................   A-12
SECTION 3.16.   Opinion of Financial Advisor...........................................................   A-13
SECTION 3.17.   Vote Required..........................................................................   A-13
SECTION 3.18.   Brokers................................................................................   A-13
SECTION 3.19.   Insurance..............................................................................   A-13

                                                  ARTICLE IV

                                        REPRESENTATIONS AND WARRANTIES
                                           OF PARENT AND MERGER SUB

SECTION 4.01.   Organization and Qualification; Subsidiaries...........................................   A-13
SECTION 4.02.   Certificate of Incorporation and By-laws; Corporate Books and Records..................   A-14
SECTION 4.03.   Capitalization.........................................................................   A-14
SECTION 4.04.   Authority Relative to This Agreement...................................................   A-15
SECTION 4.05.   No Conflict; Required Filings and Consents.............................................   A-15
SECTION 4.06.   Permits; Compliance....................................................................   A-16
SECTION 4.07.   SEC Filings; Financial Statements......................................................   A-16

                                                                                                          PAGE
                                                                                                          ----
SECTION 4.08.   Absence of Certain Changes or Events...................................................   A-17
SECTION 4.09.   Employee Benefit Plans; Labor Matters..................................................   A-17
SECTION 4.10.   Accounting and Tax Matters.............................................................   A-18
SECTION 4.11.   Contracts; Debt Instruments............................................................   A-18
SECTION 4.12.   Litigation.............................................................................   A-19
SECTION 4.13.   Environmental Matters..................................................................   A-19
SECTION 4.14.   Trademarks, Patents and Copyrights.....................................................   A-19
SECTION 4.15.   Taxes..................................................................................   A-19
SECTION 4.16.   Ownership of Merger Sub; No Prior Activities...........................................   A-20
SECTION 4.17.   Opinion of Financial Advisor...........................................................   A-20
SECTION 4.18.   Vote Required..........................................................................   A-20
SECTION 4.19.   Brokers................................................................................   A-20
SECTION 4.20.   Insurance..............................................................................   A-20

                                                  ARTICLE V

                                                  COVENANTS

SECTION 5.01.   Conduct of Business by the Company Pending the Closing.................................   A-21
SECTION 5.02.   Conduct of Business by Parent Pending the Closing......................................   A-22
SECTION 5.03.   Cooperation............................................................................   A-24
SECTION 5.04.   Notices of Certain Events..............................................................   A-24
SECTION 5.05.   Contractual Consents...................................................................   A-24

                                                  ARTICLE VI

                                            ADDITIONAL AGREEMENTS

SECTION 6.01.   Registration Statement; Proxy Statement................................................   A-24
SECTION 6.02.   Stockholders' Meetings.................................................................   A-25
SECTION 6.03.   Access to Information; Confidentiality.................................................   A-25
SECTION 6.04.   No Solicitation of Transactions........................................................   A-26
SECTION 6.05.   Appropriate Action; Consents; Filings..................................................   A-26
SECTION 6.06.   Pooling................................................................................   A-28
SECTION 6.07.   Letters of Accountants.................................................................   A-28
SECTION 6.08.   Update Disclosure; Breaches............................................................   A-28
SECTION 6.09.   Pooling Affiliates.....................................................................   A-28
SECTION 6.10.   Public Announcements...................................................................   A-29
SECTION 6.11.   NYSE Listing...........................................................................   A-29
SECTION 6.12.   Employee Matters.......................................................................   A-29
SECTION 6.13.   [Intentionally Omitted]................................................................   A-29
SECTION 6.14.   Indemnification of Directors and Officers..............................................   A-29
SECTION 6.15.   Plan of Reorganization.................................................................   A-30
SECTION 6.16.   Headquarters...........................................................................   A-30
SECTION 6.17.   Obligations of Merger Sub..............................................................   A-30

                                                 ARTICLE VII

                                              CLOSING CONDITIONS

SECTION 7.01.   Conditions to Obligations of Each Party Under This Agreement...........................   A-30
SECTION 7.02.   Additional Conditions to Obligations of Parent and Merger Sub..........................   A-31
SECTION 7.03.   Additional Conditions to Obligations of the Company....................................   A-32

                                                                                                          PAGE
                                                                                                          ----
                                                 ARTICLE VIII

                                      TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.   Termination............................................................................   A-33
SECTION 8.02.   Effect of Termination..................................................................   A-33
SECTION 8.03.   Amendment..............................................................................   A-34
SECTION 8.04.   Waiver.................................................................................   A-34
SECTION 8.05.   Fees and Expenses......................................................................   A-34

                                                  ARTICLE IX

                                              GENERAL PROVISIONS

SECTION 9.01.   Non-Survival of Representations and Warranties.........................................   A-34
SECTION 9.02.   Notices................................................................................   A-34
SECTION 9.03.   Certain Definitions....................................................................   A-35
SECTION 9.04.   Headings...............................................................................   A-36
SECTION 9.05.   Severability...........................................................................   A-36
SECTION 9.06.   Entire Agreement.......................................................................   A-36
SECTION 9.07.   Assignment.............................................................................   A-36
SECTION 9.08.   Parties in Interest....................................................................   A-36
SECTION 9.09.   Mutual Drafting........................................................................   A-36
SECTION 9.10.   Governing Law..........................................................................   A-36
SECTION 9.11.   Counterparts...........................................................................   A-36

ANNEX A                      EMPLOYEE BENEFITS
EXHIBITS 1(a), (b) and (c)   FORMS OF SUPPORT LETTERS
EXHIBIT 6.09(a)              FORM OF COMPANY AFFILIATE LETTER
EXHIBIT 6.09(b)              FORM OF PARENT AFFILIATE LETTER
EXHIBIT 7.03(d)              FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT 7.03(e)              FORM OF STOCKHOLDERS AGREEMENT

INDEX OF DEFINED TERMS

                                                                                              SECTION
                                                                                              -------
affiliate                                                                                     Section 9.03(a)
Agreement                                                                                     Preamble
Articles Amendment                                                                            Section 4.04
beneficial owner                                                                              Section 9.03(b)
Blue Sky Laws                                                                                 Section 3.05(b)
Business Day                                                                                  Section 9.03(c)
CERCLA                                                                                        Section 3.13
Certificate of Merger                                                                         Section 1.02
Certificates                                                                                  Section 2.02(b)
Code                                                                                          Preamble
Company                                                                                       Preamble
Company Benefit Plans                                                                         Section 3.09(a)
Company Breakup Fee                                                                           Section 8.02(b)
Company By-laws                                                                               Section 3.02(a)
Company Certificate                                                                           Section 3.02(a)
Company Change in Control Arrangements                                                        Section 3.09(e)
Company Common Stock                                                                          Section 2.01(a)
Company Disclosure Schedule                                                                   Article III Preamble
Company Material Adverse Effect                                                               Section 3.01
Company Material Contract                                                                     Section 3.11
Company Meeting                                                                               Section 6.02
Company Option                                                                                Section 2.04
Company Permits                                                                               Section 3.06
Company Preferred Stock                                                                       Section 3.03
Company SEC Filings                                                                           Section 3.07(a)
Company Stock Option Plans                                                                    Section 2.04
Company Subsidiaries                                                                          Section 3.01
Company Trigger Event                                                                         Section 8.02(b)
Competing Transaction                                                                         Section 6.04(c)
Confidentiality Agreements                                                                    Section 6.03(b)
control                                                                                       Section 9.03(d)
DGCL                                                                                          Preamble
Effective Time                                                                                Section 1.02
Environmental Laws                                                                            Section 3.13
Environmental Permits                                                                         Section 3.13
ERISA                                                                                         Section 3.09(a)
Excess Shares                                                                                 Section 2.02(e)(ii)
Exchange Act                                                                                  Section 3.05(b)
Exchange Agent                                                                                Section 2.02(a)
Exchange Fund                                                                                 Section 2.02(a)
Exchange Ratio                                                                                Section 2.01(a)
GAAP                                                                                          Section 3.07(b)
Governmental Entity                                                                           Section 3.05(b)

                                                                                              SECTION
                                                                                              --------------------
Hazardous Materials                                                                           Section 3.13
HSR Act                                                                                       Section 3.05(b)
Indemnified Parties                                                                           Section 6.14(b)
Insurance Amount                                                                              Section 6.14(c)
IRS                                                                                           Section 3.09(a)
knowledge                                                                                     Section 9.03(e)
Law                                                                                           Section 3.05(a)
Merger                                                                                        Preamble
Merger Consideration                                                                          Section 2.01(d)
Merger Sub                                                                                    Preamble
Merger Sub Common Stock                                                                       Section 2.01(c)
Merrill Lynch                                                                                 Section 4.17
Morgan Stanley                                                                                Section 3.16
1995 Plan                                                                                     Section 2.04
NYSE                                                                                          Section 2.02(e)(ii)
Order                                                                                         Section 6.05(a)(ii)
Parent                                                                                        Preamble
Parent Benefit Plans                                                                          Section 4.09(a)
Parent Breakup Fee                                                                            Section 8.02(c)
Parent Common Stock                                                                           Section 2.01(a)
Parent Disclosure Schedule                                                                    Article IV Preamble
Parent Material Adverse Effect                                                                Section 4.01
Parent Material Contract                                                                      Section 4.11
Parent Meeting                                                                                Section 6.02
Parent Option                                                                                 Section 2.04
Parent Permits                                                                                Section 4.06
Parent Preferred Stock                                                                        Section 4.03
Parent SEC Filings                                                                            Section 4.07(a)
Parent Stock Options Plans                                                                    Section 4.03
Parent Subsidiaries                                                                           Section 4.01
Parent Trigger Event                                                                          Section 8.02(c)
person                                                                                        Section 9.03(f)
plan of reorganization                                                                        Section 6.15
Pooling Affiliate                                                                             Section 6.09(a)
Proprietary Rights                                                                            Section 3.14
Proxy Statement                                                                               Section 6.01(a)
Registration Statement                                                                        Section 6.01(a)
Representatives                                                                               Section 6.03(a)
Salomon Brothers                                                                              Section 4.17
Securities Act                                                                                Section 3.05(b)
Series D Preferred Stock                                                                      Section 4.03
Series K Preferred Stock                                                                      Section 4.03
Series L Preferred Stock                                                                      Section 4.03
Series M Preferred Stock                                                                      Section 4.03
Series N Preferred Stock                                                                      Section 4.03
Series O Preferred Stock                                                                      Section 4.03

                                                                                              SECTION
                                                                                              --------------------
Series P Preferred Stock                                                                      Section 4.03
Share Issuance                                                                                Section 4.04
Stock Plan Amendment                                                                          Section 4.04
Stockholders' Meetings                                                                        Section 6.02
subsidiary or subsidiaries                                                                    Section 9.03(g)
Surviving Corporation                                                                         Section 1.01
Taxes                                                                                         Section 3.15(a)

     AGREEMENT AND PLAN OF MERGER, dated as of May 4, 1997 (this "AGREEMENT"), among James River Corporation of Virginia, a Virginia corporation ("PARENT"), James River Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Fort Howard Corporation, a Delaware corporation (the "COMPANY").

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable the merger of Merger Sub with and into the Company (the "MERGER") upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

     WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders and Parent has approved this Agreement and the Merger as the sole stockholder of Merger Sub;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE");

     WHEREAS, as a condition to, and in connection with the execution of this Agreement, Parent and each of Morgan Stanley Group, Inc., Mellon Bank, N.A., as Trustee for First Plaza Group Trust, and AT&T Investment Management Co. will enter into Support Agreements in the form attached hereto as Exhibits 1(a), 1(b) and 1(c), respectively; and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

     SECTION 1.02. EFFECTIVE TIME. No later than three business days after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or if another date and time is specified in such filing, such specified date and time, being the "EFFECTIVE TIME").

     SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04. CERTIFICATE OF INCORPORATION; BY-LAWS. At the Effective Time, the Certificate of Incorporation and the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the By-laws of the Surviving Corporation.

     SECTION 1.05. DIRECTORS AND OFFICERS. (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

     (b) Parent shall take such action so that, upon the Effective Time, the persons listed on Schedule 1.05(b), subject to availability, shall hold the positions with Parent set forth on Schedule 1.05(b).

     (c) Prior to the Effective Time, Parent shall (i) increase the number of the members of the Board of Directors of Parent to 15 and (ii) take such action as may be necessary such that the Board of Directors of Parent, immediately following the Effective Time includes the four (4) persons listed on Schedule 1.05(c) attached hereto and reasonably satisfactory to Parent (it being understood that the names of the persons will be inserted on Schedule 1.05(c) and such Schedule as so completed shall be delivered by the Company to Parent within 30 days after the date of this Agreement).

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

     (a) Each share of common stock, par value $0.01 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 2.01(b)) shall be converted, subject to Section 2.02(e), into the right to receive 1.375 shares of common stock, par value $0.10 per share ("PARENT COMMON STOCK"), of Parent (the "EXCHANGE RATIO"), including the corresponding percentage of a right to purchase shares of Series M Cumulative Participating Preferred Stock of Parent pursuant to the Amended and Restated Rights Agreement, dated May 12, 1992, as amended by Amendment No. 1, dated June 8, 1992, between Parent and NationsBank of Virginia, N.A. and as amended by Amendment No. 2, dated January 31, 1996, between Parent and Wachovia Bank of North Carolina, N.A.; PROVIDED, HOWEVER, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive a certificate representing the shares of Parent Common Stock into which such Company Common Stock was converted in the Merger. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.02, without interest. No fractional share of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) hereof.

     (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

     (c) Each share of common stock, par value $0.01 per share, of Merger Sub ("MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     (d) Parent may, with the Company's consent (which will not be unreasonably withheld), at any time change the method of effecting the acquisition of the Company by Parent, and, upon providing such consent, the Company shall cooperate in such efforts, if and to the extent Parent deems such change to be desirable including, without limitation, to provide for a merger of the Company with and into Parent or a wholly owned subsidiary of Parent, or to provide for mergers among certain of the Subsidiaries of Parent and the Company to occur substantially simultaneously with the Effective Time; PROVIDED, HOWEVER, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Company Common Stock as provided for in this

Agreement (the "MERGER CONSIDERATION"), (ii) adversely affect the proposed accounting treatment for the Merger or the proposed tax-free treatment to the Company for the Merger and to the Company's stockholders for receiving the Merger Consideration, (iii) be deemed to cause a breach of the representations set forth in Sections 3.05 and 4.05 to the extent additional consents of third parties are thereby required or (iv) materially delay receipt of any consent referred to in Section 7.01(d) or the consummation of the transactions contemplated by this Agreement.

     SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such certificates for shares of Parent Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE FUND") issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by Section 2.02(e) hereof, the Exchange Fund shall not be used for any other purpose.

     (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly represented by such Certificate (after taking into account all shares of Company Common Stock then held by such holder), cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates. Notwithstanding anything to the contrary contained herein, no certificate representing Parent Common Stock or cash in lieu of a fractional share interest shall be delivered to a person who is a Pooling Affiliate (as defined in Section 6.09(a)) of the Company unless such affiliate has theretofore executed and delivered to Parent the agreement referred to in Section 6.09(a). In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

     (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF PARENT COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws (as defined below), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

     (d) NO FURTHER RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

     (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent.

     (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.02(a) over (y) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.02(b) (such excess being herein called the "EXCESS SHARES"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Parent Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in paragraph (iii) of this Section 2.02(e).

     (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to such holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such holders of Company Common Stock as part of the Exchange Fund. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Shares. In addition, Parent shall pay the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates representing Company Common Stock are entitled.

     (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Company Common Stock subject to and in accordance with the terms of Section 2.02(c).

     (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to
Section 2.02(c), in each case, without any interest thereon.

     (g) NO LIABILITY. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

     (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c), in each case, without any interest thereon.

     (i) WITHHOLDING. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

     SECTION 2.03. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 2.02(c).

     SECTION 2.04. STOCK OPTIONS AND OTHER STOCK AWARDS. (a) Prior to the Effective Time, the Company and Parent shall take such action as may be necessary to cause each unexpired and unexercised option to purchase shares of Company Common Stock (each, a "COMPANY OPTION") under (i) the Company's Management Equity Plan and 1995 Stock Incentive Plan (the "1995 PLAN"), copies of which (as amended through the date hereof) have heretofore been provided to Parent by the Company and (ii) the Amended and Restated Management Equity Participation Agreement, dated as of August 8, 1988, by and among the Company and the other parties signatory thereto, as amended and supplemented from time to time through the date hereof, a copy of which (in the form in effect as of the date hereof) has heretofore been provided to Parent by the Company (collectively, the "COMPANY STOCK OPTION PLANS"), to be automatically converted at the Effective Time into an option (a "PARENT OPTION") to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could have been purchased under such Company Option multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Parent Common Stock), at a price per share of Parent Common Stock equal to the per-share option exercise price specified in the Company Option divided by the Exchange Ratio (rounded down to the nearest whole cent). Such Parent Option shall otherwise be subject to the same terms and conditions (including provisions regarding vesting and the acceleration thereof) as such Company Option. The 1995 Plan provides that, without any further action on the part of the Company Board of Directors, any Committee thereof, or otherwise, each Company Option granted thereunder that is outstanding immediately prior to the Effective Time shall become fully vested and exercisable as of the Effective Time. The date of grant of the substituted Parent Option shall be the date on which the corresponding Company Option was granted. At the Effective Time, (i) all references in the Company Stock Option Plans and in the related stock option agreements to the Company shall be deemed to refer to Parent; and (ii) Parent shall assume all of the Company's obligations with respect to Company Options as so amended. As promptly as reasonably practicable after the Effective Time, Parent shall issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption by Parent. As soon as practicable after the Effective Time, to the extent necessary to provide for registration of shares of Parent Common Stock subject to such substituted Parent Options, Parent shall file a registration statement on Form S-8 (or any successor form) with respect to such shares of Parent Common Stock and shall use its best efforts to maintain such registration statement (or any successor form), including the current status of any related prospectus or prospectuses, for so long as the Parent Options remain outstanding. None of the Company Options are "incentive stock options" within the meaning of Section 422 of the Code.

     (b) The 1995 Plan provides that, without any further action on the part of the Company Board of Directors, any Committee thereof, or otherwise, each share of Restricted Stock and each Stock Equivalent (as such terms are defined in the 1995 Plan) that is outstanding immediately prior to the Effective Time shall become fully vested as of the Effective Time.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), which shall identify exceptions by specific Section references, the Company hereby represents and warrants to Parent as follows:

     SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and each subsidiary of the Company (collectively, the "COMPANY SUBSIDIARIES") has been duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing or good standing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "COMPANY MATERIAL ADVERSE EFFECT" means any change in or effect on the business of the Company and the Company Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, financial condition, results of operations or prospects of the Company and the Company Subsidiaries taken as a whole. Section 3.01 of the Company Disclosure Schedule sets forth a complete and correct list of all of the Company Subsidiaries. Except as set forth in Section 3.01(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary holds any interest in a partnership or joint venture of any kind.

     SECTION 3.02. CERTIFICATE OF INCORPORATION AND BY-LAWS; CORPORATE BOOKS AND RECORDS. (a) The copies of the Company's Restated Certificate of Incorporation (the "COMPANY'S CERTIFICATE") and Restated By-laws (the "COMPANY'S BY-LAWS") that are set forth as exhibits to the Company's Form 10-K for the year ended December 31, 1996 are complete and correct copies thereof. The Company's Certificate and the Company's By-laws are in full force and effect. The Company is not in violation of any of the provisions of the Company's Certificate or the Company's By-laws.

     (b) In all material respects, the minute books of the Company and the Company Subsidiaries through January 1, 1997 contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Boards of Directors and all committees of the Boards of Directors of the Company and the Company Subsidiaries since January 1, 1995. Complete and accurate copies of all such minute books and of the stock register of the Company and each Company Subsidiary have been made available by the Company to Parent.

     SECTION 3.03. CAPITALIZATION. The authorized capital stock of the Company consists of (a) 100,000,000 shares of Company Common Stock and (b) 50,000,000 shares of preferred stock, par value $0.01 per share (the "COMPANY PREFERRED STOCK"). As of April 1, 1997, (i) 74,639,227 shares of Company Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (ii) 3,678 shares of Company Common Stock were held in the treasury of the Company or by the Company Subsidiaries,
(iii) 4,637,363 shares of Company Common Stock were reserved for issuance upon exercise of Company Options heretofore granted pursuant to the Company Stock Option Plans, (iv) 77,146 shares of Company Common Stock were reserved for issuance pursuant to the Company's Directors' Stock Plan, (v) 263,751 shares of Company Common Stock reserved for issuance under the Company's Employee Stock Purchase Plan and (vi) no shares of Company Preferred Stock were issued or outstanding. Except for 4,637,363 Company Options, 12,000 shares of Restricted Stock and 8,000 Stock Equivalents (as such terms are defined in the Company Stock Option Plans) granted pursuant to the Company Stock Option Plans or agreements or arrangements described in Section 3.03 or 3.09 of the Company Disclosure Schedule (including, but not limited to, the Company's Employee Stock Purchase Plan), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary, or securities convertible into or exchangeable for such capital stock, or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock, or securities convertible into or exchangeable for such capital stock, of, or other equity interests in, the Company or any Company Subsidiary. Since April 1, 1997, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock, other than (i) those shares of capital stock reserved for issuance as set forth in this Section 3.03 or Section 3.03 of the Company Disclosure Schedule and (ii) shares issued in the ordinary course pursuant to the Company's Employee Stock Purchase Plan and the Company's Stock Fund under the Company's Profit Sharing Plan in the ordinary course. The Company has previously provided Parent with a list, as of the date hereof, of the prices at which outstanding Company Options may be exercised under the applicable Company Stock Option Plan and the number of Company Options outstanding at each such price. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in this Section 3.03 or Section 3.03 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.03 of the Company Disclosure Schedule, there are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person, other than guarantees by the Company of any indebtedness of any Company Subsidiary.

     SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or to consummate such transactions (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote thereon). The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of the Merger without any further action on the part of the stockholders or the Board of Directors of the Company. To the Company's knowledge, no other state takeover statute is applicable to the Merger.

     SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) (assuming the stockholder approval set forth in Section 3.04 is obtained) conflict with or violate any provision of the Company's Certificate or the Company's By-laws or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate any foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree ("LAW") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) except as set forth in Section 3.05(a) of the Company Disclosure Schedule, result in any breach of, any loss of any benefit under or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit (as defined in Section 3.06) or other instrument or obligation, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Company Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by the Company.

     (b) Except as set forth in Section 3.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental, administrative, judicial or regulatory authority ("GOVERNMENTAL ENTITY"), except (i) for applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), state securities or "blue sky" laws ("BLUE SKY LAWS"), the NYSE, state takeover laws, premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), filing and recordation of the Certificate of Merger as required by the DGCL and as otherwise set forth in
Section 3.05(b) of the Company Disclosure Schedule and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent the Company from performing its material obligations under this Agreement or (C) individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.06. PERMITS; COMPLIANCE. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on their respective businesses substantially in the manner described in the Company SEC Filings (as defined herein) and as it is now being conducted (the "COMPANY PERMITS"), and all such Company Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would neither, individually or in the aggregate, (a) have a Company Material Adverse Effect nor (b) prevent or materially delay the performance of this Agreement by the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would neither, individually or in the aggregate, (x) have a Company Material Adverse Effect nor (y) prevent or materially delay the performance of this Agreement by the Company. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property, asset or operation of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except for any such conflicts, defaults or violations that would neither, individually or in the aggregate, (A) have a Company Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by the Company.

     SECTION 3.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Company has timely filed all registration statements, prospectuses, forms, reports and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since January 1, 1995 (collectively, the "COMPANY SEC FILINGS"). The Company SEC Filings (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Filings was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of the Company and the consolidated Company Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Company Material Adverse Effect). The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

     (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 1996 included in the Company's Form 10-K for the year ended December 31, 1996, including the notes thereto, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1996 that would neither, individually or in the aggregate, (i) have a Company Material Adverse Effect nor (ii) prevent or materially delay the performance of this Agreement by the Company.

     SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, except as contemplated by or as disclosed in this Agreement, as set forth in Section 3.08 of the Company Disclosure Schedule or as disclosed in any Company SEC Filing filed prior to the date hereof, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been
(a) any Company Material Adverse Effect or an event or development (including in connection with the Merger) that would, individually or in the aggregate, have a Company Material Adverse Effect, (b) any event that could reasonably be expected to prevent or materially delay the performance of this Agreement by the Company, or (c) any action taken by the Company or any of the Company Subsidiaries during the period from January 1, 1997 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01.

     SECTION 3.09. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) Section 3.09(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary could incur material liability under section 4069, 4212(c) or 4204 of ERISA (the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plan which is a stock-based plan, the Company has heretofore delivered to Parent a true and complete copy of such Company Benefit Plan. With respect to each other Company Benefit Plan, the Company will make available to Parent, promptly after the date hereof, a true and complete copy of such Company Benefit Plan and (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) the most recent actuarial report or valuation (if any) relating to any Company Benefit Plan subject to Title IV of ERISA and (iii) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code.

     (b) With respect to each Company Benefit Plan which is subject to Title IV of ERISA, (A) the present value of accrued benefits under such Company Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Benefit Plan's actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Company Benefit Plan allocable to such accrued benefits, (B) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Benefit Plan for which the 30-day notice requirement has not been waived, except where such reportable event would not have a Company Material Adverse Effect, and (C) no condition exists which would subject the Company or any Company Subsidiary to any fine under Section 4071 of ERISA, except where such condition would not have a Company Material Adverse Effect. No Company Benefit Plan is a "multiemployer pension plan" (as such term is defined in section 3(37) of ERISA).

     (c) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which, individually or in the aggregate, would have a Company Material Adverse Effect. Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with applicable laws and administrative or governmental rules and regulations, including, but not limited to, ERISA and the Code, except where a violation of any such law, rule or regulation would not have a Company Material Adverse Effect. Each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification, except where such loss of qualification would not have a Company Material Adverse Effect. Except as set forth in Section 3.09(c) of the Company Disclosure Schedule, no Company Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Company Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any Company Subsidiary or
(iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All contributions or other amounts payable by the Company or any Company Subsidiary as of the Effective Time with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code.

     (d) Except as set forth in Section 3.09(d) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement or other labor union contract is being negotiated by the Company or any Company Subsidiary that is material to the Company and the Company Subsidiaries taken as a whole. As of the date of this Agreement, there is no material labor dispute, strike, slowdown or work stoppage against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any Company Subsidiary, except where such dispute, strike, slowdown or work stoppage would not have a Company Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, none of the Company, any Company Subsidiary or their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable state or foreign agency pending or, to the knowledge of the Company, threatened, except where such unfair labor practice, charge or complaint would not have a Company Material Adverse Effect.

     (e) The Company has identified in Section 3.09(e) of the Company Disclosure Schedule and has made available to Parent true and complete copies of (i) all severance and employment agreements with directors, executive officers, key employees or material consultants of the Company; (ii) all severance programs and policies of each of the Company and each Company Subsidiary with or relating to its employees; and (iii) all plans, programs, agreements and other arrangements of each of the Company and each Company Subsidiary with or relating to its employees which contain change in control provisions (the "COMPANY CHANGE IN CONTROL ARRANGEMENTS"). Except as set forth in Section 3.09(e) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of its affiliates from the Company or any of its affiliates under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

     SECTION 3.10. ACCOUNTING AND TAX MATTERS. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment under applicable U.S. accounting rules, including, without limitation, GAAP and applicable SEC accounting standards, or would prevent the Merger from constituting a transaction qualifying under section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under the accounting rules and section 368(a) of the Code and, as of the date of this Agreement, the Company has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

     SECTION 3.11. CONTRACTS; DEBT INSTRUMENTS. Except as disclosed in or attached as exhibits to the Company SEC Filings or as disclosed in Section 3.11 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) except as set forth in Section 3.09(e) of the Company Disclosure Schedule, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (ii) as of the date hereof, which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), which requires expenditures in excess of $25 million or which requires annual expenditures in excess of $10 million and is not cancelable within one year, that has not been filed or incorporated by reference in the Company SEC Filings, (iii) which contains any material non-compete provisions with respect to any line of business or geographic area in which business is conducted with respect to the Company or any of the Company Subsidiaries or which restricts the conduct of any line of business by the Company or any of the Company Subsidiaries or any geographic area in which the Company or any of the Company Subsidiaries may conduct business, in each case in any material respect, or (iv) which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement. The Company has previously made available to Parent true and correct copies of all employment and deferred compensation agreements with directors, executive officers and key employees, and material agreements with consultants, which are in writing and to which the Company or any of the Company Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.11, whether or not set forth in Section 3.11 of the Company Disclosure Schedule, is referred to herein as a "COMPANY MATERIAL CONTRACT." Each Company Material Contract is valid and binding on the Company or any of the Company Subsidiaries, as applicable, and in full force and effect, and the Company and each of the Company Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Company Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary knows of, or has received notice of, any violation or default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Company Material Contract or any other loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Company Material Adverse Effect. Set forth in Section 3.11 of the Company Disclosure
Schedule is a description of any material changes to the amount and terms of the indebtedness of the Company and the Company Subsidiaries from that described in the notes to the financial statements incorporated in the Company's Form 10-K for the year ended December 31, 1996.

     SECTION 3.12. LITIGATION. Except as disclosed in the Company SEC Filings or in Section 3.12 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against the Company or any Company Subsidiary by or before any Governmental Entity that (a) individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect or (b) challenges the validity or propriety, or seeks to prevent consummation of, the transactions contemplated by this Agreement. Except as disclosed in the Company SEC Filings or in Section
3.12 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Company Material Adverse Effect.

     SECTION 3.13. ENVIRONMENTAL MATTERS. Except as disclosed in the Company SEC Filings or in Section 3.13 of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Company Material Adverse Effect:

     (a) the Company and the Company Subsidiaries (i) are in compliance with all, and are not subject to any asserted liability or, to the Company's knowledge, any liability, in each case with respect to any, applicable Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

     (b) neither the Company nor any Company Subsidiary has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law;

     (c) neither the Company nor any Company Subsidiary (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

     (d) none of the real property owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

     For purposes of this Agreement:

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

     "ENVIRONMENTAL LAWS" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

     "ENVIRONMENTAL PERMITS" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

     "HAZARDOUS MATERIALS" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

     SECTION 3.14. TRADEMARKS, PATENTS AND COPYRIGHTS. Except as set forth in
Section 3.14 of the Company Disclosure Schedule, or to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not have a Company Material Adverse Effect, the Company and each of the Company Subsidiaries own or possess adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, software, mailing lists, mask works, know-how and other proprietary rights and information, including all applications with respect thereto (collectively, "PROPRIETARY RIGHTS") used or held for use in connection with the business of the Company and the Company Subsidiaries as currently conducted or as contemplated to be conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing. The conduct of the business of the Company and the Company Subsidiaries as currently conducted and as contemplated to be conducted did not, does not and will not infringe in any way any Proprietary Rights of any third party that, individually or in the aggregate, could have a Company Material Adverse Effect. To the Company's knowledge, there are no infringements of any Proprietary Rights owned by or licensed by or to the Company or any Company Subsidiary that, individually or in the aggregate, could have a Company Material Adverse Effect.

     SECTION 3.15. TAXES. (a) Except for such matters as would not have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes (as defined below) for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iii) as of the date hereof, no deficiency for any Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries which deficiency has not been paid other than any deficiency being contested in good faith and (iv) the Company and the Company Subsidiaries have provided adequate reserves (in accordance with GAAP) in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. As used in this Agreement, "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

     (b) To the best of the Company's knowledge, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers are reasonably likely to have a Company Material Adverse Effect.

     (c) There are no Tax liens upon any property or assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have a Company Material Adverse Effect.

     (d) Neither the Company nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change has had or is reasonably likely to have a Company Material Adverse Effect.

     (e) Except as set forth in the financial statements described in Section 3.07, neither the Company nor any of its Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would be reasonably likely to have a Company Material Adverse Effect.

     SECTION 3.16. OPINION OF FINANCIAL ADVISOR. Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") has delivered to the Board of Directors of the Company its written opinion dated May 4, 1997, a copy of which opinion has been delivered to Parent, that, as of such date, the Exchange Ratio is fair from a financial point of view to the holders of Company Common Stock.

     SECTION 3.17. VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger.

     SECTION 3.18. BROKERS. No broker, finder or investment banker (other than Morgan Stanley) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has heretofore made available to Parent a complete and correct copy of all agreements between the Company and Morgan Stanley pursuant to which such firm would be entitled to any payment relating to the Merger.

     SECTION 3.19. INSURANCE. The Company maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

     Except as set forth in the Disclosure Schedule delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), which shall identify exceptions by specific Section references, Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

     SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent, Merger Sub and each other subsidiary of Parent (collectively, the "PARENT SUBSIDIARIES") has been duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect (as defined below). Each of Parent, Merger Sub and the other Parent Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing or good standing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Parent Material Adverse Effect. For purposes of this Agreement, "PARENT MATERIAL ADVERSE EFFECT" means any change in or effect on the business of Parent, Merger Sub and the Parent Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, financial condition, results of operations or prospects of Parent and the Parent Subsidiaries taken as a whole. Section 4.01 of the Parent Disclosure Schedule sets forth a complete and correct list of all of the Parent Subsidiaries. Except as set forth in Section 4.01 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary holds any interest in a partnership or joint venture of any kind.

     SECTION 4.02. CERTIFICATE OF INCORPORATION AND BY-LAWS; CORPORATE BOOKS AND RECORDS. (a) The copies of Parent's Articles of Incorporation and By-laws that are set forth as exhibits to Parent's Form 10-K for the year ended December 29, 1996 are complete and correct copies thereof. Parent has heretofore furnished to the Company a complete and correct copy of the Certificate of Incorporation and By-Laws, as amended or restated, of Merger Sub. Such Articles of Incorporation, Certificate of Incorporation and By-laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Articles or Certificate of Incorporation or By-laws.

     (b) In all material respects, the minute books of Parent and the Parent Subsidiaries through January 1, 1997 contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Boards of Directors and all committees of the Boards of Directors of Parent and the Parent Subsidiaries since January 1, 1995. Complete and accurate copies of all such minute books (except for portions relating to deliberations regarding the Merger, which were redacted), and of the stock register of Parent and each Parent Subsidiary have been made available by Parent to the Company.

     SECTION 4.03. CAPITALIZATION. The authorized capital stock of Parent consists of (a) 150,000,000 shares of Parent Common Stock and (b) 5,000,000 shares of preferred stock, par value $10 per share (the "PARENT PREFERRED STOCK"). As of February 20, 1997, (i) 86,305,095 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights and (ii) no shares of Parent Common Stock were held in the treasury of Parent or by the Parent Subsidiaries. As of December 29, 1996, (i) 30,963,114 shares of Parent Common Stock were reserved for issuance upon exercise of current stock options granted pursuant to the stock based plans set forth in Section 4.09(a) of the Parent Disclosure Schedule (the "PARENT STOCK OPTION PLANS"), upon exercise of future grants of stock options and upon conversion or exchange of Parent Preferred Stock and (ii) of the Parent Preferred Stock, (A) 39,574 shares were designated, and no shares were issued and outstanding, as Series D Cumulative Preferred Stock (the "SERIES D CUMULATIVE PREFERRED STOCK"), (B) 2,000,000 shares were designated, and 1,999,895 shares were issued and outstanding, as Series K $3.375 Cumulative Convertible Exchangeable Preferred Stock (the "SERIES K PREFERRED STOCK"), (C) 1,000,000 shares were designated, and 1,000,000 shares (represented by 4,000,000 depositary shares) were issued and outstanding as Series L $14.00 Cumulative Convertible Exchangeable Preferred Stock (the "SERIES L PREFERRED STOCK"), (D) 150,000 shares were designated, and no shares were issued and outstanding, as Series M Cumulative Preferred Stock (to be increased to 250,000 shares in connection with this Agreement) (the "SERIES M PREFERRED STOCK"), (E) 280,000 shares were designated, and 264,042 shares (represented by 1,056,168 depositary shares) were issued and outstanding, as Series N $14.00 Cumulative Convertible Exchangeable Preferred Stock (the "SERIES N PREFERRED STOCK"), (F) 230,000 shares were designated, and 196,230 shares (represented by 3,924,600 depositary shares) were issued and outstanding, as Series O 8-1/4% Cumulative Preferred Stock (the "SERIES O PREFERRED STOCK"), and (G) 166,667 shares were designated, and 166,644 shares (represented by 166,644,366 depositary shares) were issued and outstanding, as Series P 9% Cumulative Convertible Preferred Stock (the "SERIES P PREFERRED STOCK"), all of which were validly issued and fully paid, nonassessable and free of preemptive rights. Except for Parent Options granted pursuant to the Parent Stock Option Plans, shares issuable upon conversion of Parent Preferred Stock or agreements or arrangements described in Section 4.03 or Section 4.09 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary, or securities convertible into or exchangeable for such capital stock or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock, or securities convertible into or exchangeable for such capital stock of, or other equity interests in, Parent or any Parent Subsidiary. Since February 20, 1997, Parent has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock, other than those shares of capital stock reserved for issuance as set forth in this Section 4.03. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The shares of Parent Common Stock to be issued in connection with the Merger, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights. Except as set forth in Section 4.03 of the Parent Disclosure Schedule, there are no outstanding contractual obligations of Parent or any Parent Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of,
(iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned by Parent or another Parent Subsidiary, is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as set forth in Section 4.03 of the Parent Disclosure Schedule, there are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person, other than guarantees by the Company of any indebtedness of any Parent Subsidiary.

     SECTION 4.04. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein to be consummated by Parent. Each of (i) the execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of such transactions, (ii) an amendment to the Articles of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock to 500,000,000 and to change Parent's name, as of the Effective Time, to Fort James Corporation (the "ARTICLES AMENDMENT"), (iii) the issuance (the "SHARE ISSUANCE") of shares of Parent Common Stock in accordance with the Merger and (iv) an amendment to the Stock Incentive Plan of Parent to increase by 8,000,000 the number of shares available for issuance thereunder (the "STOCK PLAN AMENDMENT"), have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement or to consummate such transactions other than, with respect to (a) the adoption of the Articles Amendment by the affirmative vote of a majority of the votes entitled to be cast, and (b) the adoption of Share Issuance and the Stock Plan Amendment by the affirmative vote of a majority of votes cast, in each case, by the holders of outstanding shares of Parent Common Stock and Series P Preferred Stock, voting together as a class (with the Series P Preferred Stock voting on the basis of 85.47 votes per share). The Board of Directors of Parent has directed that the Articles Amendment, the Share Issuance and the Stock Plan Amendment be submitted to Parent's shareholders for approval at a meeting of such shareholders. This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub and constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

     SECTION 4.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) (assuming the shareholder approval set forth in Section 4.04 is obtained) conflict with or violate any provision of the Certificate of Incorporation or By-laws of Parent or Merger Sub or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any foreign or domestic Law applicable to Parent, Merger Sub or any Parent Subsidiary or by which any property or asset of Parent, Merger Sub or any Parent Subsidiary is bound or affected or (iii) except as set forth in Section 4.05(a) of the Parent Disclosure Schedule, result in any breach of, any loss of any benefit under or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent, Merger Sub or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Parent Permit (as defined in Section 4.06), other instrument or obligation, except, with respect to clauses
(ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Parent Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Parent and Merger Sub.

     (b) Except as set forth in Section 4.05(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign Governmental Entity, except (i) for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the NYSE, state takeover laws, premerger notification requirements of the HSR Act, filing and recordation of the Certificate of Merger as required by the DGCL and as otherwise set forth in Section 4.05(b) of the Parent Disclosure Schedule and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent Parent from performing its material obligations under this Agreement or (C) individually or in the aggregate, have a Parent Material Adverse Effect.

     SECTION 4.06. PERMITS; COMPLIANCE. Each of Parent and the Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on their respective businesses substantially in the manner described in the Parent SEC Filings (as defined herein) and as it is now being conducted (the "PARENT PERMITS"), and all such Parent Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would neither, individually or in the aggregate, (a) have a Parent Material Adverse Effect nor (b) prevent or materially delay the performance of this Agreement by Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would neither, individually or in the aggregate, (x) have a Parent Material Adverse Effect nor
(y) prevent or materially delay the performance of this Agreement by Parent. Neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any Parent Subsidiary or by which any property, asset or operation of Parent or any Parent Subsidiary is bound or affected or (ii) any Parent Permits, except for any such conflicts, defaults or violations that would neither, individually or in the aggregate, (A) have a Parent Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Parent.

     SECTION 4.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has timely filed all registration statements, prospectuses, forms, reports and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since January 1, 1995 (collectively, the "PARENT SEC FILINGS"). The Parent SEC Filings (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Filings was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect). The books and records of Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

     (c) Except as and to the extent set forth on the consolidated balance sheet of Parent and the consolidated Parent Subsidiaries as of December 29, 1996 included in Parent's Form 10-K for the year ended December 29, 1996, including the notes thereto, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 29, 1996 that would neither, individually or in the aggregate, (i) have a Parent Material Adverse Effect nor
(ii) prevent or materially delay the performance of this Agreement by Parent.

     SECTION 4.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 29, 1996, except as contemplated by or as disclosed in this Agreement, as set forth in Section 4.08 of the Parent Disclosure Schedule or as disclosed in any Parent SEC Filing filed prior to the date hereof, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Parent Material Adverse Effect or an event or development (including in connection with the Merger) that would, individually or in the aggregate, have a Parent Material Adverse Effect, (b) any event that could reasonably be expected to prevent or materially delay the performance of this Agreement by Parent or
(c) any action taken by Parent or any of the Parent Subsidiaries during the period from December 30, 1996 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.02.

     SECTION 4.09. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a) Section 4.09(a) of the Parent Disclosure Schedule sets forth a true and complete list as of the date hereof of each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in section 3(3) of ERISA, maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary could incur material liability under section 4069, 4212(c) or 4204 of ERISA (the "PARENT BENEFIT PLANS"). With respect to each Parent Benefit Plan which is a stock-based plan, Parent has heretofore delivered to the Company a true and complete copy of such Parent Benefit Plan. With respect to each other Parent Benefit Plan, Parent will make available to the Company, promptly after the date hereof, a true and complete copy of such Parent Benefit Plan and (i) the most recent annual report (Form 5500) filed with the IRS, (ii) the most recent actuarial report or valuation (if any) relating to any Parent Benefit Plan subject to Title IV of ERISA and (iii) the most recent determination letter, if any, issued by the IRS with respect to any Parent Benefit Plan qualified under Section 401(a) of the Code.

     (b) Except as set forth in Schedule 4.09(b) of the Parent Disclosure Schedule, with respect to each Parent Benefit Plan which is subject to Title IV of ERISA, (A) the present value of accrued benefits under such Parent Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Parent Benefit Plan's actuary with respect to such Parent Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Parent Benefit Plan allocable to such accrued benefits, (B) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Benefit Plan for which the 30-day notice requirement has not been waived, except where such reportable event would not have a Parent Material Adverse Effect, and
(C) no condition exists which would subject Parent or any ERISA Affiliate to any fine under Section 4071 of ERISA, except where such condition would not have a Parent Material Adverse Effect. Except as set forth in Section 4.09(b) of the Parent Disclosure Schedule, no Parent Benefit Plan is a "multiemployer pension plan" (as such term is defined in section 3(37) of ERISA).

     (c) With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law which, individually or in the aggregate, would have a Parent Material Adverse Effect. Each of the Parent Benefit Plans has been operated and administered in all material respects in accordance with applicable laws and administrative or governmental rules and regulations, including, but not limited to, ERISA and the Code, except where a violation of any such law, rule or regulation would not have a Parent Material Adverse Effect. Each of the Parent Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification, except where such loss of qualification would not have a Parent Material Adverse Effect. Except as set forth on Section 4.09(c) of the Parent Disclosure Schedule, no Parent Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Parent or any Parent Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in

Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of Parent or any Parent Subsidiary, or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All contributions or other amounts payable by Parent or any Parent Subsidiary as of the Effective Time with respect to each Parent Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code.

     (d) Parent and the Parent Subsidiaries have no obligations or liabilities (whether accrued, absolute, contingent or otherwise) with respect to any collective bargaining agreements that, individually or in the aggregate, would have a Parent Material Adverse Effect.

     (e) Except as set forth in Section 4.09(e) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Parent or any of its affiliates from Parent or any of its affiliates under any Parent Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Parent Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

     SECTION 4.10. ACCOUNTING AND TAX MATTERS. Neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment under applicable U.S. accounting rules, including, without limitation, GAAP and applicable SEC accounting standards, or would prevent the Merger from constituting a transaction qualifying under section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under the accounting rules and section 368(a) of the Code and, as of the date of this Agreement, Parent has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

     SECTION 4.11. CONTRACTS; DEBT INSTRUMENTS. Except as disclosed in or attached as exhibits to the Parent SEC Filings or as disclosed in Section 4.11 of the Parent Disclosure Schedule, neither Parent nor any of the Parent Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) except as set forth in Section 4.09(e) of the Parent Disclosure Schedule, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (ii) as of the date hereof, which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), which requires expenditures in excess of $25 million or which requires annual expenditures in excess of $10 million and is not cancelable within one year, that has not been filed or incorporated by reference in the Parent SEC Filings, (iii) which contains any material non-compete provisions with respect to any line of business or geographic area in which business is conducted with respect to Parent or any of the Parent Subsidiaries or which restricts the conduct of any line of business by Parent or any of the Parent Subsidiaries or any geographic area in which Parent or any of the Parent Subsidiaries may conduct business, in each case in any material respect, or (iv) which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement. Parent has previously made available to the Company true and correct copies of all employment and deferred compensation agreements with directors, executive officers and key employees, and material agreements with consultants, which are in writing and to which Parent or any of the Parent Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.11, whether or not set forth in Section 4.11 of the Disclosure Schedule, is referred to herein as a "PARENT MATERIAL CONTRACT." Each Parent Material Contract is valid and binding on Parent or any of the Parent Subsidiaries, as applicable, and in full force and effect, and Parent and each of the Parent Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Parent Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary knows of, or has received notice of, any violation or default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Parent Material Contract or any other loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Parent Material Adverse Effect. Set forth in Section 4.11 of the Parent Disclosure
Schedule is a
description of any material changes to the amount and terms of the indebtedness of Parent and the Parent Subsidiaries from that described in the notes to the financial statements incorporated in Parent's Form 10-K for the year ended December 29, 1996.

     SECTION 4.12. LITIGATION. Except as disclosed in the Parent SEC Filings or in Section 4.12 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened in writing against Parent or any Parent Subsidiary by or before any Governmental Entity that (a) individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect or (b) challenges the validity or propriety, or seeks to prevent consummation of, the transactions contemplated by this Agreement. Except as disclosed in the Parent SEC Filings or in Section
4.12 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Parent Material Adverse Effect.

     SECTION 4.13. ENVIRONMENTAL MATTERS. Except as disclosed in the Parent SEC Filings or in Section 4.13 of the Parent Disclosure Schedule or as would not, individually or in the aggregate, have a Parent Material Adverse Effect:

     (a) Parent and the Parent Subsidiaries (i) are in compliance with all, and are not subject to any asserted liability or, to Parent's knowledge, any liability, in each case with respect to any, applicable Environmental Laws, (ii) hold or have applied for all Environmental Permits and (iii) are in compliance with their respective Environmental Permits;

     (b) neither Parent nor any Parent Subsidiary has received any written notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law;

     (c) neither Parent nor any Parent Subsidiary (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of Parent, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

     (d) none of the real property owned or leased by Parent or any Parent Subsidiary is listed or, to the knowledge of Parent, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

     SECTION 4.14. TRADEMARKS, PATENTS AND COPYRIGHTS. Except as set forth in
Section 4.14 of the Parent Disclosure Schedule, or to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not have a Parent Material Adverse Effect, Parent and each of the Parent Subsidiaries own or possess adequate licenses or other legal rights to use all Proprietary Rights used or held for use in connection with the business of Parent and the Parent Subsidiaries as currently conducted or as contemplated to be conducted, and Parent is unaware of any assertion or claim challenging the validity of any of the foregoing. The conduct of the business of Parent and the Parent Subsidiaries as currently conducted and as contemplated to be conducted did not, does not and will not infringe in any way any Proprietary Rights of any third party that, individually or in the aggregate, could have a Parent Material Adverse Effect. To Parent's knowledge, there are no infringements of any Proprietary Rights owned by or licensed by or to Parent or any Parent Subsidiary that, individually or in the aggregate, could have a Parent Material Adverse Effect.

     SECTION 4.15. TAXES. (a) Except for such matters as would not have a Parent Material Adverse Effect, (i) Parent and the Parent Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent and the Parent Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iii) as of the date hereof, no deficiency for any Tax has been asserted or assessed by a taxing authority against Parent or any of the Parent Subsidiaries which deficiency has not been paid other than any deficiency being contested in good faith and (iv) Parent and the Parent Subsidiaries have provided adequate reserves (in accordance with GAAP) in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

     (b) To the best of Parent's knowledge, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon Parent, or any of the Parent Subsidiaries, nor has Parent or any of the Parent Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers are reasonably likely to have a Parent Material Adverse Effect.

     (c) There are no Tax liens upon any property or assets of Parent or any of the Parent Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have a Parent Material Adverse Effect.

     (d) Neither Parent nor any of the Parent Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Parent or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change has had or is reasonably likely to have a Parent Material Adverse Effect.

     (e) Except as set forth in the financial statements described in Section 3.07, neither Parent nor any of the Parent Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would be reasonably likely to have a Parent Material Adverse Effect.

     SECTION 4.16. OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

     (b) As of the Effective Time, all of the outstanding capital stock of Merger Sub will be owned directly by Parent. As of the Effective Time, there will be no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which Merger Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Merger Sub or obligating Merger Sub to grant, issue or sell any shares of the capital stock of, or other equity interests in, Merger Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Merger Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Merger Sub.

     (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     SECTION 4.17. OPINION OF FINANCIAL ADVISOR. Each of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and Salomon Brothers Inc ("SALOMON BROTHERS") has delivered to the Board of Directors of Parent its written opinion dated May 4, 1997 that, as of such date, the Exchange Ratio is fair from a financial point of view to Parent.

     SECTION 4.18. VOTE REQUIRED. The votes described in Section 4.04 of this Agreement are the only votes of the holders of any class or series of capital stock of Parent necessary to approve the transactions contemplated by this Agreement.

     SECTION 4.19. BROKERS. No broker, finder or investment banker (other than Merrill Lynch and Salomon Brothers) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or any Parent Subsidiary. Parent has heretofore made available to the Company a complete and correct copy of all agreements between Parent and each of Merrill Lynch and Salomon Brothers pursuant to which such firms would be entitled to any payment relating to the Merger.

     SECTION 4.20. INSURANCE. Parent maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Parent (taking into account the cost and availability of such insurance).

                                   ARTICLE V

                                   COVENANTS

     SECTION 5.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (1) the business of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (2) the Company shall use its reasonable best efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with such of the customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations as the Company deems reasonably necessary in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 5.01 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, the Board of Directors of the Company shall not (unless required by applicable Laws or stock exchange regulations) cause or permit the Company or any Company Subsidiary to, and shall neither cause nor permit any of the Company's affiliates (over which it exercises control), or any of their officers, directors, employees and agents to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

     (a) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents (other than to increase the authorized shares of Company Common Stock to 200,000,000);

     (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary or (ii) except in the ordinary course of business and in a manner consistent with past practice, any property or assets of the Company or any Company Subsidiary, except (A) the issuance of Company Common Stock upon the exercise of Company Options, (B) pursuant to contracts or agreements in force at the date of this Agreement (C) sales, transfers or dispositions of receivables in connection with the securitization of such receivables or (D) in the ordinary course pursuant to the Company's Employee Stock Purchase Plan or the stock fund under the Company's Profit Sharing Plan;

     (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than dividends paid by Company Subsidiaries to the Company or to other Company Subsidiaries in the ordinary course) or enter into any agreement with respect to the voting of its capital stock;

     (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

     (e) except pursuant to the Company's 1997 capital plan, a copy of which has been provided to Parent, (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof (other than a wholly-owned Company Subsidiary) or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration that are not, in the aggregate, in excess of $10,000,000; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice or other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $10,000,000; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice;
(iv) make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $10,000,000 for the Company and the Company Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(e);

     (f) except as set forth in Annex A hereto or as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date hereof as disclosed in Section 3.09 of the Company Disclosure Schedule or Annex A hereto: (i) increase the compensation payable or to become payable to its officers or employees (except for increases in accordance with past practices in salaries or wages of employees of the Company or any Company Subsidiary which are not across-the-board increases),
(ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable Law or the terms of a collective bargaining agreement or (iii) take any affirmative action to accelerate the vesting of any stock-based compensation;

     (g) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as required by changes in GAAP;

     (h) waive, release, assign, settle or compromise any material claims or litigation except in the ordinary course of business and consistent with past practices;

     (i) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

     (j) take any action that would prevent or impede the Merger from qualifying
(A) for "pooling-of-interests" accounting treatment or (B) as a reorganization within the meaning of Section 368 of the Code;

     (k) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

     (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

     SECTION 5.02. CONDUCT OF BUSINESS BY PARENT PENDING THE CLOSING. Parent agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.02 of the Parent Disclosure Schedule or as contemplated by any other provision of this Agreement, unless the Company shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (1) the businesses of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (2) Parent shall use its reasonable best efforts to keep available the services of such of the current officers, significant employees and consultants of Parent and the Parent Subsidiaries and to preserve the current relationships of Parent and the Parent Subsidiaries with such of the customers, suppliers and other persons with which Parent or any Parent Subsidiary has significant business relations as Parent deems reasonably necessary in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 5.02 of the Parent Disclosure Schedule or as contemplated by any other provision of this Agreement, the Board of Directors of Parent shall not (unless required by applicable Laws or stock exchange regulations) cause or permit Parent or any Parent Subsidiary to, and shall neither cause nor permit any of Parent's affiliates (over which it exercises control), or any of their officers, directors, employees and agents to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

     (a) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

     (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of Parent or any Parent Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any phantom interest) of Parent or any Parent Subsidiary or (ii) except in the ordinary course of business and in a manner consistent with past practice, any property or assets of Parent or any Parent Subsidiary, except (A) the issuance of Parent Common Stock upon the exercise of Parent Options or the conversion or exchange of Parent Preferred Stock, (B) the award of options in connection with promotions and new employee hires in the ordinary course of business and consistent with past practice, (C) pursuant to contracts or agreements in force at the date of this Agreement or (D) sales, transfers or dispositions of receivables in connection with the securitization of such receivables;

     (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except (i) for regular quarterly cash dividends at a rate not in excess of $.15 per share of Parent Common Stock, (ii) for cash dividends paid on Parent Preferred Stock in accordance with its terms and (iii) for dividends paid by any Parent Subsidiary to Parent or a Parent Subsidiary in the ordinary course) or enter into any agreement with respect to the voting of its capital stock;

     (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

     (e) except pursuant to the Parent's 1997 capital plan, a copy of which has been provided to the Company (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof (other than a wholly owned Parent Subsidiary) or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration that are not, in the aggregate, in excess of $10,000,000; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (A) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice or in connection with transactions otherwise permitted under this Section 5.02, (B) indebtedness incurred to refinance any existing indebtedness of Parent, the Company or any of their respective subsidiaries in connection with the Merger or (C) other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $10,000,000; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Parent Material Contract or, except in connection with transactions permitted under this Section 5.02(e), enter into any contract or agreement material to the business, results of operations or financial condition of Parent and the Parent Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $10,000,000 for Parent and the Parent Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.02(e);

     (f) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as required by changes in GAAP;

     (g) waive, release, assign, settle or compromise any material claims or litigation except in the ordinary course of business and consistent with past practice or where such settlement involves the payment of amounts which are not material to Parent and the Parent Subsidiaries taken as a whole;

     (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

     (i) take any action that would prevent or impede the Merger from qualifying
(A) for "pooling-of-interests" accounting treatment or (B) as a reorganization within the meaning of Section 368 of the Code;

     (j) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

     (k) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

     SECTION 5.03. COOPERATION. The Company and Parent shall coordinate and cooperate in connection with (i) the preparation of the Registration Statement and the Proxy Statement, (ii) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Parent Material Contracts or Company Material Contracts, in connection with the consummation of the Merger and (iii) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and the Proxy Statement and timely seeking to obtain any such actions, consents, approvals or waivers.

     SECTION 5.04. NOTICES OF CERTAIN EVENTS. Each of the Company and Parent shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Company, any Company Subsidiary, Parent or any Parent Subsidiary that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a material default under any Parent Material Contract or Company Material Contract; and (v) any change that is reasonably likely to result in any Parent Material Adverse Effect or a Company Material Adverse Effect or is likely to delay or impede the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement or to fulfill its obligations set forth herein.

     SECTION 5.05. CONTRACTUAL CONSENTS. Prior to or at the Effective Time, each of the Company and Parent shall use its reasonable best efforts to obtain any consents necessary such that the Merger will not constitute a change of control, or any similar event, which constitutes a default (or an event which with notice or lapse of time or both would become a default) under any material contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it or any of its subsidiaries is a party.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.01. REGISTRATION STATEMENT; PROXY STATEMENT. (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and file with the SEC a joint proxy statement relating to the meetings of the Company's stockholders and Parent's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company will use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Proxy Statement to its respective stockholders. The Proxy Statement shall include the recommendation of the Board of Directors of each of Parent and the Company in favor of the Merger, unless otherwise required by the applicable fiduciary duties of the respective directors of Parent and the Company, as determined by such directors in good faith after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel). No modification or withdrawal of such recommendation shall relieve either party of its obligation to submit this Agreement and the transactions contemplated hereby to their respective stockholders in accordance with applicable law.

     No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (which approval shall not be unreasonably withheld or delayed). Parent and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     (b) The information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent and the Company, (iii) the time of each of the Stockholders' Meetings (as defined below), and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (c) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and Parent, (iii) the time of each of the Stockholders' Meetings, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Parent. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     SECTION 6.02. STOCKHOLDERS' MEETINGS. The Company shall call and hold a meeting of its stockholders (the "COMPANY MEETING") and Parent shall call and hold a meeting of its stockholders (the "PARENT MEETING" and, together with the Company Meeting, the "STOCKHOLDERS' MEETINGS") as promptly as practicable for the purpose of voting upon the approval of the Merger, and Parent and the Company shall use their best efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective.

     SECTION 6.03. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or Parent or any of their respective subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Company and Parent shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "REPRESENTATIVES") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

     (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement dated March 24, 1997 between the Company and Parent and the Confidentiality Agreement dated March 24, 1997 between Parent and the Company (collectively, the "CONFIDENTIALITY AGREEMENTS") with respect to the information disclosed pursuant to this Section 6.03.

     SECTION 6.04. NO SOLICITATION OF TRANSACTIONS. (a) Each of the Company and Parent will not, directly or indirectly, and will instruct its officers, directors, employees, subsidiaries, affiliates, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, directly or indirectly, take any action to
(i) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders or shareholders, as the case may be) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, (ii) enter into or maintain or participate in any way in discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or (iii) agree to or approve, recommend or endorse any Competing Transaction, or authorize or permit any of the officers, directors, employees or affiliates of such party or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries, to take any such action. The Company shall notify Parent and Parent shall notify the Company promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. The Company and Parent shall cease immediately and cause to be terminated any and all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction and promptly request that all confidential information furnished on behalf of the Company or Parent be returned. Each of the Company and Parent agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

     (b) Notwithstanding anything to the contrary in Section 6.04(a), the Board of Directors of each of the Company and Parent may cause Parent or the Company to furnish, pursuant to a customary confidentiality agreement the terms of which, if more favorable to the other party to such confidentiality agreement than those in place with the other party hereto shall be extended to the other party hereto, information to, and may participate in discussions or negotiations with, any person that, unsolicited by it after the day of the signing of this Agreement, has submitted a written proposal to it relating to a Competing Transaction which was not solicited by it or which did not otherwise result from a breach of Section 6.04(a), to the extent that (i) such proposal is received prior to the obtaining of the approval of the Company's stockholders, in the case of the Company, or the shareholders of Parent, in the case of Parent, and
(ii) the Board of the Company or Parent (as applicable) determines in good faith that the failure to do so would cause it to breach its fiduciary duties to the Company or its stockholders or Parent or its shareholders under applicable Laws after receipt of advice to such effect from independent legal counsel (who may be such party's regularly engaged independent legal counsel). Such furnishing of information and participation in discussions or negotiations in accordance with this Section 6.04(b) shall not constitute a breach of this Agreement by such party; provided that neither the Company nor Parent shall have any right to terminate this Agreement or otherwise cease performance of its obligations hereunder except pursuant to Article VIII hereof.

     (c) A "COMPETING TRANSACTION" with respect to the Company or Parent, respectively, means any of the following involving the Company or Parent, respectively, other than the Merger any proposed (i) merger, consolidation, share exchange, business combination or other similar transaction involving such party (ii) sale, lease, exchange transfer or other disposition directly or indirectly of 25% or more of the consolidated assets of such party and its subsidiaries, taken as a whole, or (iii) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the outstanding voting capital stock of the Company or Parent, respectively.

     SECTION 6.05. APPROPRIATE ACTION; CONSENTS; FILINGS. (a) (i) The Company and Parent shall use their best efforts to (A) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (B) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries, or to avoid any action or proceeding by any Governmental Entity

(including, without limitation, those in connection with the HSR Act), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (x) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (y) the HSR Act and (z) any other applicable Law; PROVIDED that Parent and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Parent shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement. The Company and Parent shall not take any action, or refrain from taking any action, the effect of which would be to delay or impede the ability of the Company and Parent to consummate the transactions contemplated by this Agreement.

     (ii) Each of the parties hereto agrees, and shall cause each of its respective subsidiaries to cooperate and to use their respective best efforts to obtain any government clearances required for completion of the transactions (including through compliance with the HSR Act and any applicable foreign governmental reporting requirements), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "ORDER") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of the parties hereto also agrees to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the Merger: entering into negotiations; providing information; substantially complying with any second request for information pursuant to the HSR Act; making proposals; entering into and performing agreements or submitting to judicial or administrative orders; selling or otherwise disposing of, or holding separate (through the establishment of a trust or otherwise) particular assets or categories of assets, or businesses of Parent, the Company or any of their respective subsidiaries; and withdrawing from doing business in a particular jurisdiction. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or in behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Each party shall promptly notify the other party of any communication to that party from any Governmental Entity in connection with any required filing with, or approval or review by, such Governmental Entity in connection with the Merger and permit the other party to review in advance any such proposed communication to any Governmental Entity. Neither party shall agree to participate in any meeting with any Governmental Entity in respect of any such filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat. Notwithstanding any other provision of this Agreement, in connection with seeking any such approval of a Governmental Entity, neither party shall, without the other party's prior written consent (which shall not be unreasonably withheld), commit to any divestiture transaction and neither party shall be required to agree to sell or hold separate and agree to sell, before or after the Effective Time, any of the Company's or Parent's businesses, product lines, properties or assets, or agree to any changes or restrictions in the operation of such businesses, product lines, properties or assets, if such divestiture or such restrictions would, individually or in the aggregate, materially adversely affect the financial condition or results of operations of Parent and the Company.

     (b) (i) The Company and Parent shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Parent Material Adverse Effect from occurring after the Effective Time.

     (ii) In the event that either party shall fail to obtain any third party consent described in subsection (b) (i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and Parent, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

     (c) From the date of this Agreement until the Effective Time, the Company shall promptly notify Parent in writing of any pending or, to the knowledge of the Company, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into Parent Common Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Parent or, to the knowledge of the Company, its subsidiaries to own or operate all or any portion of the businesses or assets of the Company or its subsidiaries, which in either case is reasonably likely to have a Company Material Adverse Effect prior to or after the Effective Time, or a Parent Material Adverse Effect after the Effective Time.

     SECTION 6.06. POOLING. (a) From and after the date hereof and until the Effective Time, none of Parent, Merger Sub, the Company, or any of their respective subsidiaries or other affiliates over which they exercise control, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes. Between the date of this Agreement and the Effective Time, each of Parent, Merger Sub and the Company shall take all reasonable actions necessary to cause the Merger to be characterized as a pooling of interests for accounting purposes if such a characterization shall be jeopardized by action taken by Parent, Merger Sub or the Company prior to the Effective Time.

     (b) Parent shall cause financial results covering the first full month of post-Merger combined operations to be published within 90 days after the Effective Time.

     SECTION 6.07. LETTERS OF ACCOUNTANTS. (a) The Company shall use its best efforts to cause to be delivered to Parent "cold comfort" letters of Arthur Andersen, LLP, its independent public accountant, dated the date on which the Registration Statement shall become effective and as of the Effective Time, respectively, and addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

     (b) Parent shall use its best efforts to cause to be delivered to the Company "cold comfort" letters of Coopers & Lybrand, L.L.P., its independent public accountant, dated the date on which the Registration Statement shall become effective and as of the Effective Time, respectively, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

     SECTION 6.08. UPDATE DISCLOSURE; BREACHES. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto by written update to its Disclosure Schedule of (i) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.08 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

     SECTION 6.09. POOLING AFFILIATES. (a) Not less than 45 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of each person who, in the Company's reasonable judgment is an affiliate within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or otherwise applicable SEC accounting releases with respect to pooling-of-interests accounting treatment (each such person, a "POOLING AFFILIATE") of the Company. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent, not later than 30 days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 6.09(a), executed by each of the Pooling Affiliates of the Company identified in the foregoing list. Parent shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any of the Parent Common Stock to be received by such Pooling Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such Letters.

     (b) Not less than 45 days prior to the Effective Time, Parent shall deliver to the Company a list of names and addresses of each person who, in Parent's reasonable judgment is a Pooling Affiliate of Parent. Parent shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. Parent shall deliver or cause to be delivered to the Company, not later than 30 days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 6.09(b), executed by each of the Pooling Affiliates of Parent identified in the foregoing list.

     SECTION 6.10. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with the NYSE or the National Association of Securities Dealers, Inc.

     SECTION 6.11. NYSE LISTING. Parent shall promptly prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock to be issued in the Merger, and shall use all reasonable efforts to cause such shares to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

     SECTION 6.12. EMPLOYEE MATTERS. Annex A hereto sets forth certain additional agreements among the parties hereto with respect to employee benefit matters and is hereby incorporated herein by reference.

     SECTION 6.13. [Intentionally Omitted]

     SECTION 6.14. INDEMNIFICATION OF DIRECTORS AND OFFICERS. (a) Parent and the Surviving Corporation agree that the indemnification obligations set forth in the Company's Certificate and the Company's By-laws, in each case as of the date of this Agreement, shall survive the Merger (and, prior to the Effective Time, Parent shall cause the Certificate of Incorporation and By-laws of Merger Sub to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or its subsidiaries.

     (b) The Company shall, to the fullest extent permitted under applicable Law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director, officer, trustee, fiduciary, employee or agent of the Company and each Company Subsidiary and each such person who served at the request of the Company or any Company Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "INDEMNIFIED PARTIES") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) the Company or Parent and the Surviving Corporation, as the case may be, shall pay the fees and expenses of counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to the Company or to Parent and the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action) and (ii) the Company and Parent and the Surviving Corporation shall cooperate in the defense of any such matter.

     (c) For six years from the Effective Time, the Surviving Corporation shall use its best efforts to provide to the Company's current directors and officers liability insurance protection of the same kind and scope as that provided by the Company's directors' and officers' liability insurance policies (copies of which have been made available to Parent); PROVIDED, HOWEVER, that in no event shall Parent be required to expend more than 200% of the current amount expended by the Company (the "INSURANCE AMOUNT") to maintain or procure insurance coverage pursuant hereto and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 6.14(c), Parent shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

     (d) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 6.14.

     (e) The obligations of the Company, the Surviving Corporation, and Parent under this Section 6.14 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee, agent or other person to whom this Section 6.14 applies without the consent of such affected director, officer, employees, agents or other persons (it being expressly agreed that each such director, officer, employee, agent or other person to whom this Section
6.14 applies shall be third-party beneficiaries of this Section 6.14).

     SECTION 6.15. PLAN OF REORGANIZATION. The Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date hereof and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

     SECTION 6.16. HEADQUARTERS. As promptly as reasonably practicable after the Effective Time, Parent shall cause its executive headquarters to be relocated to the Chicago, Illinois area.

     SECTION 6.17. OBLIGATIONS OF MERGER SUB. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                                  ARTICLE VII

                               CLOSING CONDITIONS

     SECTION 7.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

     (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC.

     (b) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company and the matters specified in Section 4.04 shall have been approved by the requisite affirmative vote of the Parent Common Stock and the Series P Preferred Stock.

     (c) NO ORDER. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement;

PROVIDED, HOWEVER, that the parties shall use their best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

     (d) CONSENTS AND APPROVALS. All consents, approvals and authorizations set forth in Section 3.05 or 4.05 or the related sections of the Company Disclosure Schedule or the Parent Disclosure Schedule required to be obtained to consummate the Merger shall have been obtained, except for such consents, approvals and authorizations the failure of which to obtain would not have a Company Material Adverse Effect or a Parent Material Adverse Effect after the Effective Time.

     (e) HSR ACT. The applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

     (f) NYSE. The shares of Parent Common Stock issuable to the Company's stockholders in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

     SECTION 7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement, without giving effect to any update to the Company Disclosure Schedule under Section 6.08, shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

     (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

     (c) TAX OPINION. Parent shall have received the opinion of Wachtell, Lipton, Rosen & Katz, special counsel to Parent, in form and substance reasonably satisfactory to Parent, based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and Parent, Merger Sub and the Company will each be a party to the reorganization, (ii) no gain or loss will be recognized by Parent, Merger Sub or the Company as a result of the Merger, and
(iii) no gain or loss will be recognized by the stockholders of the Company who exchange their Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest), dated the date of the Effective Time, which opinion shall be reasonably satisfactory in form and substance to the Parent. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent, the Company and certain stockholders of Parent and the Company.

     (d) ACCOUNTANT LETTERS. Parent shall have received from the Company "cold comfort" letters of Arthur Andersen, LLP, dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Parent, in form and substance satisfactory to Parent, and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

     (e) POOLING OPINION. Parent shall have received the opinion of Coopers & Lybrand, L.L.P., dated as of the date on which the Registration Statement shall become effective and the Effective Time, to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

     SECTION 7.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement is also subject to the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent contained in this Agreement, without giving effect to any update to the Parent Disclosure Schedule under Section 6.08, shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

     (b) AGREEMENTS AND COVENANTS. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

     (c) EMPLOYMENT AGREEMENTS. Parent shall have proffered executed employment agreements to (i) Michael T. Riordan substantially in the form attached to Annex A as Exhibit A and (ii) each of the individuals listed on Schedule I to Exhibit B to Annex A substantially in the form attached as Exhibit C to Annex A or, if applicable, substantially on the terms described on Exhibit B to Annex A.

     (d) REGISTRATION RIGHTS AGREEMENT. Parent shall have executed and delivered a Registration Rights Agreement substantially in the form of Exhibit 7.03(d) attached hereto with such changes thereto as the Stockholders (as defined therein) shall reasonably request, which changes shall be reasonably satisfactory to Parent.

     (e) STOCKHOLDERS AGREEMENT. Parent shall have executed and delivered a Stockholders Agreement substantially in the form of Exhibit 7.03(e) attached hereto.

     (f) TAX OPINION. The Company shall have received the opinion of Shearman & Sterling, in form and substance reasonably satisfactory to the Company based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code, and Parent, Merger Sub and the Company will each be a party to the reorganization, (ii) no gain or loss will be recognized by Parent, Merger Sub or the Company as a result of the Merger, and (iii) no gain or loss will be recognized by the stockholders of the Company who exchange their Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest), dated the date of the Effective Time. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent, the Company and certain stockholders of Parent and the Company.

     (g) ACCOUNTANT LETTERS. The Company shall have received from Parent "cold comfort" letters of Coopers & Lybrand, L.L.P., dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to the Company, in form and substance satisfactory to the Company, and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

     (h) POOLING OPINION. The Company shall have received the opinion of Arthur Andersen LLP, dated as of the date on which the Registration Statement shall become effective and the Effective Time, to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company and Parent:

            (a) by mutual consent of Parent and the Company;

            (b) (i) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.02(a) or Section 7.02(b) will not be satisfied and such breach or condition has not been promptly cured within 30 days following receipt by the Company of written notice of such breach;

            (ii) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by Parent of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.03(a) or Section 7.03(b) will not be satisfied and such breach or condition has not been promptly cured within 30 days following receipt by Parent of written notice of such breach;

            (c) by either Parent or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

            (d) by either Parent or the Company if the Merger shall not have been consummated before December 31, 1997, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in all material respects the covenants and agreements of such party set forth herein; PROVIDED, HOWEVER, that this Agreement may be extended not more than 60 days by Parent or the Company by written notice to the other party if the Merger shall not have been consummated as a direct result of (i) the Company or Parent having failed to receive all regulatory approvals or consents required to be obtained by the Company or Parent with respect to the Merger or (ii) the existence of litigation or any governmental proceeding seeking to prevent or prohibit consummation of the Merger; or

            (e) by either Parent or the Company if the Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company or the stockholders of Parent at the Stockholders' Meetings or any adjournment or postponement thereof.

     SECTION 8.02. EFFECT OF TERMINATION. (a) In the event of the termination of this Agreement by either the Company or Parent pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent or the Company, other than the provisions of
Section 6.03, this Section 8.02 and Section 8.05, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     (b) In the event of termination of this Agreement without consummation of the transactions contemplated hereby by either party pursuant to Section 8.01(d) or (e) based upon the Company having failed to receive the requisite stockholder vote to approve and adopt this Agreement and (i) so long as at the time of such termination Parent is not in material breach of any representation, warranty or material covenant contained herein and (ii) if a Company Trigger Event (as defined herein) shall occur, the Company shall make payment to Parent (within two business days after notice of demand for payment following the Company Trigger Event) by wire transfer of immediately available funds of a breakup fee in the amount of $95,000,000 (the "COMPANY BREAKUP FEE"). A "COMPANY TRIGGER EVENT" shall be deemed to have occurred if, (i) prior to a vote of the Company's stockholders with respect to this Agreement a Competing Transaction with respect to the Company shall have been proposed, and (ii) within one year of termination of this Agreement, (A) the Company shall have entered into a definitive agreement with a third party providing for the acquisition of the Company or a majority of the Company's assets or voting securities by such third party or the consolidation or merger of the Company pursuant to which the Company's stockholders will hold less than 60% of the outstanding voting securities of the resulting corporation immediately following consummation of such transaction or (B) any third party shall have acquired beneficial ownership of more than 50% of the outstanding voting securities of the Company.

     (c) In the event of termination of this Agreement without consummation of the transactions contemplated hereby by either party pursuant to Section 8.01(d) or (e) based upon Parent having failed to receive the requisite shareholder vote to approve the matters set forth in Section 4.04 and (i) so long as at the time of such termination the Company is not in material breach of any representation, warranty or material covenant contained herein and (ii) if a Parent Trigger Event (as defined herein) shall occur, Parent shall make payment to the Company (within two business days of notice of demand for payment following the Parent Trigger Event by wire transfer of immediately available funds of a breakup fee in the amount of $95,000,000 (the "PARENT BREAKUP FEE"). A "PARENT TRIGGER EVENT" shall be deemed to have occurred if, (i) prior to a vote of Parent's shareholders with respect to this Agreement, a Competing Transaction with respect to Parent shall have been proposed, and (ii) within one year of termination of this Agreement (A) Parent shall have entered into a definitive agreement with a third party providing for the acquisition of Parent or a majority of Parent's assets or voting securities by such third party or the consolidation or merger of Parent pursuant to which Parent's shareholders will hold less than 60% of the outstanding voting securities of the resulting corporation immediately following consummation of such transaction or (B) any third party shall have acquired beneficial ownership of more than 50% of the outstanding voting securities of Parent.

     SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.04. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Company, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Company Common Stock hereunder other than as contemplated by this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     SECTION 8.05. FEES AND EXPENSES. All expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same; PROVIDED, HOWEVER, that each of Parent and the Company shall pay one-half of the expenses related to printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 9.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

   (a) If to Parent or Merger Sub, addressed to it at:

       120 Tredegar Street
       Richmond, VA 23219
       Telecopier No.: (804) 343-4609
       Attention: Clifford A. Cutchins, IV

       With a copy to:

       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, New York 10019
       Telecopier No.: (212) 403-2000
       Attention: Patricia A. Vlahakis

   (b) If to the Company, addressed to it at:

       1919 South Broadway
       Green Bay, WI 54304
       Telecopier No.: (414) 435-3225
       Attention: Secretary

       With a copy to:

       Shearman & Sterling
       599 Lexington Avenue
       New York, NY 10022
       Telecopier No.: (212) 848-7179
       Attention: Faith D. Grossnickle

     SECTION 9.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

     (a) "AFFILIATE" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person;

     (b) "BENEFICIAL OWNER" means with respect to any shares of Company Common Stock or Parent Common Stock a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

     (c) "BUSINESS DAY" shall mean any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

     (d) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

     (e) "KNOWLEDGE" will be deemed to be present when the matter in question was brought to the attention of any executive officer of Parent or the Company, as the case may be;

     (f) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

     (g) "SUBSIDIARY" or "SUBSIDIARIES" of Parent, the Company, the Surviving Corporation or any other person means any corporation, partnership, joint venture or other legal entity of which Parent, the Company, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

     SECTION 9.04. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.06. ENTIRE AGREEMENT. This Agreement (together with the Exhibits, Parent and Company Disclosure Schedules and the other documents delivered pursuant hereto) and the Confidentiality Agreements constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 9.07. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 9.08. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 2.04, 6.06(b), 6.12 or 6.14 or the right to receive the consideration payable in the Merger pursuant to Article II, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.09. MUTUAL DRAFTING. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

     SECTION 9.10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.

     SECTION 9.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                             JAMES RIVER CORPORATION OF
                                                  VIRGINIA

                                             By: /s/ Miles L. Marsh
                                              --------------------------
                                               Name: Miles L. Marsh
                                               Title: Chairman and Chief
                                                      Executive Officer

                                             JAMES RIVER DELAWARE, INC.

                                             By: /s/ Clifford A. Cutchins, IV
                                              ---------------------------------
                                               Name: Clifford A. Cutchins, IV
                                               Title: President

                                             FORT HOWARD CORPORATION

                                             By: /s/ Michael T. Riordan
                                               ----------------------------
                                               Name: Michael T. Riordan
                                               Title: Chairman and Chief
                                                      Executive Officer

                                                                      APPENDIX B

                             PROPOSED AMENDMENTS TO
                      JAMES RIVER CORPORATION OF VIRGINIA
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

     1.  Article I is amended to read as follows:

            The name of the corporation is Fort James Corporation.

     2. Section A of Article III is amended by replacing "150,000,000" with "500,000,000."

                                                                      APPENDIX C

                             PROPOSED AMENDMENTS TO
                   JAMES RIVER CORPORATION OF VIRGINIA BYLAWS

     1. The first sentence of Section 2.2 is amended to read: "The number of directors of the Corporation shall be fifteen."

     2.  The first sentence of Section 8.1 is amended to read as follows:

               The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference, "Fort James Corporation".

                                                                      APPENDIX D

                             PROPOSED AMENDMENTS TO
                      JAMES RIVER CORPORATION OF VIRGINIA
                           1996 STOCK INCENTIVE PLAN

     1. Section 2(c) is amended to read as follows:

     "(c) 'Award' means the award of an Option, Restricted Stock, Incentive Stock or a Performance Grant under the Plan."

     2. The first sentence of Section 3 is amended to read as follows:

     "The following types of Awards may be granted under the Plan: Options, Restricted Stock, Incentive Stock and Performance Grants."

     3. Section 4 is amended by replacing "5,146,774" with "13,146,774" each place that it appears.

     4. Section 7(b) is amended by adding the following at the end:

     "The terms and conditions on Restricted Stock may include the achievement of one or more Performance Goals as defined in Section 22. Any award of Restricted Stock that is subject to a Performance Goal shall be governed by the provisions of Section 22 to the extent that the award is intended to comply with the requirements of Code section 162(m)."

     5. Section 7(c) is amended by adding the following sentence at the end:

     "The Committee's discretion shall be limited as provided in Section 22 to the extent that the award is intended to comply with the requirements of Code section 162(m)."

     6. Section 7(e) is amended by replacing "1,584,108" with "3,944,403".

     7. A new Section 22 is added as follows:

     "22. PERFORMANCE GRANTS.

          (a) Each Performance Grant shall be evidenced by an Award setting forth the Performance Goals for the award, including the Performance Measure, the target and maximum amounts payable and such other terms and conditions as are applicable to the Performance Grant. Each Performance Grant shall be granted and administered to comply with the requirements of Code section 162(m). The aggregate maximum amount payable under the Plan to any Participant in any Plan Year shall not exceed $3,000,000.
              The aggregate number of shares of Company Stock which may be awarded to any Participant as a Performance Grant during any Plan Year shall not exceed 300,000. In the event of any conflict between an Award and the Plan, the terms of the Plan shall govern.

          (b) The Committee shall establish the Performance Goals for Performance Grants to Participants. The Committee shall determine the extent to which any Performance Measure shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Measure, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

          (c) The committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal for each Performance Measure. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Plan Year the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

          (d) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of a Performance Measure to the Performance Goal as established in the Grant Agreement. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

          (e) Performance Grants will be paid in cash, Company Stock or both, at such time or times as are provided in the Grant Agreement. The Committee may provide in the Grant Agreement that the Participant may make a prior election to defer the payment under a Performance Grant subject to such terms and conditions as the Committee may determine.

          (f) Nothing contained in the Plan will be deemed in any way to limit or restrict any Employer or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

          (g) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant. The Company Stock may be issued without cash consideration.

          (h) A Participant's interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

          (i) As used in the Plan, the following terms shall have the meanings indicated:

              (i) 'Performance Goal' means a target performance or range of target performances of one or more Performance Measures.

              (ii) 'Performance Grant' means an Award made pursuant to this
                   Section 22.

             (iii) 'Performance Measure' means one or more of the following financial measures: cash flow; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); economic value added (net operating profit after tax less a charge for use of capital as determined under a methodology approved by the Committee); income from operations to capital spending; free cash flow; net income (including or excluding nonrecurring items and/or extraordinary items); net sales; price per share of Company Stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; sales volume; or total return to shareholders. Any Performance Measure may be used to measure the performance of the Company as whole or any business unit of the Company. As determined by the Committee, any Performance Measure shall be calculated in accordance with the Company's public financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of a Performance Grant which is consistently applied. The Committee shall have the power and complete discretion to determine the methodology for the calculation of Performance Measures."

                                                                      APPENDIX E


[MERRILL LYNCH LETTERHEAD]

                                              Investment Banking

                                              Corporate and Institutional
                                              Client Group

                                              World Financial Center
                                              North Tower
                                              New York, New York 10281-1330

                                  May 4, 1997

Board of Directors
James River Corporation of Virginia
120 Tredegar Street
Richmond, Virginia 23219

Members of the Board of Directors:

     James River Corporation of Virginia (the "Company"), James River Delaware, Inc., a newly formed wholly owned subsidiary of the Company (the "Merger Sub") and Fort Howard Corporation ("Fort Howard") propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Merger Sub will be merged with and into Fort Howard in a transaction (the "Merger") in which each outstanding share of Fort Howard's common stock, par value $.01 per share (the "Fort Howard Shares"), will be converted into the right to receive 1.375 shares (the "Exchange Ratio") of the common stock of the Company, par value $.10 per share (the "Company Shares").

     You have asked us whether, in our opinion as investment bankers, the Exchange Ratio is fair, from a financial point of view, to the Company.

     In arriving at the opinion set forth below, we have, among other things:

      (1) Reviewed certain publicly available business and financial information relating to the Company and Fort Howard which we deemed to be relevant;

      (2) Reviewed certain information, including financial forecasts and projections, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and Fort Howard, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies"), furnished to us by the Company and Fort Howard;

      (3) Conducted discussions with members of senior management and representatives of the Company and Fort Howard concerning the matters described in clauses (1) and (2) above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

      (4) Reviewed the market prices and valuation multiples for the Company Shares and the Fort Howard Shares and compared them with those of certain publicly traded companies which we deemed to be relevant and with those of certain other transactions which we deemed to be relevant;

      (5) Reviewed certain publicly available and other information concerning the trading of, and the trading market for, the Company Shares and the Fort Howard Shares;

[MERRILL LYNCH LETTERHEAD]

      (6) Reviewed the results of operations of the Company and Fort Howard and compared them with those of certain publicly traded companies which we deemed to be relevant;

      (7) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions which we deemed to be relevant;

      (8) Reviewed the potential pro forma impact of the Merger;

      (9) Reviewed a draft dated May 4, 1997 of the Agreement, including the exhibits thereto; and

     (10) Reviewed and considered such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available and we have not assumed any responsibility for independently verifying such information. We have not undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or Fort Howard or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or Fort Howard. With respect to the financial forecast and projection information and the Expected Synergies furnished to or discussed with or reviewed by or for us by the Company or Fort Howard, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or Fort Howard's, as the case may be, management as to the expected future financial performance of the Company or Fort Howard, as the case may be, and the Expected Synergies. We express no view as to such information or the assumptions on which they were based. We have further assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that the final form of the Agreement, including the exhibits thereto, as and when executed, will be substantially similar to the last drafts thereof reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits to the Company of the Merger.

     We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Company and Fort Howard and/or their affiliates and may continue to do so and have received fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, as well as the Fort Howard Shares and other securities of Fort Howard, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Exchange Ratio in connection with the

[MERRILL LYNCH LETTERHEAD]

Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger.

     We are not expressing any opinion herein as to the prices at which the Company Shares will trade following the announcement or consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, currency exchange rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company.

                                  Very truly yours,

                                      MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INCORPORATED

                                  /s/ MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INCORPORATED

                                                                      APPENDIX F

SALOMON BROTHERS INC
Seven World Trade Center
New York, New York 10048
212-783-7000
                                            [SALOMON BROTHERS LETTERHEAD]

                                  May 4, 1997

Board of Directors
James River Corporation of Virginia
120 Tredegar Street
Richmond, Virginia 23219

Members of the Board of Directors:

     James River Corporation of Virginia (the "Company"), James River Delaware, Inc., a newly formed wholly owned subsidiary of the Company (the "Merger Sub") and Fort Howard Corporation ("Fort Howard") propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Merger Sub will be merged with and into Fort Howard in a transaction (the "Merger") in which each outstanding share of Fort Howard's common stock, par value $.01 per share (the "Fort Howard Shares"), will be converted into the right to receive 1.375 shares (the "Exchange Ratio") of the common stock of the Company, par value $.10 per share (the "Company Shares").

     You have asked us whether, in our opinion as investment bankers, the Exchange Ratio is fair, from a financial point of view, to the Company.

     In arriving at the opinion set forth below, we have, among other things:
(i) reviewed certain publicly available business and financial information relating to the Company and Fort Howard which we deemed to be relevant; (ii) reviewed certain information, including financial forecasts and projections, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and Fort Howard, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies"), furnished to us by the Company and Fort Howard;
(iii) conducted discussions with members of senior management and representatives of the Company and Fort Howard concerning the matters described in clauses (i) and (ii) above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies; (iv) reviewed the market prices and valuation multiples for the Company Shares and the Fort Howard Shares and compared them with those of certain publicly traded companies which we deemed to be relevant and with those of certain other transactions which we deemed to be relevant; (v) reviewed certain publicly available and other information concerning the trading of, and the trading market for, the Company Shares and the Fort Howard Shares; (vi) reviewed the results of operations of the Company and Fort Howard and compared them with those of certain publicly traded companies which we deemed to be relevant; (vii) compared the proposed financial terms of the Merger with the financial terms of certain other transactions which we deemed to be relevant;
(viii) reviewed the potential pro forma impact of the Merger; (ix) reviewed a draft dated May 4, 1997 of the Agreement, including the exhibits thereto; and
(x) reviewed and considered such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.


--------------------------------------------------------------------------------
                  SALOMON BROTHERS INC & WORLDWIDE AFFILIATES
--------------------------------------------------------------------------------
Atlanta Bangkok Boston Chicago Frankfurt Hong Kong London Los Angeles Madrid Melbourne Mexico Milan Moscow New Delhi New York Osaka Paris San Francisco
             Seoul Singapore Sydney Taipei Tokyo Toronto Zug Zurich

SALOMON BROTHERS INC

                                            [SALOMON BROTHERS LETTERHEAD]

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available and we have not assumed any responsibility for independently verifying such information. We have not undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or Fort Howard or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or Fort Howard. With respect to the financial forecast and projection information and the Expected Synergies furnished to or discussed with or reviewed by or for us by the Company or Fort Howard, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or Fort Howard's, as the case may be, management as to the expected future financial performance of the Company or Fort Howard, as the case may be, and the Expected Synergies. We express no view as to such information or the assumptions on which they were based. We have further assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that the final form of the Agreement, including the exhibits thereto, as and when executed, will be substantially similar to the last drafts thereof reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits to the Company of the Merger.

     We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Company and Fort Howard and/or their affiliates and may continue to do so and have received fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, as well as the Fort Howard Shares and other securities of Fort Howard, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Exchange Ratio in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger.

SALOMON BROTHERS INC

                                            [SALOMON BROTHERS LETTERHEAD]

     We are not expressing any opinion herein as to the prices at which the Company Shares will trade following the announcement or consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, currency exchange rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company.

                                  Very truly yours,

                                  /s/ SALOMON BROTHERS INC
                                      SALOMON BROTHERS INC

                                                                      APPENDIX G

       MORGAN STANLEY

                                                      MORGAN STANLEY & CO.
                                                      INCORPORATED
                                                      1585 BROADWAY
                                                      NEW YORK, NEW YORK 10036
                                                      (212) 761-4000

                                                      May 4, 1997

Board of Directors
Fort Howard Corporation
1919 South Broadway
Green Bay, WI 54307-9130

Members of the Board:

We understand that Fort Howard Corporation ("Fort Howard"), James River Corporation of Virginia ("James River") and James River Delaware, Inc. ("Merger Sub"), a wholly owned subsidiary of James River, have entered into an Agreement and Plan of Merger, dated as of May 4, 1997 (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into James River (the "Merger"). Pursuant to the Merger, each issued and outstanding share of common stock, par value $.01 per share of Fort Howard (the "Fort Howard Common Stock"), other than shares held in treasury will be converted into the right to receive 1.375 shares (the "Exchange Ratio") of common stock, par value $.10 per share, of James River (the "James River Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Fort Howard Common Stock.

For purposes of the opinion set forth herein, we have:

       (i) reviewed certain publicly available financial statements and other information of Fort Howard and James River, respectively;

      (ii) reviewed certain internal financial statements and other financial and operating data concerning Fort Howard and James River prepared by the managements of Fort Howard and James River, respectively;

      (iii) analyzed certain financial projections of Fort Howard and James River prepared by the managements of Fort Howard and James River, respectively;

      (iv) discussed the past and current operations and financial condition and the prospects of Fort Howard and James River with senior executives of Fort Howard and James River, respectively;

      (v) analyzed the pro forma impact of the Merger on the combined company's earnings per share, consolidated capitalization and financial ratios;

      (vi) reviewed the reported prices and trading activity for the Fort Howard Common Stock and the James River Common Stock;

     (vii) compared the financial performance of Fort Howard and James River and the prices and trading activity of the Fort Howard Common Stock and the James River Common Stock with that of certain other comparable publicly traded companies and their securities;

     (viii) discussed the strategic objectives of the Merger and the plan for the combined company, including estimates of potential synergies and other benefits, with senior executives of Fort Howard and James River;

      (ix) reviewed the financial terms, to the extent publicly available, of certain comparable precedent merger transactions;

                                       MORGAN STANLEY

       (x) participated in discussions and negotiations among representatives of Fort Howard and James River and their financial and legal advisors;

      (xi) reviewed the Merger Agreement and certain related documents; and

      (xii) performed such analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by Fort Howard and James River for the purposes of this opinion. With respect to the financial projections, including synergies and other benefits expected to be derived from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performances of Fort Howard and James River, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of Fort Howard and James River, nor have we been furnished with any such appraisals. In addition, we have assumed the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of Fort Howard in connection with this transaction and will receive a fee for our services in connection herewith. In the past, Morgan Stanley has provided financial advisory and financing services for Fort Howard and James River and received fees for those services. In addition, Morgan Stanley and certain partnerships managed by affiliates of Morgan Stanley currently own approximately 26% of the outstanding equity of Fort Howard and three employees of Morgan Stanley are directors of Fort Howard. Morgan Stanley expects that such partnerships will be significant stockholders of James River, and that two of such employees will be directors of James River, after the Merger.

It is understood that this letter is for the information of the Board of Directors of Fort Howard and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing with the Securities and Exchange Commission in connection with the Merger. In addition, we express no advice or opinion as to how the holders of Fort Howard Common Stock should vote at the shareholders' meeting held in connection with the Merger.

Based on the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Fort Howard Common Stock.

                                  Very truly yours,
                                  MORGAN STANLEY & CO. INCORPORATED
                                  /s/ BRUCE D. FIEDOREK
                                  --------------------------------
                                  Bruce D. Fiedorek
                                  Vice Chairman and Managing Director

                       FORM OF PROXY/VOTING INSTRUCTIONS

          CONFIDENTIAL VOTING INSTRUCTIONS TO BANKERS TRUST COMPANY AS
              TRUSTEE OF THE FORT HOWARD CORPORATION PROFIT SHARING
        RETIREMENT PLAN AND THE HARMON ASSOC., CORP. PROFIT SHARING PLAN

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FORT
          HOWARD CORPORATION FOR THE SPECIAL MEETING OF STOCKHOLDERS TO
                           BE HELD ON AUGUST 12, 1997


The undersigned, a participant in either the Fort Howard Corporation Profit Sharing Retirement Plan or the Harmon Assoc., Corp. Profit Sharing Plan, hereby appoints Bankers Trust Company, as Trustee, to vote, in person or by proxy, all shares of Common Stock of Fort Howard Corporation that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on Tuesday, August 12, 1997, at 11:00 a.m., local time, at the Metropolitan Club, Sears Tower, 66th Floor, 233 South Wacker Drive, Chicago, Illinois, and at any adjournments thereof. The proxies have the authority to vote such stock as directed on the reverse side hereof with respect to the proposal set forth in the Joint Proxy Statement/Prospectus with the same effect as though the undersigned were present in person and voting such shares. The undersigned hereby revokes all proxies heretofore given to vote at the Special Meeting of Stockholders and any adjournments thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THE PARTICIPANT. IF THE PARTICIPANT FAILS TO MARK OR SIGN AND RETURN THIS VOTING INSTRUCTION, THE TRUSTEES WILL VOTE SUCH SHARES IN THE SAME PROPORTION AS THEY VOTE THE SHARES HELD FOR OTHER PARTICIPANTS FOR WHICH THE TRUSTEES RECEIVE INSTRUCTIONS.

                (CONTINUED, AND TO BE SIGNED ON THE REVERSE SIDE)

This proxy, when properly executed, will be voted as directed. If no direction is given, shares of Common Stock will be voted in the same proportion as the shares held for the other participants for which the Trustees receive instructions are voted.

The Board of Directors recommends a vote "FOR" the proposal set forth below.


                                             PLEASE MARK YOUR CHOICE LIKE
                                             THIS |X| IN DARK INK AND SIGN AND
                                             DATE BELOW

Approval of the Merger Agreement              For        Against         Abstain
with James River Corporation of Virginia.     |_|          |_|             |_|

                                              Please indicate whether you will
                                              be attending the Special Meeting
                                              in person:

                                              Will Attend       Will Not Attend
                                                  |_|                 |_|

                                              SIGNATURE(S)
                                                          ---------------------

                                              ---------------------------------

                                              DATED:                      , 1997
                                                    ----------------------

                                              IMPORTANT: Please sign
                                              EXACTLY as name(s) appear
                                              hereon.  Joint Owners should each
                                              sign.  When signing as executor,
                                              administrator, trustee, guardian,
                                              attorney or corporate officer,
                                              please give full title.

                                 FORM OF PROXY

                               [FORT HOWARD LOGO]

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
          SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 12, 1997


The undersigned hereby appoints Michael T. Riordan, Kathleen J. Hempel and James
W. Nellen II, or any of them, proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Fort Howard Corporation that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on Tuesday, August 12, 1997, at 11:00 a.m., local time, at the Metropolitan Club, Sears Tower, 66th Floor, 233 South Wacker Drive, Chicago, Illinois, and at any adjournments thereof. The proxies have the authority to vote such stock as directed on the reverse side hereof with respect to the proposal set forth in the Joint Proxy Statement/Prospectus with the same effect as though the undersigned were present in person and voting such shares. The undersigned hereby revokes all proxies heretofore given to vote at the Special Meeting of Stockholders and any adjournment thereof.

PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR STOCK IS TO BE VOTED. UNLESS YOU OTHERWISE INDICATE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF
THE MERGER AGREEMENT WITH JAMES RIVER CORPORATION OF VIRGINIA AS SET FORTH IN PROPOSAL NO. 1 NOTED ON THE REVERSE SIDE HEREOF AT THE SPECIAL MEETING OF STOCKHOLDERS AND AT ANY ADJOURNMENT THEREOF. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN THIS CARD.

                               (CONTINUED, AND TO BE SIGNED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

This proxy, when properly executed, will be voted as directed. If no direction is given, shares of Common Stock will be voted "FOR" the proposal set forth below.

                                                PLEASE MARK YOUR
                                                CHOICE LIKE THIS [X] IN
                                                DARK INK AND SIGN AND
                                                DATE BELOW


The Board of Directors recommends a vote "FOR" the proposal set forth below.

1.  Approval of the Merger Agreement with James River Corporation of Virginia.

         FOR                        AGAINST                   ABSTAIN

         [ ]                          [ ]                       [ ]

                                           Please indicate whether you will be
                                           attending the Special Meeting in
                                           person:

                                             Will Attend      Will Not Attend

                                                 [ ]               [ ]


                                    SIGNATURE(S)
                                                 ------------------------------

                                    -------------------------------------------
                                    DATED:
                                           ------------------------------------
                                   IMPORTANT:    Please sign  exactly as name(s)
                                                 appear  hereon.   Joint  Owners
                                                 should each sign.  When signing
                                                 as   executor,   administrator,
                                                 trustee, guardian,  attorney or
                                                 corporate officer,  please give
                                                 full title.